An Appraisal Report


                                       Of


                     THE HOLLYWOOD VIDEO/JIFFY LUBE PROPERTY
                           A 9,305 SF RETAIL BUILDING
                     S/S OF SH-96, WEST OF SOUTHWINDS DRIVE
                      FRANKIN, WILLIAMSON COUNTY, TENNESSEE


                            Effective Date Of Report
                                NOVEMBER 20, 1997


                                Specifically For
                               MR. LAWRENCE MILLER
                          Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                                WFC - North Tower
                                250 Vessey Street
                          New York, New York 10281-1326


                                       By
                       HUBER & LAMB APPRAISAL GROUP, INC.
                          109 Westpark Drive, Suite 320
                           Brentwood, Tennessee 37027

               [Letterhead of HUBER & LAMB APPRAISAL GROUP, INC.]


November 25, 1997


Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326


RE: AN APPRAISAL ASSIGNMENT OF THE PROPOSED HOLLYWOOD VIDEO/JIFFY LUBE A 9,305 SF RETAIL BUILDING
     S/S OF SH-96, WEST OF SOUTHWINDS DRIVE
     FRANKIN, WILLIAMSON COUNTY, TENNESSEE

Dear Mr. Miller:

At your request and authorization, we have appraised the above referenced property for the purpose of estimating its current As Is market value as of November 20, 1997. In addition, you have requested an estimate of the prospective value upon completion and stabilization as of their respective future dates. The property rights being appraised are the Leased Fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

AS IS VALUE ESTIMATE - SINGLE ASSET SALE

The subject currently has an existing 7,488 SF Hollywood Video. In addition, a the subject has a proposed Jiffy Lube ground lease. The lessee will be responsible for development of the 1,817 SF building and site improvements; however, the lease states the landlord will pay a $360,000 improvement allowance upon completion. Thus, for all practical purposes, the property will be a 9,305 SF property upon completion Therefore, the current As Is status of the property reflects the deduction for the improvement allowance. Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of November 20, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the Fee Simple interest in the subject property is:

                 TWO MILLION TWO HUNDRED THIRTY THOUSAND DOLLARS
                                  ($2,230,000)

Mr. Lawrence Miller
November 25, 1997
Page 2


PROSPECTIVE VALUE UPON COMPLETION - SINGLE ASSET SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of February 1, 1998 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the prospective value upon completion of the Leased Fee interest in the subject property is:

                    TWO MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($2,600,000)

AS IS VALUE ESTIMATE - ASSUMING PORTFOLIO SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of November 20, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property, assuming the property is sold as part of the 18 property portfolio described herein, is:

                TWO MILLION FIVE HUNDRED THIRTY THOUSAND DOLLARS
                                  ($2,530,000)

MARKETING PERIOD: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Three approaches to value were utilized in the valuation process for the subject development. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

Mr. Lawrence Miller
November 25, 1997
Page 3


o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC


/s/ James E. Lamb

James E. Lamb, MAI
State Certified General Real Estate Appraiser
Licensee #CG-557

                                                               TABLE OF CONTENTS
================================================================================

Summary of Important Facts and Conclusions ....................................1
The Appraisal Assignment ......................................................3
  Identification of Subject Property ..........................................3
  Purpose & Use of The Appraisal Report .......................................3
  Property Rights Being Appraised .............................................3
  Significant Dates of Appraisal Assignment ...................................3
  Scope of the Appraisal ......................................................3
  Subject Property Sales History ..............................................4
Definition of Terms ...........................................................6
Assumptions and Limiting Conditions ..........................................10
Metropolitan Area Analysis ...................................................12
  Metropolitan Area Map ......................................................30
Williamson County Analysis ...................................................31
  Williamson County Map ......................................................34
Neighborhood Analysis ........................................................35
  Neighborhood Map ...........................................................38
Site Analysis ................................................................39
  Site Plan Map ..............................................................41
  Tax Plat Map ...............................................................42
  Flood Plain Map ............................................................43
Description of Improvements ..................................................44
  Site Plan ..................................................................47
Photographs of Subject Property ..............................................48
Subject Property Zoning ......................................................51
  Zoning Map .................................................................53
Highest and Best Use .........................................................54
Real Estate Tax Analysis .....................................................57
Appraisal Procedure ..........................................................59
Land Valuation ...............................................................61
  Land Sales .................................................................63
    Comparable Land Sales Map ................................................69
  Land Valuation Analysis ....................................................70
Cost Approach ................................................................75
  Subject's Marshall Valuation Cost Data .....................................76
  Cost Approach Summary ......................................................79
Sales Comparison Approach ....................................................80
  Comparable Improved Sales Data .............................................82
    Comparable Improved Sales Map ............................................94
  Sales Comparison Approach Analysis .........................................95
    Sales Comparison Approach Reconciliation .................................99
Income Capitalization Approach ..............................................100
  Comparable Improved Rental Data ...........................................102


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                                                      TABLE OF CONTENTS, CONT'D.
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    Comparable Improved Rental Map ..........................................112
  Potential Gross Income Analysis ...........................................113
  Expense Analysis ..........................................................119
  Stabilized Operating Statement ............................................121
  Direct Capitalization Rate Analysis .......................................122
    Subject's Potential Mortgage Terms Analysis .............................123
    Debt Coverage Ratio Analysis: A Test of Reasonableness ..................124
  Income Capitalization Approach Reconciliation .............................125
Correlation and Final Estimate of Value .....................................127
Certification of Value ......................................................129
Portfolio Sale Market Value Estimates .......................................130
Certification of Value - Portfolio Sale .....................................137
Summary of Qualifications ...................................................138
Addenda .....................................................................140


(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 2
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                                                      SUMMARY OF IMPORTANT FACTS
                                                                   & CONCLUSIONS
================================================================================

VALUATION CONCLUSION:

SINGLE ASSET SALE
  AS IS VALUE ESTIMATE:                 $2,230,000
   Cost Approach:                       $1,894,000
   Sales Comparison Approach:           $2,240,000
   Income Capitalization Approach:      $2,230,000

  INTEREST APPRAISED:                   Leased Fee

VALUE ESTIMATE'S IMPLIED UNITS OF COMPARISON:
   Value/SF:                            $239.66/SF
   GIM:                                 8.61x
   Overall Rate:                        11.34%

  AS COMPLETE/STABILIZED ESTIMATE:      $2,600,000

AS IS PORTFOLIO SALE VALUE ESTIMATE:    $2,530,000

      SPECIAL LIMITING CONDITION: The portfolio sale value estimate specifically assumes the subject property is part of the 18 property portfolio defined herein.

ESTIMATED MARKETING PERIOD:             12 months, assuming the subject is
                                        placed on the market at the final value
                                        estimate conclusion above

SIGNIFICANT APPRAISAL DATES:
  DATE OF APPRAISAL REPORT:             November 25, 1997
  EFFECTIVE DATE OF APPRAISAL:          November 20, 1997
  DATE OF INSPECTION:                   November 20, 1997
  PROSPECTIVE DATES:
   OF COMPLETION:                       February 1, 1998
   OF STABILIZATION:                    February 1, 1998

LOCATION:
  PHYSICAL LOCATION:                    S/s of SH-96, West of Southwinds Drive
  CITY:                                 Frankin
  COUNTY:                               Williamson
  STATE:                                Tennessee

LEGAL DESCRIPTION:
  TAX MAP/PARCEL:                       79J-A/2 & 2.07

PROPERTY DESCRIPTION:
  LAND AREA:
   Acres:                               1.980


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                               SUMMARY OF IMPORTANT FACTS & CONCLUSIONS, CONT'D.
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   Square Feet:                         86,249
   Zoning:                              GC -General Commercial

IMPROVEMENTS:
   Property Type:                       Retail
   Tenancy:                             Multi-Tenant
   Size (Gross Building Area):          9,305 SF as proposed, 7,488 SF existing
   Size (Net Rentable Area):            9,305 SF as proposed, 7,488 SF existing
   Year Built:                          1997 and Proposed (February 1, 1998
                                        completion)

Current Physical Occupancy:             100%; preleased

HIGHEST AND BEST USE:
  AS VACANT:                            Hold for investment and/or development
                                        as a single or multi tenant "pad site"
                                        retail sales or commercial services
                                        facility.

  AS IMPROVED:                          Continued use as a retail services use
                                        on a multi-tenant basis.

ESTIMATED INCOME OPERATING DATA:
  GROSS POTENTIAL INCOME:
  OCCUPANCY AT DATE OF APPRAISAL:       100% (Forecasted upon completion of
                                        Jiffy Lube)

  STABILIZED VACANCY:                   1%
  NET OPERATING INCOME:                 $252,799


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2
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                                                        THE APPRAISAL ASSIGNMENT
================================================================================

IDENTIFICATION OF SUBJECT PROPERTY

Property Name:                         Hollywood Video (Existing) &
                                       Jiffy Lube (Proposed)
Property Type:                         Retail
General Location:                      S/s of SH-96, West of
                                       Southwinds Drive
City:                                  Frankin
County:                                Williamson
State:                                 Tennessee
Tax Map/Parcel:                        79J-A/2 & 2.07
Metes & Bounds Description:            Not provided

PURPOSE & USE OF THE APPRAISAL REPORT

Purpose of Report:                     Estimate the "as is" market value of
                                       subject property and the prospective
                                       value upon completion and stabilization.
                                       The reader is referred to the Definition of Terms section of the report for the definition of market value as utilized in this analysis.

Client's Intended Use of Report:       Assist in real estate mortgage finance
                                       underwriting of the subject property.

PROPERTY RIGHTS BEING APPRAISED

      The property rights being appraised are the Leased Fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of Leased Fee as utilized in this analysis.

SIGNIFICANT DATES OF APPRAISAL

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:              November 22, 1997
Effective Date Of Appraisal:           November 20, 1997
Date of Inspection:                    November 20, 1997

Prospective Dates:
         Of Completion:                February 1, 1998
         Of Stabilization:             February 1, 1998

SCOPE OF THE APPRAISAL

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.


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                                               THE APPRAISAL ASSIGNMENT, CONT'D.
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      2.    Analyzed the Frankin economy and the subject neighborhood to determine the market conditions that effect the subject's market value.

      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual data on the subject recorded data, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the data gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent data and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

SUBJECT PROPERTY SALES HISTORY

      The following summarizes the most recent sales transaction and prior sales history of the subject property: The entire land development is currently owned by Franklin Land Dev Fund Ltd. No record of transactions has occurred to date. The following information represents the entire 6.0+/- acre site of which the subject is only a portion.

Current Owner of Record:               NOM Franklin, LP

Most Recent Transaction Data:
      Transaction Date:                03/03/97
      Grantor:                         Franklin Land Dev Fund Ltd
      Consideration:                   $1,770,000 (Vacant 6.6 acre site;
                                       $6.15/SF)
      Deed Book/Page:                  1496/286

Most Recent Transaction Data:
      Transaction Date:                12/29/86
      Grantor:                         Lee Beaman
      Consideration:                   Not available
      Deed Book/Page:                  636/331

Comparison to
      Concluded Value:                 The March 1997 acre transaction was for
                                       an for a 6.6 acre tract of which the
                                       subject is a part. Therefore, it is
                                       difficult to compare the $6.15/SF price
                                       to the land value


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                                               THE APPRAISAL ASSIGNMENT, CONT'D.
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                                       estimate presented herein. In addition,
                                       the subject has since been improved with a Hollywood Video and site improvements.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 5

                                                            DEFINITIONS OF TERMS
================================================================================

1. MARKET VALUE - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

            Sources: 1. Comptroller of the Currency; 12 CFR Part 34 Section
                        34.42 (f) of Federal Regulations.

                     2. FDIC Final Rule on Title XI of the Financial
                        Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), effective September 19, 1990, as defined in 12 CFR Part 323.4. a.10.

2. HIGHEST AND BEST USE - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. MARKET RENT - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. MARKET PRICE - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. APPRECIATION - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. DEPRECIATION - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.


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                                                   DEFINITIONS OF TERMS, CONT'D.
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7.    INVESTMENT VALUE - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. FUNCTION OBSOLESCENCE - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. EXTERNAL OBSOLESCENCE - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply- demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. FEE SIMPLE ESTATE - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. LEASED FEE ESTATE - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. LEASEHOLD ESTATE - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. PRESENT VALUE - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. GROSS SALES PROCEEDS - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. FORECASTING - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.

16. OVER ALL CAPITALIZATION RATE - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. DISCOUNT RATE - A rate of return on capital used to convert future payments or receipts into present value.

18. INTERNAL RATE RETURN - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e.,


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                                                   DEFINITIONS OF TERMS, CONT'D.
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      the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. RETAIL VALUE - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

      Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

SUPPLEMENTAL DEFINITIONS

      1. MARKET VALUE "AS IS" ON APPRAISAL DATE: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

      2. PROSPECTIVE VALUE UPON COMPLETION OF CONSTRUCTION: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as-is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not pre-leased). For properties where individual units are to be sold over a period of time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

      3. PROSPECTIVE VALUE UPON ACHIEVING STABILIZED OCCUPANCY: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income- producing real estate project is expected to achieve under competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

      4. PROPOSED TRACT DEVELOPMENT: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

      5. FAIR VALUE - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. "Current sale" means that the property is exposed to the open market for a reasonable time considering the property type and local market conditions. When a current sale


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                                                   DEFINITIONS OF TERMS, CONT'D.
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            is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      Standard Rule 2-2g of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any reference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

10. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal


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                                    ASSUMPTIONS AND LIMITING CONDITIONS, CONT'D.
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      only if it is believed to be accurate and correct. However, such information is not guaranteed.

11. Real Estate Values are influenced by a large number of external factors. The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such amounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non- compliance with the requirements of ADA in estimating the value of the property.


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INTRODUCTION

      The intent of this analysis is to provide basic data reflecting the Nashville Metropolitan area economy and determine the potential effect on real estate absorption, occupancies, rent trends and values. This analysis utilizes graphs in the presentation of data to assist the reader in quickly identifying trends.

GENERAL PERTINENT CITY DATA

      The following is general data about Nashville that will assist the reader in establishing general characteristics of Nashville.

o     State Capitol
o     County Seat
o     Second largest city in Tennessee
o     MSA is largest in Tennessee
o     MSA consists of 8 counties surrounding Davidson County
o 50% of the U.S. population is located within a 600 mile radius of the city.
o Nashville-Davidson County consists of a Metropolitan Government (i.e., city and county government combined into one government)

POPULATION

      POPULATION:  1,128,400
      YEAR:        1/1/97
      SOURCE:      Sales & Marketing Management, August 30, 1997

      The graph to the right reflects historical population trends for the Nashville MSA from 1970 through 1/1/97. Overall, the growth rate has been relatively stable with a higher growth rate in the 1990's. The upward trend in the population is expected to continue at moderate rates in the long-term. Recent trends indicate that the suburban counties will be the primary beneficiary of future growth. Currently, Rutherford County and Williamson County are the fastest growing counties in Middle Tennessee. In fact, Rutherford County is in the top 50 fastest growing counties in the United States.

MSA POPULATION GROWTH

                               [GRAPHIC OMITTED]

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      The Nashville MSA consists of eight counties. The graph to the right indicates that the largest populated counties are Davidson and Rutherford Counties. Nashville-Davidson is part of Davidson County. Therefore, the Davidson County data includes the Nashville - Davidson data.

                               [GRAPHIC OMITTED]

COST OF LIVING

      Data provided by the American Chamber of Commerce Researcher's Association indicates that Nashville's cost of living is one of the lowest in the U.S. as compared to comparable sized towns or larger.

      ACCRA ALL INDEX RATING:  94.2
      ACCRA REPORT DATE:       Third Quarter 1996

      The graph to the right provides a comparison of the cost of living index between Nashville and other cities. The high quality of life in Nashville combined with the low cost of living makes the area an attractive location for new businesses. Nashville has a lower cost of living as compared to the two other metropolitan areas in Tennessee - Knoxville and Memphis. In addition, the cost of living is lower than comparable sized cities such as Indianapolis, Charlotte, Raleigh and Birmingham.

                           COST OF LIVING COMPARISON
                               ACCRA 3rd Qtr 1996

                               [GRAPHIC OMITTED]


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EFFECTIVE BUYING INCOME

      While Nashville has a relatively low cost of living, the effective buying income (EBI) is slightly above the national level. The EBI is also referred to as "disposable personal income". The following information was obtained from Sales and Marketing Management Survey of Buying Power, August 30, 1997.

      MEDIAN HOUSEHOLD EBI OF:
        Nashville MSA:          $38,224
        USA:                    $33,482

      The following graph compares the median household effective buying income of the Nashville MSA to the individual counties and composite suburban market.

                               [GRAPHIC OMITTED]

                            Effective Buying Income
                              Comparison By County

ECONOMIC PROFILE

      The Nashville economy is very diversified and closely parallels the US economy as evidenced by the labor force allocation comparisons provided later. As a result, the economic performance of Nashville also closely parallels the national economy. Nashville experienced the strong economic activity in the mid-1980's, fell into recession in 1989 and has recovered and is expanding since 1993. The real estate market in Nashville has followed similar trends as the overall economy with the exception of the real estate market experiencing more of a depression than a recession in the late 1980's. This phenomena, however, has been experienced throughout many metropolitan markets in the United States. The following discussions present the basic economic profile of Nashville as well as general trends.


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MAJOR INDUSTRIES

      The following is a list of the major industries significantly influencing the Nashville economy. The reader is directed to the exhibit at the end of the Metropolitan Analysis for a list of the largest employers of Metropolitan Nashville.

o     State & Federal Government
o     Music Industry
o     Printing Industry
o     Tourism & Conventions
o     Healthcare Industry
o     Automotive Manufacturing Industry

      PRINTING & PUBLISHING INDUSTRY - Nashville, the South's leading center for printing and publishing, is the home of the Printing Industry Association of the South, the Southern Baptist Convention and United Methodist printing facilities, and the Thomas Nelson Co., the world's largest printer and distributor of Bibles. In addition, Nashville is home of Ingram Publishing, the largest book and software distributor in the world. Publishers Weekly recently described Nashville as one of the nation's ten largest book publishing, printing and distribution centers and the largest in the south.

      HEALTHCARE INDUSTRY - Nashville is currently considered the healthcare industry's business center for the U.S. Nashville is home to companies that manage or own more than 60% of the for- profit acute care hospital beds in the United States. More than 140 health care companies with a national or multi-state presence, representing every segment of the industry, have regional or corporate headquarters in Nashville. The most prominent company is Columbia/HCA Healthcare Corporation, the largest for-profit hospital operator in the world. It is a $16 billion-a-year company owning more than 300 hospitals and 100 day-surgery centers in 37 states. The company is one of the largest public companies in the U.S. surpassing Coca-Cola Co. and Xerox.

      MUSIC INDUSTRY - Nashville's most famous asset is its dynamic music industry. Anchored by the renowned Grand Ole Opry, with continuous live broadcasting since its founding in 1925, Nashville has become the headquarters for the country-music world. The industry has an estimated $2.5 billion impact on the Music City economy as well as spawning the tourism business, valued to be approximately $2 billion. Country music is one of the fastest growing sectors of the music industry with record labels increasing their artist roster and general financial commitment to Nashville. This commitment is evidenced by new office building construction such as the RCA building, MCA building and other recent projects. Music publishing is also flourishing. Nashville is known as the last "writer's town" with many songwriters moving here from Los Angeles and other parts of the country.

      The following presents details of the impact of the music industry on the Nashville economy.

o     68 record labels                       o     10 record manufacturers
o     175 recording studios                  o     40 record promotion companies
o     290 song publishing companies          o     23 theatrical talent agencies
o     190 booking agents

      The music industry has an estimated 1,500+ companies in the area directly related to music. Approximately 25,000 people are employed in the industry with a total payroll of approximately $500 million annually. The film/video production business in Nashville has


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increased 200 percent in the last five years. Approximately 75 companies in the area have a combined earnings estimated at $333 million annually.

      TOURISM & CONVENTIONS - The tourist and convention industry draws approximately 9 million people to Nashville every year. These visitors spend approximately $2 billion per year contributing significantly to the economy.

      The Nashville Convention Center was completed in downtown Nashville in 1987. This facility combined with the even larger convention facilities at the Opryland Hotel have resulted in Nashville becoming a strong convention town. The 2,800+ room Opryland Hotel includes a 988 room expansion at a cost of $200 million with completion in 1996. The hotel is the largest non- gambling hotel in the country and in the top 10 size list overall. The primary business generated by the hotel is convention business. Even after the expansion, the hotel reportedly maintains an 85% annual occupancy, which is an extraordinary annual occupancy for hotels. Conventions contribute significantly to the local economy. A downtown arena is currently under construction near the convention center. The 20,000 seat capacity Arena, completed in late 1996, is a state of the art facility for concerts, multi-media and conventions and designed to house a National Basketball Association team. It is now home to the new National Hockey League team recently awarded to Nashville in 1997. This facility has already been the direct catalyst for revitalization of downtown with completion of the Wildhorse Saloon, Hard Rock Cafe, Planet Hollywood and numerous other restaurants and tourist type businesses on Second Avenue.

      Conventions have historically brought more than a million people a year to Nashville, which has started to compete with spots such as Orlando, New Orleans and Las Vegas for lucrative convention dollars. These conventions have been pumping in more money to the local economy, with convention revenues jumping to $300 million a year, nearly double what it was a decade ago. The new arena is anticipated to boost Nashville to the next level of competition in convention business. Already Nashville is competing with Atlanta and other similar sized convention towns for major athletic events and conventions that would not be feasible prior to the arena. With the Arena and the Opryland Hotel completions, Nashville has 418,000 SF of exhibit space, more than any other city in the Southeast except Atlanta and Orlando. The Nashville Convention & Visitors Bureau worked with 82 conventions representing 45,300 delegates in January 1997 compared with 51 conventions representing 31,390 delegates in January 1996. According to Butch Spyridon of the NCVB, "We used to be a three- to five-month city, then we were a nine- to 10-month city. No we're beginning to grow into a 12 month market, particularly in the meeting industry."

      The former Houston Oilers, now known as the Tennessee Oilers, moved the franchise to Nashville in Summer 1997. The proposed $290 million, 65,000+ stadium is being developed across the Cumberland River from downtown in an area known as the East Bank. The area previously consisted of extremely heavy industrial uses and warehouses built in the 1930's through 1960's. Current plans are to have the stadium completed and the football team playing by 1999. The Oilers will be playing in Memphis until the stadium in Nashville is complete.

      AUTOMOTIVE MANUFACTURING INDUSTRY - In the 1980's, the Middle Tennessee area was the location for two new automotive manufacturing facilities that have contributed significantly to the local economy. Nissan Motors U.S.A is located in Smyrna in Rutherford County and has a total local employment of approximately 6,000. General Motors


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constructed the Saturn Plant in Maury County, just south of Williamson County, in 1989. Their current local employment is approximately 8,300. In addition, Primus, a subsidiary of Ford Motor Credit, has completed a 250,000 SFoffice facility in the Cool Springs area in 1995 and already has another 250,000 SF under construction. This is the international headquarters and central operation center for the company. This development has already had an impact on retail, apartment, hotel and single family development plans in the immediate area.

LABOR FORCE/EMPLOYMENT

LABOR FORCE

      As previously noted, one of the attributes of the Nashville economy is its diversity. Nashville's labor force closely parallels the United States statistics by industry group. As a result, the Nashville/Middle Tennessee economy closely parallels the national economic swings. Nashville, however, tends to precede and not follow the national economy. As an example, the full recognition of the recession appeared to have impacted Nashville at the same time or slightly preceding the national recession. On the other hand, statistical data indicates Nashville recovered at a slightly faster pace than national statistics.

      The two pie charts to the right compare the Nashville labor force by group to the USA. The latest available data for Nashville is 1996 and 1990 for the USA.

                               [GRAPHIC OMITTED]

                             USA LABOR FORCE - 1990

                               [GRAPHIC OMITTED]

                               LABOR FORCE - MSA


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EMPLOYMENT

      The employment growth trends for the MSA reflect the late 1980's and early 1990's recession and subsequent full recovery. The graph to the right indicates that the growth peaked in 1994 at unusually high levels and is returning to a normal level.

      The unemployment rate continued to decline through 1994 as the total labor force has increased. This factor indicated job growth had outpaced the growth in the labor force. The unemployment rate has remained generally stable since 1994. The following unemployment graph presents the trends in average unemployment over the past several years.

      While annual averages show an 11,800 employment gain or 2.0% growth for 1996, the comparison of June 1997 to June 1997 data in the chart on the following page reflects a significantly smaller employment gain of 0.9% increase or 7,000. It is apparent that job growth has declined significantly from the 1994 peak. Furthermore, data indicates this decline in job growth is evident throughout the state of Tennessee. This low level of job growth has been consistent through 1997. Since job growth is a key measurement of an economy, it should be monitored closely for the remainder of the year and into 1998.

                           EMPLOYMENT GROWTH HISTORY
                               Previous 10 Years

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                              UNEMPLOYMENT HISTORY
                               Previous 10 Years


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           COMPARISON OF CURRENT MONTH TO SAME MONTH LAST YEAR (000's)

                          Labor Force        Employment         % Unemply
                          -----------        ----------         ---------
June 1997                       629.7             613.3              4.0%
June 1997                       626.7             607.6              3.6%
                                -----             -----              ---
Difference/Change                   3                 6                 0

      However, the reader should note that the Tennessee Department of Employment Security's initial estimates are typically unreliable, particularly in years of significant declines or increases. For this reason, the magnitude of the decline is highly questionable. However, the significant factor is the decline in job growth. The final revisions are not available for approximately one to two years after the initial estimate. The following graph illustrates the inaccuracy of the first revision job growth estimates as compared to the final estimates.

                     EMPLOYMENT GROWTH REVISIONS COMPARISON
                        First Revision Vs Final Revision

                               [GRAPHIC OMITTED]

      In addition, recent market data for items such as single family home sales for existing and new construction indicate slightly lower, but very similar year-to-date levels as the same period in 1996. Inasmuch as the recent home sales market has been setting a record pace, it does not make sense that job growth has declined so dramatically. However, the job growth figures should be monitored very closely over the next several months since it is recognized as a very important leading indicator.

      The Fall 1997 periodical Mid-State Economic Indicators published by the Business and Economic Research Center, College of Business, Middle Tennessee State University directly addresses the recent decline in job growth. This publication states that job growth is slower in the Mid-State than in the rest of the country due to the regions tight labor markets (i.e., low unemployment rate). The ability of the job market to grow has been limited by the fact


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that the available skilled work force is so limited that even when potential jobs are created, they are difficult to fill. The publication further indicates that the job growth through Second Quarter 1997 is only 5,969 jobs. The data presented in the publication indicates that Manufacturing represents a decline of 2,474 and Government a decline of 2,428. These two categories represent a decline of 4,902. All remaining labor market categories reflect a positive job growth of 10,871. The Services sector was the primary job growth market with an increase of 6,130 jobs. Thus, the quality of new jobs being created is actually improving and may explain why real estate sectors such as home sales has remained at healthy levels.

RETAIL SALES

      Annual retail sales analysis is another key measure of the local economy. The data is for the eight county Nashville MSA as reported by Sales & Marketing Management. The primary increase in sales is being generated outside of Davidson County in the high growth counties of Rutherford and Williamson. However, the Davidson County sales are still increasing at a healthy pace. As will be discussed later, the flow of population and increasing retail sales in the hub counties is a strong catalyst for the shopping center market growth. Williamson County has benefited from the high average household income that has attracted significant new retail development in the Cool Springs Galleria Mall area.

                              RETAIL SALES HISTORY
                                 Davidson County

                               [GRAPHIC OMITTED]


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NEW CONSTRUCTION

      Building permit data is a good indicator of new construction activity for a city/metropolitan area. The following graph presents the historical trends for Nashville-Davidson County's residential and non-residential building permit values.

         LATEST FULL YEAR PERMITS:  $991,687,815
         LATEST FULL YEAR:          1996

      The graph to the right presents the historical trends for Nashville-Davidson County's building permit values. The data indicates a significant recovery with 1994's total valuation reflecting a -1.74% increase as compared to the previous year. The building permit trends have followed local and national economic trends and should continue to follow these trends in the future. The important factor to note is that a substantial amount of the new commercial construction is occurring outside of Davidson County. Thus, the declining trends since 1994 is not necessarily accurate. A significant amount of new commercial and residential development is occurring in the high growth counties such as Williamson and Rutherford.

                              TOTAL PERMIT VALUES
                                Davidson County

                               [GRAPHIC OMITTED]

REAL ESTATE MARKETS

      The following provides a brief summary of the occupancy histories and status of the various real estate markets in the Nashville area. This is intended as a broad overview in the context of how these markets effect or reflect the Nashville Metropolitan area economy.

SINGLE FAMILY MARKET

      Single Family construction starts have rebounded from the recessionary times of 1989 through 1991. Record level sales were recorded in 1993 and 1994 and construction starts have been on the rise since 1992. According to Market-Graphics, Inc., the single family lot supply is extremely low in the vibrant markets. As of October 1996, Market-Graphics, Inc. indicated that the years supply of lots is declining and was at 1.62 years for the seven county area they survey. This is a decline from an approximate three year supply in 1990. The decline in years supply is attributed to both increased demand and a decline in total available lots from 14,000+ to 11,459 in 1994. The lot supply has remained virtually the same at 11,500+/- through mid year 1997 despite the significant increase in lot development. Analysis


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of the most active markets indicate a years supply of less than 1.5 years, particularly Rutherford County and Williamson County.

      New home sales for the Metropolitan area have been improving since 1993. The 1993 new construction home sales rate was approximately 4,200 homes. New home sales increased to 5,891 in 1994 and 5,966 in 1995. Another significant increase occurred in 1996 to the 7,259 home level. Based on data through through August 1997, MarketGraphics reports home sales are at slightly lower, but very similar pace of a forecasted 7,000 new homes for all of 1997.

      In addition, 1995 was a record breaking year for existing home sales. The 1996 level declined, but at higher levels then pre-1995. As was the case in new home sales, data through August 1997 indicates highly similar, but slightly lower existing home sales for all of 1997. Existing home appreciation in 1994 through 1996 has been strong. A study completed by Maneier & Exton indicates the Davidson and Williamson County markets reflect appreciation of 6.7% in 1994, 6.1% in 1995 and 7.7% in 1996. Another study completed by Experian, a national data collection company, indicated Nashville's upper end homes (i.e., $125,000+ in 1990) has appreciated an average of 5.7% per year since 1990. This places Nashville second to Denver in the top five in the country for high end home appreciation. However, in 1997, the existing homes for sale inventory increased significantly because of the high appreciation. As a result, days on market will increase and price appreciation will moderate to more typical levels.

                          NASHVILLE METROPOLITAN AREA
                        Single Family Lots Years Supply

                               [GRAPHIC OMITTED]

                         JOB GROWTH Vs TOTAL HOME SALES
                     (Job Growth Offset 1 Yr Vs Home Sales)

                               [GRAPHIC OMITTED]


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MULTI-FAMILY MARKET

      After several years of an apartment oversupply, the apartment market reached a market occupancy reflecting natural full occupancy in 1993 and 1994. With the 95+% occupancies beginning in 1992, apartments had been experiencing significant overall market rent increases with an annualized 6.8%+/- over 1992, 7.4% in 1993, 9.5%+/- in 1994 and 7.6% in 1995. Due to the rent increases, apartment construction began to increase to a reasonable level of 3,125 units in 1996. This resulted in a significant decline in rent appreciation to the 1.1% level. However, by mid year 1997, another 3,055 units had been completed with 6,037 units under construction. This massive amount of new apartment construction will probably result in an oversupply of the overall market for at least two years, even with healthy absorption and economic activity.

                           NASHVILLE APARTMENT MARKET
                                Occupancy Trends

                               [GRAPHIC OMITTED]

OFFICE MARKET

      The Nashville market, like most in the U.S., had a severe oversupply of office space in the early 1990's; however, with the improving local economy, declining vacancy, healthy rent appreciation and limited construction in the early 1990's, the office market began to experience new construction in late 1995 through the present. Since this new construction cycle began, the new supply being built is typically absorbed before it is completed, particularly in the Brentwood/FrankIin submarket. Most of the new construction is by REITs or similar type companies with minimal debt. As a result of this high demand, rents increased 3.8% for the overall market with the strongest markets reflecting 4.4% to 7.6% appreciation in 1996. The overall market was negatively affected by the CBD which is still suffering to some degree, although improving. Currently, there is an estimated 18,800,000 square feet

                            NASHVILLE OFFICE MARKET
                                 Vacancy Trend

                               [GRAPHIC OMITTED]


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of office space in the area with a mid year 1997 vacancy of 6.66%. The Central
Business District totals more than 5.2 million square feet with a mid year vacancy rate of 11.15%. The 1995 and 1996 absorption has hovered around 700,000+/- square feet per year or 1,400,000+/- square feet over the two year period. During the same period, approximately 1,126,000 square feet of space was constructed. Thus, demand has outpaced new supply. This should yield the continuation of healthy rent appreciation in the near term.

RETAIL MARKET

      The retail vacancy rate has declined significantly since 1994 as evidenced by the adjoining graph. The improved market conditions have resulted in significant new construction and rent appreciation. During the 1993 through 1996 period, approximately 21,600,000 square feet of new construction was completed. During the same period, the market absorbed 3,600,000 square feet yielding the significant vacancy rate improvement. A large percentage of this new construction has been in the Cool Springs Mall area of the Brentwood/Franklin market. The Cool Springs market is obviously the hottest real estate submarket for the Nashville area, particularly in the retail market.

                            NASHVILLE RETAIL MARKET
                                Occupancy Trend

                               [GRAPHIC OMITTED]

      The outlook for the overall retail market is positive based on the year-to-date 1997 activity. Shopping center sales are still relatively limited. However, rents are increasing as occupancies increase.

INDUSTRIAL MARKET

      One of the most vibrant property types in Nashville is the industrial market. Nashville and Chattanooga share laurels for the top industrial real estate occupancy rate in the nation of 99%. The occupancy rate is based on the approximate 170 million square feet of combined speculative and owner occupied space. That is the finding of a new comprehensive study by the Washington-based Society of

                          NASHVILLE INDUSTRIAL MARKET
                                 Vacancy Trend

                               [GRAPHIC OMITTED]


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Industrial and Office Realtors (SIOR), an arm of the National Association of
Realtors, and New York-headquartered Landauer Real Estate Counselors.

      With the supply of developable industrial zoned land inside Davidson County dwindling and the area's economy performing quite strongly, distribution, warehouse and manufacturing space has been in short supply since 1995. Speculative industrial space is 94.3% occupied according to the Nashville Warehouse Report - Year End 1996 published by the Frank L. Smith Company. However, due to the resurgence in new construction, the vacancy increased to 9.6% in the First Quarter 1997. The total new construction for 1996 was 1.6 million square feet with a net absorption of 911,000 SF.Rents for warehouse/distribution space average $3.47/SF per square foot The majority of the industrial activity appears to be located outside Nashville but within the MSA, where land is plentiful and less costly. The shortage of developable, affordable industrial zoned land in Davidson County has been a major hindrance to developers in recent years.

      As of year end 1996, the Nashville market had 1.2 million square feet of industrial space under construction. Anthony Martin of CB Commercial states "Nashville is now perceived as an industrial market that can support higher levels of speculative space, because we have higher levels of activity. That is expected to continue because of the strong position of REITs in the marketplace, such as Security Capital Industrial, First Industrial, and Weeks." The character of Nashville industrial development has historically been of low quality compared to other markets. However, with the developments by Security Capital Industrial, Weeks and Trammel Crow, the quality has stepped up to be comparable quality as other major industrial markets. Brokers have reported that the lack of large block space has been a hindrance to attracting tenants to this market. However, with increased development activity of good quality space, interest in Nashville has increased substantially over 1996 into 1997.

HOTEL MARKET

      Data obtained from the Nashville Convention and Visitors Bureau, indicates the Nashville hotel market has sustained a relatively healthy occupancy of 71+% since 1991. Occupancy rates have increased to a level that allows appreciation in average daily room rates. As a result, the Metropolitan area experienced the beginning of new hotel construction in 1994 which has continued through 1997. The significant amount of new construction, particularly in the Opryland and Brentwood/Franklin submarkets is bringing up warning signals relative to potential oversupply. However, current year 1997 occupancy figures are not yet available to determine the impact on the hotel market or the average daily rates. The increase in development activity is in

                             NASHVILLE HOTEL MARKET
                                Occupancy Trend

                               [GRAPHIC OMITTED]


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--------------------------------------------------------------------------------

anticipation of demand generated from the general expanding economy, particularly in the Brentwood/Franklin submarket, and the anticipated growth in convention business from the recently completed Nashville Arena and the Opryland Hotel over flow from its recent room expansion and resulting convention business growth. Discussions with hotel managers as far out as the Brentwood market indicate that they have been positively impacted by the increased convention activity. As a result, the hotel market should be viewed with caution relative to any additional new construction over the next one to two years.

CONCLUSIONS

      In summary, the Nashville economy has been very strong and well positioned for expansion. Its diversification tends to mitigate extremes of boom and bust, of inflation and recession, and insures strong, stable growth well into the future. The area is benefitting from substantial growth in in all areas of the economy from 1994 through 1996. The initial real estate market indicators suggest that 1997 is continuing at a similar pace, but slightly moderated. The economic data suggest that Nashville has risen to another plateau from which fluctuations in the economy will be measured. Thus, any moderation in 1997 as compared to 1995 and 1996 would be normal based on long-term historical data; however, the economic factors would still reflect levels significantly higher than levels prior to 1994. In other words, any graphical analysis of near term future trends should reflect a leveling of the graph following the significant rise in 1994. The only questionable economic leading indicator is the reported significant decline in job growth, which can affect all market types.

      Nashville's central location and superior transportation routes give the city a unique character as the hub of a broad spectrum of commercial activity. Finance, government, education, medical and health, retail trade, manufacturing, tourism and all of the support industries insure the economic viability of Nashville for many years to come. As the state capitol, Nashville will continue to benefit from the amenities capitol cities traditionally enjoy in government expenditures.

AFFECTS ON REAL ESTATE

      After several years of declining rental rates and low occupancy levels, all sectors of the real estate market have had substantial increases in occupancy and began to experience increasing effective rental rates, resulting in the justification of new construction. The markets to initially rebound were the single family, apartment and industrial markets. The office and retail markets were lagging in the rebound; however, both of these markets have fully recovered with new construction beginning in 1995 and 1996 at a pace that generally matches demand. The two submarkets that must be watched closely due to significant new construction completed over the past year and under construction as of late 1997 are the apartment and hotel markets.

      As a result of all the recent economic and population growth, institutional investors are increasingly interested in the Nashville market after ignoring this second tier market during the recession. This is supported by increased institutional investor transactions in the apartment, office and industrial markets. Despite the the recent low job growth, discussions with institutional investors indicate a strong interest in the Nashville market. In fact, despite the large amount of new apartment construction, national investors are still interested in the Nashville apartment market, but becoming slightly more cautious.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 26

--------------------------------------------------------------------------------

      The positive growth from 1994 through 1996 and into 1997 for the Nashville economy and real estate market has been beneficial for the subject's property type and the subject property. The outlook for 1998 is positive for Nashville with no significant adverse conditions expected, with the exception of the apartment and hotel markets. As a result, most properties should continue to experience healthy occupancy levels and achieve reasonable appreciation in rents.

      The following exhibits provide additional general data of interest about the Nashville area.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 27

--------------------------------------------------------------------------------

                            21 LARGEST NASHVILLE AREA
                                 MAJOR EMPLOYERS

-------------------------------------------------------------------------------------------
           FIRM                                      PRODUCT/INDUSTRY             EMPLOYEES
1          Tennessee State Government                Government                     18,147
-------------------------------------------------------------------------------------------
2          Vanderbilt University and Medical Center  Education                      12,000
-------------------------------------------------------------------------------------------
3 (tie)    Gaylord Entertainment                     Hotel, Amusement Park &        10,000
                                                     Entertainment Company
-------------------------------------------------------------------------------------------
3 (tie)    Metro Nashville and Davidson County       Government                     10,000
-------------------------------------------------------------------------------------------
5          United States Government                  Government                      9,900
-------------------------------------------------------------------------------------------
6          Metro Nashville and Davidson County       Education                       9,340
           Schools
-------------------------------------------------------------------------------------------
7          Columbia/HCA Health Care Corp.            Hospital Company                7,000
-------------------------------------------------------------------------------------------
8          Nissan, USA                               Light Trucks/Cars               6,000
-------------------------------------------------------------------------------------------
9          Kroger Food Stores                        Retail Food Stores              5,944
-------------------------------------------------------------------------------------------
10         Shoney's, Inc.                            Hospitality & Restaurant        4,165
-------------------------------------------------------------------------------------------
11         South Central Bell Telephone Co.          Telecommunication               3,507
-------------------------------------------------------------------------------------------
12         Baptist Hospital                          Health Care Facility            3,000
-------------------------------------------------------------------------------------------
13         Saint Thomas Hospital                     Health Care Facility            2,924
-------------------------------------------------------------------------------------------
14         Sumner County Public Schools              Public School System            2,830
-------------------------------------------------------------------------------------------
15         Bridgestone/Firestone, Inc.               Tire Manufacturer               2,540
-------------------------------------------------------------------------------------------
16         Rutherford County Government & Public     County Government & Public      2,500
           Schools                                   School sys tem.
-------------------------------------------------------------------------------------------
17         State Industries, Inc.                    Water Heater Mfg.               2,400
-------------------------------------------------------------------------------------------
18         Whirlpool Corp.                           Maker of Air Conditioners,      2,300
                                                     Refrigerators,
                                                     Dehumidifiers
-------------------------------------------------------------------------------------------
19         First American Corp.                      Bank Holding Company            2,195
-------------------------------------------------------------------------------------------
20 (tie)   Castner Knott Department Stores           Retail Stores                   2,000
-------------------------------------------------------------------------------------------
20 (tie)   Ingram Industries Inc.                                                    2,000
-------------------------------------------------------------------------------------------

Source: Nashville Area Chamber of Commerce and employer representatives


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 28

--------------------------------------------------------------------------------

                  Nashville's Most Popular Tourist Attractions
                              Ranked by Attendance

---------------------------------------------------------------------------
ATTRACTION                                                       ATTENDANCE
---------------------------------------------------------------------------
Opryland USA                                                      2,247,000
---------------------------------------------------------------------------
Grand Ole Opry(1)                                                   765,000
---------------------------------------------------------------------------
Cumberland Science Museum                                           552,537
---------------------------------------------------------------------------
General Jackson Showboat(1)                                         430,400
---------------------------------------------------------------------------
Nashville Zoo                                                       286,922
---------------------------------------------------------------------------
Country Music Hall of Fame & Museum                                 281,237
---------------------------------------------------------------------------
The Hermitage (Pres. Andrew Jackson's Home)                         268,500
---------------------------------------------------------------------------
The Ryman Auditorium(2)                                             200,000
---------------------------------------------------------------------------
Cheekwood Botanical Gardens & Museum of Art                         123,913
---------------------------------------------------------------------------
The Parthenon                                                       117,297
---------------------------------------------------------------------------

Source: Tennessee Department of Tourism Development.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 29

                              METROPOLITAN AREA MAP

                               [GRAPHIC OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 30

                                                      WILLIAMSON COUNTY ANALYSIS
================================================================================

INTRODUCTION

      The population and demographic information of Williamson County as it compares to the Nashville Metropolitan area has been presented in the Metropolitan Analysis. This analysis focuses on the specific Williamson County data not presented in the previous Metropolitan Analysis.

      The city of Franklin is located in central Williamson County in the heart of the rolling hills of Middle Tennessee. The city is situated approximately 18 miles southeast of the Central Business District of Nashville via IH-65. This interstate highway provides quick and easy access to the major employment centers in Nashville and its surrounding communities.

      The area also has a rich and colorful history. Because of its rich soils and the founding of the county seat of Franklin in 1799, Williamson County became an agricultural center in the Old South. Plantations flourished and by the time of the Civil War, it was one of the richest counties in the state. The county played an important part in the Civil War, with the Battle of Franklin being one of the most decisive and bloody battles of the entire war. Many of the homes and buildings from this era remain standing. The entire 15-block original downtown area of Franklin and many of the old farms in the scenic countryside of Williamson County are listed in the National Register of Historic Places.

EFFECTIVE BUYING INCOME

      Effective buying income (EBI) is defined as personal income less taxes. This is also referred to as "disposable personal income". Williamson County's total estimated effective buying income was $2,306,757,000 for 1994. According to Sales and Marketing Management Survey of Buying Power printed in August 1995, total retail sales in Williamson County for 1994 were $1,011,944,000.

      Williamson County exhibits the highest per capita income in the State of Tennessee. The most recent data available indicates that the per capita Median Household Effective Buying Income in December, 1994 for Williamson County was $53,771.

ECONOMIC BASE AND TRENDS

      Franklin is experiencing a healthy economy which is well balanced between industry and agriculture. Over $30,000,000 income from all agricultural products is received annually. Tobacco is the county's largest cash crop. Williamson County boasts one of the lowest unemployment rates in the state, 2.2% annually for 1994.

      Williamson County's location exhibits a combination of locational, geographical and demographic characteristics which make it a popular area for development. Because of strict zoning regulations and cautious city and county governments, development of commercial property is dominated by master-planned projects.

      The Crossroads South Industrial Park consists of approximately 200 acres located in the southwest quadrant of IH-65 and Moores Lane. Situated within the corporate boundaries of both Franklin and Brentwood, this development is approximately 80% built-out and contains office, office/warehouse, office/showroom, warehouse, and industrial buildings. Both owner-occupied


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 31

--------------------------------------------------------------------------------

and speculative projects are constructed or planned for Crossroads South. Brentwood/Interstate 65 Industrial Park is also located at the interchange of Interstate 65 and Moores Lane, at the northwest comer, and is 100% sold-out with Service Merchandise being the anchor tenant and owning 41 acres in the development. Service Merchandise is also adding on to their national headquarters complex. The remainder of the Brentwood/Interstate 65 Industrial Park consists of small user-oriented buildings on one to two acre sites.

      Chattanooga based CBL & Associates, Inc. completed the development of the CoolSprings Galleria Mall. The development opened August 7, 1991 and is located in the southwest quadrant of Moores Lane and IH-65. The mall, containing 1.4 million square feet on an 89 acre site, currently has five anchor tenants - Castner Knott (187,000 SF), Dillard's (200,000 SF), Sears (116,000 SF) and the recently opened J.C. Penny in 1993 (102,000 SF) and Parisians in 1994 (135,000
SF). A new interstate interchange was constructed in conjunction with the mall development that facilitates access to the mall and the land areas on both sides of IH-65. An additional 1,000+/- acre land development surrounding the mall and on the opposite side of the interstate has received preliminary approval from the City of Franklin for several million square feet of mixed use commercial space as well as some residential development on the east side. The land area will be developed over an estimated 20 year period and is planned for commercial uses such as multi-family, single family, business parks, neighborhood retail centers, restaurants, hotels and office buildings. Hines Development from Atlanta is the managing partner of a partnership that purchased the 1,000+/- acres from the RTC. As a result, a 50 acre parcel has been sold for the development of the 240,000 SF Primus operations facility with intentions of future expansion. In addition, a 36 acre parcel has been sold for development as a retail power center. With the significant development on the north side of the mall, the mall area has become the strongest new retail development area of the Metropolitan area. The CoolSprings Galleria Mall and land development are located in both the Brentwood and Franklin city limits.

TRANSPORTATION

      Franklin and Williamson County are served by a major railroad and three major freight lines maintain headquarters in Franklin. There is direct daily bus service and twelve major airlines currently serve the International Airport in Nashville, approximately 18 miles northeast of Franklin. Major north-south traffic arteries through Williamson County include IH-65, US-31, US-431, SH-6, SH-11, SH-106. Old Hillsboro Road and Wilson Pike. Major east-west arteries include IH-40 (extreme northwest section of the county), and SH-96. A new artery within Franklin is the Mack Hatcher Bypass (SH-397) which makes a semi-circle from US-431 on the northside heading east/southeast to US-31 on the southside of Franklin. Proposed IH-840 is tentatively scheduled to begin construction in Williamson County in the late 1990's. IH-840 when completed will link IH-40 to IH-65.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 32

--------------------------------------------------------------------------------

GOVERNMENT AND COMMUNITY SERVICES

      The governing body of Franklin consists of a mayor and eight aldermen. Municipal services are provided by the city and paid for by city taxes. County government is composed of the county commission with a county executive and 24 commissioners with two representing each of the 12 voting districts.

      Services include police and fire department, street lighting, sewage facilities and road maintenance. United Cities Gas Company provides natural gas to the area, while electric power is supplied by the Middle Tennessee Electric Membership Corporation. Water is provided by the Harpeth Valley Utility District and telephone services are provided by South Central Bell Telephone Company.

      Public schools are provided by the Williamson County School District, generally regarded as one of the best districts in the State in terms of the number of graduates continuing on to higher educational institutions. According to officials with the school district, Brentwood High School had the highest rate of continuation in 1990 with 89.6% of the graduating class indicating their intention to enter colleges, junior colleges, or universities. The Williamson County School District had a total enrollment in excess of 11,500 in 1990-91. The school district has 18 elementary, middle, and high schools. The total budget for the school district was in excess of $40 million in 1990-91. Private schools in the area include Battle Ground Academy, Brentwood Academy, Harpeth Academy, and Franklin Christian Academy. Columbia State Community College has a branch campus in Franklin as well.

      There are seven banks and three savings and loan associations in Franklin and additional banks are located throughout the county. Health care is provided by one hospital with 144 beds. The county is serviced by one clinic, 57 doctors, 27 dentists and 5 nursing homes with 425 beds.

      Recreational activities in Franklin and Williamson County include fishing, boating, and swimming in nearby TVA lakes and state parks. The James Warren City Park in Franklin includes five ball fields and eight tennis courts. Forest Crossing public golf course is available along with two private country clubs providing recreational activities.

SUMMARY

      In summary, continued growth is anticipated for Williamson County primarily because of its close proximity to the economic advantages of the Nashville Metropolitan Area, upper middle class demographics and strong reputation as the better suburban area of Metropolitan Nashville. Property values should remain stable as new residents move to the area, and the demand for supporting commercial and retail services should continue to increase. The quality of life is considered very good, with the state's highest per capita income level expected to continue in the near future. The extended outlook for the county is positive given the favorable level of economic diversification in the area.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 33

                                   COUNTY MAP

                               [GRAPHIC OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 34

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

NEIGHBORHOOD DEFINED

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" affected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well- defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

NEIGHBORHOOD BOUNDARIES

NORTH:  Liberty Pike
EAST:   IH-65
SOUTH:  Franklin city limits
WEST:   Mack Hatcher Bypass (SH-397)
SIZE:   2 square mile

      COMMENTS: The boundaries for the subject neighborhood were chosen because they contain homogeneous and dependent land uses delineated by distinct man-made boundaries.

GENERAL NEIGHBORHOOD DATA

DISTANCE FROM CBD:                  16 miles south of Nashville CBD; 4 miles
                                    east of Franklin CBD
DISTANCE FROM AIRPORT:              20 miles southeast
PERCENT BUILT-UP:                   85%
GENERAL LAND USES:
  Single Family:                    65%; typical value range - $130,000 to
                                    $250,000
  Apartment:                        10%
  Retail, Office:                   20%
  Industrial, heavy commercial:     0%
TYPES OF COMMERCIAL TENANCIES:
  Predominant:                      Multi-tenant
  Secondary:                        Single tenant
PREDOMINANT PROPERTY AGE RANGE:     1970's - 1990's
NEIGHBORHOOD LIFE CYCLE STAGE:      Growing
PUBLIC TRANSPORTATION:              None, typical

      COMMENTS: This area is delineated as the subject neighborhood because it contains generally homogeneous land uses predominantly in the form of commercial/retail development on SH-96 with an economic support base provided by the single-family residential housing in the remainder of the locale. The SH-96 commercial corridor is the primary commercial district for the majority of Franklin.


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(C)1997 Huber & Lamp Appraisal Group, Inc.                               Page 35

--------------------------------------------------------------------------------

TRENDS

      GENERAL NEIGHBORHOOD HISTORY: Neighborhood centers in the commercial corridor formed by SH-96 have flourished in recent years. SH-96 is characterized as an intense "highway" type commercial corridor that traverses east-west through the town of Franklin. Development along this thoroughfare includes new and used auto dealerships, fast-food and family style restaurants, gas station/convenience stores, a hotel development and several strip shopping centers. Two shopping centers were developed in 1988. The Mitchell Company developed the Watson Glen shopping center which consists of approximately 250,000 square feet. The anchor tenants are K-Mart and Red Food Store. This center is located at the southwest corner of Center Place and Royal Oaks Boulevard immediately south of SH-96 within the Watson Glen land development. Sharondale Properties developed the 334,000 square foot Williamson Square shopping center on the north side of SH-96 at Southwinds Drive. The center is well occupied and is anchored by Kroger and Walmart stores. Other shopping centers located in the neighborhood include Alexander's Plaza and The Maples.

      Residential development is generally single-family residential and consists of several newer developments. These homes are typically priced in the mid to upper price range of homes in the area and are located on varying sized lots. Residential development tends to have good access and is generally medium density, masonry, with a typical age of 1 to 10 years old. Recent data indicates that the average sale price of homes in this mid section of the Williamson County sub-market ranges from $150,000 to $250,000 depending on the amount of land allocated and the size house positioned on each property. Residential development in the immediate area of the subject consists of mostly single family developments and multi-family developments.

      NEW DEVELOPMENT: Large tracts of vacant land are becoming more scarce as the neighborhood undergoes transition from agricultural estates to commercial/residential use. The area is estimated to be 80% to 85% developed at the present time. Commercial land along SH- 96 between IH-65 and Mack Hatcher Boulevard is approaching 100% developed tracts. In fact, evidence of redevelopment of small tracts by demolishing 20+/- year old improvements has already begun. Land values and rental rates in the subject neighborhood have increased at above average rates over the past several years in response to 1) the Saturn Plant, located approximately 12 miles south of Franklin, 2) development of Cool Springs Mall area including the Ford Primus office building
3) the excellent reputation of this area for education, quality of development, and per-capita income that has caused significant demand for residential development.

      Recent commercial development announcements or completions for the area primarily include shopping center or retail developments. The first development is located just beyond the neighborhood boundary on SH-96 east of IH-65. The center is anchored by Food Lion and Revco. The development is nearing completion. The second development is a 6.5 acre site at the southwest corner of SH-96 and Southwinds Drive across from Williamson Square shopping center. The developers have replatted the site from its former eight parcels to four parcels with cross easements. The parcels are being marketed to freestanding retail users with recent building completions by Eckerd and Hollywood Video.

      New residential development activity has been ongoing on the north side of the neighborhood along Liberty Pike between Mack Hatcher Parkway and Royal Oaks Boulevard. These single family developments are typically targeting the $150,000 to $250,000 home price


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(C)1997 Huber & Lamp Appraisal Group, Inc.                               Page 36

--------------------------------------------------------------------------------

range. The most recent activity is the recent site work that has begun on Cheswick Farms (Phillips Builders) and Andover (Advantage Homes) immediately west of Royal Oaks Boulevard.

      The Centennial High School was constructed by the City of Franklin and opened for the first time in September 1996. The school is located in the northeast quadrant of Royal Oaks Boulevard and the recently widened Liberty Pike. The school abuts IH-65 and serves as a good buffer to the single family development to the west. In conjunction with the school, Royal Oaks Boulevard is being extended northward to Jordan Road and will connect with Mallory Lane which will extend southward from the Cool Springs Mall area. This is anticipated to have a very positive affect on the neighborhood providing good access to the school and the employment and retail center of the mall area.

      Historically, apartment construction has been limited in this area of Franklin. However, two properties are either under construction or very recently completed in the neighborhood or slightly beyond the defined boundaries. River Oaks is a 200 unit project completed in 1997. The property is located at Royal Oaks Court and Mack Hatcher Parkway, south of SH-96. United Dominion, a REIT, is currently developing the first phase of a 364 unit project located east of IH-65 on the east side of South Carothers Road, south of SH-96.

CONCLUSIONS

      In summary, the subject neighborhood is located in one of the highest growth counties in Tennessee. Williamson County has proven to be one of the most popular areas for single-family housing in the Nashville Metropolitan area and high-quality commercial development is moving into the area as well. Williamson County public schools are rated among the highest in the state and the city of Franklin has a very diverse cultural background. The presence of the Cool Springs commercial development immediately to the north along with numerous existing and new residential subdivisions will most probably affect the subject's neighborhood in a positive way and allow for anticipated quality growth.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 37

                                NEIGHBORHOOD MAP

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 38

                                                                   SITE ANALYSIS
================================================================================

LOCATION:                           S/s of SH-96, West of Southwinds Drive.

      COMMENTS: SH-96 is also referred to as Murfreesboro Pike which is the official address of the subject property.

SIZE:
         ACRES:                     1.980
         SQUARE FEET (SF):          86,249 SF
         SOURCE:                    Approved Site Plan provided by client

SHAPE: Rectangular; the site dimensions are 215' wide by 350' deep. The site is deeper than the width, but not to a detrimental degree.

FRONTAGE:
         SH-96:                     215'
           Street Type:             Major east-west state highway; provides an
                                    incomplete loop around Nashville and serves as a primary traffic artery for the City of Franklin middle Williamson County. The road is a four lane thoroughfare plus turn lanes.

VISIBILITY:                         Good. No limiting factors noted

INGRESS/EGRESS:                     Good. No limiting factors noted. Access from
                                    SH-96 is not permitted. Access is only
                                    available from Southwinds Drive. This is actually considered a positive characteristic at this specific location.
                                    Traffic is typically very congested at this location because of the SH-96 being a primary artery used to access Franklin from IH-65 and the high concentration of retail development at the location. A traffic signal is located at Southwinds Drive providing orderly access to the Williamson
                                    Square (250,000+/- SF) shopping center on the north and the residential development to the south. Thus ingress/egress from east and west bound SH-96 traffic is more manageable and easier from Southwinds Drive via the traffic signal than from SH-96. In addition, the Williamson Square shopping center outparcels across SH-96 from the subject have similar type access.

                                    The subject tract is actually accessed by an easement that extends from Southwinds Drive. The easement provides access to four Parcels including the subject. Another assess route from the adjoining shopping center on the west is under negotiation.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 38

--------------------------------------------------------------------------------

TOPOGRAPHY:                         Level, slightly below road grade of SH-96 to
                                    level in general; at SH-96, the site is
                                    approximately 4' to 5' below street grade.
                                    The terrain allows for the necessity of a retention pond on the south side of the subject parcel.

SUBSOIL CONDITIONS
& DRAINAGE:                         The appraisers are not aware of an
                                    engineering study made to determine the
                                    subsoil conditions. Upon inspection of the subject and surrounding improvements, conditions appear adequate to support the subject structure. Drainage appears to be adequate.

FLOOD PLAIN:                        No
         FEMA MAP #:                470206-0008 D
         EFFECTIVE DATE:            07/15/88
         NET USABLE ACREAGE:        1,980

NUISANCES & HAZARDS:
ENVIRONMENTAL:                      Based on our site inspection, the appraisers
                                    did not observe any specific hazardous
                                    materials on the subject site. The
                                    appraisers are not qualified to detect such substances and would recommend an environmental audit be performed by an expert in this field to determine the possible existence of any potentially hazardous substances. No responsibility is assumed by the appraisers for any such conditions and the value estimate contained in this report is predicated on the assumption that there are no such hazardous materials existing on the site.

         GENERAL: No other nuisances or potential hazards were noted.

EASEMENTS:                          Neither the survey nor the on-site
                                    inspection of the property indicated any unusual or detrimental easements other than typical utility easements.

SURROUNDING LAND USES:              The surrounding land use patterns are mostly
                                    comprised of retail and commercial
                                    development. East of the subject is a Toyota automobile dealership with an animal clinic and Arby's restaurant beyond. North of the subject is the 334,000+/- SF Williamson
                                    Square shopping center. Outparcels fronting the shopping center site include a Pizza Hut at the northeast corner of Southwinds Drive and SH-96, SunTrust Bank at the northwest corner, Franklin National Bank across from the center of the subject site and a freestanding, good quality construction restaurant (ChopHouse) across from the northwest corner of the subject site. The west side of the subject is abutted by the Maplewood


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 39

--------------------------------------------------------------------------------

                                    Shopping Center which was constructed in the mid-1980's. South of the subject is a self storage facility with the Southwinds, Apartments beyond.

                                    The subject is part of a 6+ acre
                                    development, The Woodlands commercial
                                    development, that is being subdivided by the developer into four pad sites. The Parcel directly adjacent to the east side of the subject tract has been developed with an Eckerd Drugs, which was opened within the past month. The two remaining rear pad sites are still available for sale.

      CONCLUSION: The subject site is compatible with surrounding parcels both in physical features and use. Additionally, it is functionally adequate for development of any potential feasible development consistent with surrounding land uses. The site limited improvements in the form of an existing street that will have to be razed; however, with the remainder of the site being generally level to slightly sloping, this is not considered to have a negative impact on value.

      The reader is directed to the site analysis exhibits provided on the following pages.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 40

                                  SITE PLAN MAP

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 41

                                  TAX PLAT MAP

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 42

                                 FLOOD PLAIN MAP

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 43

                                                     DESCRIPTION OF IMPROVEMENTS
================================================================================

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

PROPERTY TYPE AND CHARACTER

PROPERTY TYPE:                                Retail

BUILDING AGE:
     Year Built:
       Hollywood Video:                       September 1997
       Jiffy Lube:                            Proposed (February 1998)
     Actual Age:                              0 years
     Total Economic Life:                     50 years(*)
     Effective Age:                           0 years(*)
     Remaining Economic Life:                 50 years(*)
     (*) See Condition Analysis to follow

NO. OF STORIES:                               1

SIZE:
     Gross Building Area (GBA):               9,305 SF
     Net Rentable Area (NRA):                 9,305 SF
     Source:                                  Site plan
     Floor-to-Area Ratio:                     0.11:1

      COMMENT: The subject building is a build-to-suit development for Hollywood Video and Jiffy Lube. Although the Jiffy Lube lease is technically a ground lease, a building allowance of $360,000 for the cost to construct the building and miscellaneous site work is included in the contract. Thus, for all practical purposes, the property is a build-to-suit situation with Jiffy Lube being responsible for the actual construction of the building. The Hollywood Video space is generally rectangular and adaptable to other tenants or possibly subdivision into multi-tenant space if Hollywood Video vacated. The Jiffy Lube will be a special use property specifically designed for express oil change tenants. Thus, it is not adaptable to other uses.

TENANCY:
     No. of Tenants:                          2
     Type Occupancy:                          Multi-Tenant
     Current Physical Occupancy:              100% (preleased)


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 44

--------------------------------------------------------------------------------

GENERAL CONSTRUCTION COMPONENTS

      Each building is specifically designed based on the tenant prototype buildings. Therefore, the construction materials are different. Since the Jiffy Lube is being developed by the tenant and the landlord is generally treating this as a modified land lease, the specific construction components of the Jiffy Lube was not available. Therefore, the following description is for the Hollywood Video only.

HOLLYWOOD VIDEO BUILDING DESCRIPTION ONLY

DATA SOURCES:
         Building Plans Provided:   Plans and specifications were not made
                                    available to the appraisers.

         Other: Property inspection by the appraisers, discussions with representatives of the property owner.

FOUNDATION:                         Concrete slab

STRUCTURAL SYSTEM:                  Wood frame

ROOF SYSTEM:                        Built-up composition cover over metal rib
                                    decking on steel-bar joists. Flat

EXTERIOR WALLS:                     Wood frame with insulated dryvit panels.

EXTERIOR DOORS:                     Storefront glass in aluminum frame

EXTERIOR WINDOWS:                   Glass in aluminum frame

ELECTRICAL:                         Electrical fixtures and systems were noted
                                    to be in average quality. Average commercial service. Assumed to comply with all governing codes and good industry standard practice.

H.V.A.C.:                           100% Packaged HVAC

PLUMBING:                           A men's and women!s restroom. Adequate
                                    plumbing in Hollywood Video.

SITE IMPROVEMENTS

SIGNAGE:                            Typical for the area


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 45

--------------------------------------------------------------------------------

PARKING AREA:                       Asphalt paved with adequate parking spaces

         NO. OF SPACES:             94
         NO./1,000 SF OF GBA:       10.10/1,000 SF

CONCRETE WALKS:                     Concrete along storefront area

CONDITION/QUALITY

CONSTRUCTION QUALITY:               Good

CONDITION OF IMPROVEMENTS:          Excellent

EFFECTIVE AGE ANALYSIS

      The improvements actual age is proposed and new, or 0 years. The typical economic life for similar structures is 50 years. Inasmuch as the subject will be new construction, a 50 year remaining economic life is considered reasonable before significant capital expenditures would be required to extend the economic life. This yields an estimated 0 year effective age.

FUNCTIONAL UTILITY ANALYSIS

      The overall property is considered to have average functional utility based upon the property type and use. The placement of the building on the site is considered to be functional with good visibility from the road.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 46

                                    SITE PLAN

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 47

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================

                               [GRAPHIC OMITTED]

                  View of subject facing south SH-96 frontage.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 48

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

         View of Jiffy Lube site facing north from south side of site.


                               [GRAPHIC OMITTED]

                    SH-96 facing east; subject on the right.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 49

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

                    SH-96 facing west; subject on the left.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 50

                                                         SUBJECT PROPERTY ZONING
================================================================================

SUBJECT ZONING DATA SUMMARY

SUBJECT ZONING DESIGNATION:         GC General Commercial

ZONING AUTHORITY:                   City of Franklin

PURPOSE OF ZONING DISTRICT:         The character of the of the General
                                    Commercial District is defined as that which is primarily intended to meet the needs for heavy retail commercial uses. The service area of the district should cover a radius of three to five miles, have a driving time of 10 to 20 minutes and serve a population of at least 10,000 persons. Access control shall be emphasized because of the high traffic generation created by general commercial uses. General commercial uses should be placed into cohesive groupings that can take advantage of major thoroughfares for traffic dissemination.

PERMITTED USES:                     The zoning district permits group homes,
                                    community centers, churches, day care, and other community uses; nursing homes and retirement centers; medical clinics, laboratories and hospitals; office; all business and personal service uses; all retail and wholesale trade uses except industrial sales and supplies. Industrial uses and services are generally prohibited.

REGULATIONS

FRONT YARD:                         30'
SIDE YARD:
         15'
REAR YARD:
         25'
MINIMUM LANDSCAPE SURFACE
 RATIOS:          20%
MAXIMUM FLOOR RATIO (FAR):          30%

MAXIMUM HEIGHT:                     35'

REQUIRED OFF-STREET PARKING:        Generally use specific. Following provides
                                    examples (spaces/SF).
       Office:                      1 sp/300 SF
       Office/Showroom:             1 sp/500 SF
       Convenience Store:           1 sp/1,000 SF
       General Retail:              1 sp/200 SF
       Restaurant:                  1 sp/100 SF plus 1 sp/employee for
                                    largest shift

PLANNING COMMISSION APPROVAL:       A site plan has been approved by the
                                    Planning Department and the Planning
                                    Commission.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 51

--------------------------------------------------------------------------------

IMPROVEMENTS CONFORMITY:            The proposed uses conform to the zoning
                                    regulations.

OTHER PRIVATE, PUBLIC OR LEGAL RESTRICTIONS

DEED RESTRICTIONS:                  None known to the appraisers

PUBLIC RESTRICTIONS:                None known to the appraisers

      The reader's attention is directed to the zoning map exhibit presented on the following page.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 52

                                   ZONING MAP

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 53

                                                            HIGHEST AND BEST USE
================================================================================

INTRODUCTION

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

HIGHEST AND BEST USE AS VACANT

      The initial step in analyzing the highest and best us of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1.    PHYSICALLY POSSIBLE

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      REPORT SECTION REFERENCE:     Site Analysis and Neighborhood Analysis

      GENERAL SITE FEATURES:
        PHYSICAL CHARACTERISTICS:   The rectangular shape, frontage, level
                                    topography, soil conditions and 1,980 acre size are functional for almost any type of development consistent with neighborhood

----------
The Appraisal of Real Estate, Ninth Edition, (Chicago: American Institute of Real Estate Appraisers, 1987), p. 269.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 54

--------------------------------------------------------------------------------

                                    trends. No unusual site development costs would be required.

    UTILITIES & SERVICES:           All public utilities are available to the
                                    site in adequate supply and capacity to
                                    permit development of any probable use of the site. The site fronts on a high traffic public street that is in good condition.

    FUNCTIONAL UTILITY:             Considering the general site features, the
                                    functional utility and physical adaptability of the subject site is considered average and will allow most any typical development prevalent in the area.

  SURROUNDING LAND USES:            The surrounding land use patterns are mostly
                                    comprised of retail and commercial
                                    development. A high density of residential uses are located in the interior locations of the neighborhood.

      PHYSICALLY POSSIBLE CONCLUSION: The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2.    LEGALLY PERMISSIBLE USES

      The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

      REPORT SECTION REFERENCE:     Zoning Analysis

      ZONING DESIGNATION:           GC -General Commercial

      PERMITTED USES:               Intended to provide adequate and suitable
                                    space for a wide variety of commercial
                                    activities. Activities that are permitted by right are convenience sales and services, automotive parking, transient habitation, food service, medical service, and financial services. See Zoning Analysis for more information.

      DEED RESTRICTIONS:            None known to the appraisers

      PUBLIC RESTRICTIONS:          No public restrictions are known.

      POSSIBILITY OF ZONING CHANGE: Not Likely; given recent site plan approval.

      Legally Permissible Uses Conclusions: Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 55

--------------------------------------------------------------------------------

3.    FINANCIALLY FEASIBLE

      In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

         MOST PROBABLE USES:        Based upon the analysis of physically
                                    possible uses and legally permissible uses, the best and most probable uses are limited to single tenant or limited multi-tenant retail space.

         FEASIBILITY:               All of the most probable uses listed above
                                    are considered financially feasible based upon land values in the immediate area.

                  INCOME: The use with the highest potential net operating income is retail sales, especially a pad site user such as the existing video store, restaurant, branch bank or other single tenant retail store pad user.

                  OCCUPANCIES:      Overall occupancy for retail shop space in
                                    the area is estimated to be near 95%+.

      Feasibility Conclusion: The analysis of potential income and return on investment as well as demand (occupancy) indicates that retail services with a low percentage of office space would yield the highest return.

4.    MAXIMALLY PRODUCTIVE

      A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

HIGHEST AND BEST USE
 AS IF VACANT STATEMENT:            The highest and best use of the subject site
                                    as vacant is development with a single or multi-tenant use retail sales "pad site" or similar neighborhood services facility.

HIGHEST AND BEST USE
 AS IMPROVED STATEMENT:             The highest and best use of the subject site
                                    as improved is continued use as a Hollywood
                                    Video store and development of the adjacent pad site with a single tenant use retail sales "pad site" type user or similar neighborhood services facility.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 56

                                                        REAL ESTATE TAX ANALYSIS
================================================================================

TAXING AUTHORITIES:                 City of Franklin, Williamson County and a
                                    special Franklin school district. These
                                    municipal government tax rates represent all local municipal tax charges.

REAL ESTATE TAX DISTRICTS

         WILLIAMSON COUNTY:         This district the for all properties located
                                    within the county boundaries. The municipal services available in this area are somewhat limited including no municipal trash collection, less intense police services and other similar services.

         CITY OF FRANKLIN:          This district represents all property within
                                    the City of Franklin. Properties in this district pay both county and city taxes. The parcels within this district receive all municipal services available.

         SPECIAL SCHOOL DISTRICT:   This district was established to assist in
                                    funding of the City of Franklin schools. The boundaries can extend beyond the City of Franklin to areas in the county that utilize the city school system.

REAL ESTATE TAX RATES

         TAX RATE'S YEAR:           1997
         WILLIAMSON COUNTY:         $2.50 per $100 of Assessed Value
         CITY OF FRANKLIN:          $0.69 per $100 of Assessed Value
         SPECIAL SCHOOL DISTRICT:   $0.92 per $100 of Assessed Value
                  TOTAL:            $4.11 per $100 of Assessed Value
         TAX BILL DUE DATE:         Between October and February

ASSESSMENT RATIO

      The taxing authority applies an assessment ratio to each property's tax appraised value for the calculation of taxes. The assessment ratio applied is determined by the property type as follows:

         RESIDENTIAL PROPERTY       25%
         COMMERCIAL PROPERTY        40%

SUBJECT REAL ESTATE TAX DATA

  REAL ESTATE TAX DISTRICT:         Franklin/Williamson County/Special School
                                    District
  REAL ESTATE TAX RATE:             $4.11 per $100 of Assessed Value
  ASSESSMENT RATIO:                 40%
  TAX APPRAISED VALUE:              $500,000 (Land Only)

           Parcel 2.0               $325,000


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 57

--------------------------------------------------------------------------------

                  Parcel 2.07       $175,000

================================================================================
                     Appraised   Assessed      Tax         Tax      Size   Taxes
     Subject           Value       Value    Rate/$1.00   Expense    (SF)    /SF
--------------------------------------------------------------------------------
Parcel 2.0 & 2.07    $500,000    $200,000     $4.11       $8,220   86,249  $0.10
================================================================================

      Note: The assessed value is calculated based on a 40% assessment ratio.

SUBJECT TAX EXPENSE ANALYSIS:       The subject is taxed on the basis of eight
                                    smaller parcels which total $1,420,000 for the entire eight lots. The appraised value noted above is the sum of the tax appraised values of Parcels 2.0 and 2.07 as currently platted. Shortly after the completion of the building improvements, the Tax Assessor will reappraise the parcels with the values adjusted to the 1996 valuation year, which was the last reappraisal year. However, the Tax Assessor has not reappraised the subject property because of the recent completion of the Hollywood Video. The new tax appraised value will, however, be completed for the 1998 assessment year.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 58

                                                             APPRAISAL PROCEDURE
================================================================================

INTRODUCTION

      The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

COST APPROACH:                      This valuation technique is based on the
                                    premise that the value of a property can be indicated by the current cost to construct a reproduction or replacement of the improvements minus the amount of depreciation evident in the structures from all causes plus the value of the land and entrepreneurial profit. The Cost Approach is particularly useful for appraising new or nearly new improvements. Current costs for constructing improvements are derived from cost estimators, cost publications, builders or contractors. Depreciation is measured by market research and/or through the application of specific mathematical procedures. Land value is estimated separately by direct sales comparison.

SALES COMPARISON APPROACH           This approach is most viable when an
                                    adequate number of properties of similar type have been sold recently or are currently offered for sale in the subject market. The application of this approach produces a value indication for a property through comparison with similar properties, called comparable sales. The sale prices of properties judged to be most comparable tend to set a range in which the value indication for the subject falls.

INCOME CAPITALIZATION
APPROACH:                           This approach to value is applicable to
                                    properties capable of producing a net income stream. By using the income capitalization approach, the appraiser measures the present value of the future benefits of property ownership. Income streams and the value of property upon resale (reversion) are capitalized or converted into a present, lump- sum value. Research and analysis of data for this approach are conducted against a background of supply and demand relationships. This background provides information on trends and market anticipation that must be verified for data analysis.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 59

--------------------------------------------------------------------------------

RECONCILIATION OF APPROACHES:       The strengths and weaknesses of each
                                    approach used are weighed in the final
                                    analysis. The approach or approaches
                                    offering the greatest quantity and quality of supporting data are typically given most consideration and the final estimate of value is correlated.

APPROACHES UTILIZED
 IN THIS ASSIGNMENT:                The Cost, Sales Comparison and Income
                                    Capitalization Approaches to value have each been utilized in estimating the market value of the subject property as of the effective date of appraisal.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 60

                                                                  LAND VALUATION
================================================================================

INTRODUCTION

      A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

      Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales are compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

      The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. Information pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 61

--------------------------------------------------------------------------------


                                                      COMPARABLE LAND SALES DATA
--------------------------------------------------------------------------------


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 62

                                                     LAND SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:         E/s Westgate Circle (inside the loop), N of Moores
                   Lane, Westgate Commons, Brentwood

 County:           Williamson

 Grantor:          New West Development LLC

 Grantee:          Alliance Exchange Group

 Map(s):           53

 Parcel(s):        P/o 125

 Sale Date:        04/12/96     Book/Page:     1390  /  320

SITE DATA

 Size (Acres):          1.52

 Size (SF):             66,211

 Zoning:                C-2

 Utilities:             All available to site

 Frontage:              Westgate Circle

 Shape:                 Rectangular

 Topography:            Level

 Easements:             None detrimental

 Improvements:          None of value at sale date

 Intended Use:          Copelands, a 7,379 SF restaurant

TRANSACTION DATA

 Consideration:         $790,000            Price/SF:     $11.93

 Cash Equivalent:       $790,000       Adj. Price/SF:     $11.93

 Financing:             New West Development provided short term
                        $395,000

 Verified By:           Wes Lamoureaux (373-8811)

 Comp_Code:             1037

COMMENTS:               The site has an interior location within the new
                        Westgate Commons retail and office development. The buyer obtained short-term financing from the seller at a 50% loan-to-value ratio, but is currently obtaining


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 63

                                                     LAND SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

                        development financing from a bank. The site is recorded as lot 6 Westgate Commons.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 64

                                                     LAND SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:         N/s Westgate Circle (inside the loop), N of Moore's
                   Lane, Westgate Commons, Brentwood, TN

 County:           Williamson

 Grantor:          New West Development, LLC

 Grantee:          Romacorp, Inc.

 Map(s):           053

 Parcel(s):        p/o 125

 Sale Date:        11/15/96     Book/Page:     1464  /  334

SITE DATA

 Size (Acres):          1.54

 Size (SF):             67,082

 Zoning:                C-2

 Utilities:             All available to site

 Frontage:              322.8' along Westgate Circle

 Shape:                 Irregular

 Topography:            Level

 Easements:             None detrimental

 Improvements:          None of value at sale date

 Intended Use:          Future Tony Roma's Restaurant

TRANSACTION DATA

 Consideration:         $737,747            Price/SF:    $11.00

 Cash Equivalent:       $737,747       Adj. Price/SF:    $11.00

 Financing:             All cash to seller

 Verified By:           Wes Lamoureaux (373-8811)

 Comp_Code:             1150

COMMENTS:               Although this tract is located further back from IH-65,
                        it does, however, have some visibility.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 65

                                                     LAND SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:         W/s Westgate Circle (outside the loop), N of
                   Moore's Lane, Westgate Commons, Brentwood, TN

 County:           Williamson

 Grantor:          New West Development, LLC

 Grantee:          James F. Chandler, et al

 Map(s):           053

 Parcel(s):        p/o 125

 Sale Date:        12/06/96     Book/Page:     1469  /  345

SITE DATA

 Size (Acres):          1.48262

 Size (SF):             64,583

 Zoning:                C-2

 Utilities:             All available to site

 Frontage:              24' wide access easement from Westgate Circle

 Shape:                 Semi-rectangular

 Topography:            Level

 Easements:             None detrimental

 Improvements:          None of value at sale date

 Intended Use:          Future Sportsman's Grille Restaurant

TRANSACTION DATA

 Consideration:         $775,000            Price/SF:     $12.00

 Cash Equivalent:       $775,000       Adj. Price/SF:     $12.00

 Financing:             All cash to seller

 Verified By:           Wes Lamoureaux (373-8811)

 Comp_Code:             1149

COMMENTS:               The gross size of this tract is 2.09 acres. The loss in
                        acreage is due to drainage easements and ditches associated with the overall Westgate Commons development. This tract is also known as Lot 18 of Westgate Commons and has frontage along IH-65.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 66

                                                     LAND SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:         SEC SH-96 and Royal Oaks Boulevard, Franklin

 County:           Williamson

 Grantor:          Burton P. Grant, etux

 Grantee:          AmSouth Bank of Tennessee

 Map(s):           79

 Parcel(s):        85.1

 Sale Date:        05/20/96     Book/Page:     1403  /  970

SITE DATA

 Size (Acres):          0.96

 Size (SF):             41,818

 Zoning:                IC

 Utilities:             All available to site

 Frontage:              160'on SH-96; 275'on Royal Oaks Blvd; 150'on
                        Riverside Dr.

 Shape:                 Irregular rectangle

 Topography:            level; below street grade

 Easements:             None detrimental

 Improvements:          Ponderosa restaurant (7,194 SF); no
                        contributory value

 Intended Use:          AmSouth branch bank

TRANSACTION DATA

 Consideration:         $675,000            Price/SF:     $16.14

 Cash Equivalent:       $697,000       Adj. Price/SF:     $16.67

 Financing:             All cash to seller

 Verified By:           Harry Long, AmSouth (205-326-5443)

 Comp_Code:             1231

COMMENTS:               The restaurant was built in 1978. AmSouth demolished the
                        improvements for the development of their branch bank.
                        The site is below street grade at SH-96. The site is not accessible from SH-96 and accessible from north bound
                        Royal Oaks Boulevard traffic only. Primary access is from Riverside Drive at the rear of the site.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 67

                                                     LAND SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

                        Construction on the branch bank began in late December 1996 to early January 1997. Demolition costs were estimated to be $5.00/SF of the restaurant improvements, or $35,000 rounded. The cash equivalent price reflects the addition of demolition costs.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 68

                            COMPARABLE LAND SALE MAP

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 69

                                                         LAND VALUATION ANALYSIS
================================================================================

COMPARABLE LAND SALES SUMMARY

--------------------------------------------------------------------------------
                  SUBJECT       SALE #1      SALE #2       SALE #3       SALE #4
--------------------------------------------------------------------------------
Sale Date         Current      04/12/96     11/15/96      12/06/96      05/20/96
--------------------------------------------------------------------------------
Size/Acres           1.98          1.52         1.54          1.48          0.96
--------------------------------------------------------------------------------
Zoning                 GC           C-2          C-2           C-2            IC
--------------------------------------------------------------------------------
Total Price           N/A      $790,000     $737,747      $775,000      $710,000
--------------------------------------------------------------------------------
SP/SF                 N/A        $11.93       $11.00        $12.00        $16.98
--------------------------------------------------------------------------------

INTRODUCTION

      A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

      Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends. The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

UNIT OF COMPARISON:                 SP/SF; sales price per square foot
         Analysis:                  Discussions with brokers and developers in
                                    the subject market indicated that this is the basic unit of comparison from which they make their acquisition decisions for land similar to the subject. However, for similar uses as anticipated for the subject, the potential users primarily rely on the total value more than the price per square foot.
                                    End users consider the total value because it is the ultimate unit of comparison that affects the real or implied rent of the single tenant facility. Therefore, the following analysis presents the data in the form of a $/SF comparison. However, the ultimate value estimate is based upon the total value of the subject as compared to the total prices paid in the comparable sales. The $/SF comparison is utilized more as a test of reasonableness and general indicator of value.

FINANCING:                          The transactions are either all cash
                                    transactions or are considered to represent typical market financing and do


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 70

--------------------------------------------------------------------------------

                                    not require an adjustment for non-market financing. As such, no adjustments are made for factors relating to financing.

CONDITIONS OF SALE:                 All of the comparable sales are considered
                                    to have typical conditions of sale,
                                    therefore no adjustments were made.

MARKET CONDITIONS:
         DESCRIPTION:               This adjustment, often referred to as the
                                    "time adjustment", reflects the direction of change in the market from the sale date of the comparable to the valuation date of the subject property.

LOCATION:
         DESCRIPTION:               Locational features include visibility,
                                    access and proximity to other quality
                                    development.

         ANALYSIS:                  Sale Nos. 1 through 3 are located in the
                                    Cool Springs market which benefits from the regional drawing power of the Cool Springs
                                    Galleria Mall. The locations of these sites is considered slightly superior to the subject's more localized Franklin location.
                                    Therefore, a -5% adjustment is applied to these sales.

PHYSICAL CHARACTERISTICS

      The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

         SHAPE
                  Description:      The shape of a site will determine its
                                    adaptability to possible uses. Some
                                    configurations may restrict structural
                                    design or limit the buildable/usable area of the parcel. A site must have adequate depth to accommodate the layout of the improvements, but should not be excessive in relation to the parcel's frontage and size.

         FRONTAGE:
                  Description:      The amount of street frontage is important
                                    to commercial properties and, in particular, retail properties.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 71

--------------------------------------------------------------------------------

TOPOGRAPHY:
         Description:               The topography of a site can significantly
                                    impact the costs of development.
                                    Consideration must be given to the contour, grade and drainage of the sale tracts in relation to the appraised property.

ZONING:
         Description:               Zoning is often the most basic criteria in
                                    selecting comparables. Sites zoned the same as the subject property are the most appropriate comparables. When sufficient sales in the same zoning category are not available, data from similar categories may be used after adjustments have been made.
                                    These adjustments are based on the allowable uses, permitted density and restrictions within the ordinance in comparison to the subject.

UTILITIES:
         Description:               The availability and proximity to public
                                    utilities (water, sewer, electricity, gas and telephone) is an important attribute to the development of any property. This adjustment reflects the difference in sales price caused by the distance and capacity of utility services to the comparable sites and also considers the cost of bringing utilities to the tract.

SIZE:
         Description:               Most types of development have an optimal
                                    site size. If a site is larger than optimal, the value of the excess land tends to decline at an accelerating rate. As a result, larger tracts of land typically sell for less per unit of comparison than smaller parcels, all other factors being equal.

         Analysis:                  As previously discussed, the total value is
                                    the primary value factor for the users of the comparable land sales. Sale No. 4 is significantly smaller than the subject and other land sales; however, it is well within a reasonable and acceptable size for the branch bank use. Therefore, the price per square foot of Sale No. 4 requires a significant adjustment. The total price would not require any adjustment for size as compared to the subject.

      The appraisers have considered the previously described factors and analyzed the comparable sales for any adjustments in comparison to the subject property. When possible, a matched pairs comparison has been utilized to derive the appropriate adjustments. On the following page is an adjustment grid of the comparable sales presenting the adjustments noted in the previous analysis.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 72

                      COMPARABLE LAND SALES ADJUSTMENT GRID

                                 SUBJECT          SALE #1         SALE #2            SALE #3            SALE #4
                                            ------------------------------------------------------------------------
Sale Price                                        $11.93           $11.00            $12.00              $16.98
                                            ------------------------------------------------------------------------
Elements of Comparison
                                            ------------------------------------------------------------------------
Date of Sale                                     04/12/96         11/15/96          12/06/96            05/20/96
                                            ------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                  0%
                                            ------------------------------------------------------------------------
                                            ------------------------------------------------------------------------
Adjusted Price                                    $11.93           $11.00            $12.00              $16.98
                             ---------------------------------------------------------------------------------------
Location                          Good             Good             Good              Good                Good
                             ---------------------------------------------------------------------------------------
  Comparison                                     Superior         Superior          Superior            Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        -5%             -5%               -5%                  0%
                             ---------------------------------------------------------------------------------------
Shape                          Rectangular      Rectangular      Irregular      Semi-rectangular       Irregular
                             ---------------------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                  0%
                             ---------------------------------------------------------------------------------------
Frontage                          Good             Good             Good              Good                Good
                             ---------------------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                  0%
                             ---------------------------------------------------------------------------------------
Topography                    Gentle slope         Level           Level             Level               level
                             ---------------------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                  0%
                             ---------------------------------------------------------------------------------------
Zoning                             GC               C-2             C-2               C-2                  IC
                             ---------------------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                  0%
                             ---------------------------------------------------------------------------------------
Utilities                     All Available    All Available   All Available     All Available       All Available
                             ---------------------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                  0%
                             ---------------------------------------------------------------------------------------
Size                              1.98             1.52             1.54              1.48                0.96
                             ---------------------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Superior
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                 -35%
                             ---------------------------------------------------------------------------------------
Other                              N/A              N/A             N/A               N/A                 N/A
                             ---------------------------------------------------------------------------------------
  Comparison                                      Similar         Similar           Similar             Similar
                                            ------------------------------------------------------------------------
  Adjustment                                        0%               0%                0%                  0%
                                            ------------------------------------------------------------------------
Net Adjustment                                      -5%             -5%               -5%                 -35%
                                            ------------------------------------------------------------------------
Final Adjustment Sale Price                       $11.33           $10.45            $11.48              $11.04
                                            ------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 73

--------------------------------------------------------------------------------

RECONCILIATION

      The sales prices ranged from $11.00 to $16.98 per square foot before the adjustment process. The indicated value of the subject property ranged between $10.45 and $11.40 per square foot after analysis. The adjusted value range is considered very narrow and provides consistent and reliable data from which to estimate the subject's land value.

      Based on this analysis, a value of $11.10/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of March 20, 1997 is calculated below:

                               LAND VALUE ESTIMATE

                  Land Size (SF)                      86,249
                  Estimated Value/SF   x              $11.10
                                                    --------
                  Estimated Value                   $957,362
                  Rounded                           $960,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 74

                                                                   COST APPROACH
================================================================================

INTRODUCTION

      The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

      In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

COST DATA

      SOURCE:         Marshal Valuation Service Manual - calculator cost
                      --------------------------------

      ABOUT THE SOURCE: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

      COSTS INCLUDED IN SOURCE: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

      1.    Architects's and engineer's fees;

      2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

      3.    Sales taxes on materials;

      4. Normal site preparation including finish, grading and excavation for foundation and backfill;

      5.    Utilities from structure to lot line figured for typical setback;

      6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 75

--------------------------------------------------------------------------------

      COSTS NOT INCLUDED IN SOURCE: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

      1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

      2.    Pilings or hillside foundations;

      3.    Interest or taxes on the land;

      4.    Feasibility studies, appraisal or consulting fees, etc.;

      5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

      6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

      7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

      8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

SUBJECT'S MARSHALL VALUATION COST DATA

      Summary of Subject General Building Characteristics:
      Property Type:                             Retail
      Structure:                                 Wood frame/Dryvit panels
      No. of Stories:                            1
      Gross Building Area:                       9,305 SF

      CLASSIFICATION                             Class S

      TYPE (QUALITY)                             Good

      REGION/CLIMATE                             Central/Moderate

      PAGE REFERENCE                             Section 13, Page 22

      PAGE REFERENCE DATE                        September 1995

      CURRENT MULTIPLIER PAGE                    January 1997

      LOCAL MULTIPLIER PAGE DATE                 January 1997

      COST METHOD                                Calculator; therefore,
                                                 replacement cost

      The reader is directed to the base cost and adjustments presented on the following page. The Jiffy Lube building is being built by the tenant and will be reimbursed by the landlord with a $360,000 building allowance upon completion. This cost figure is directly input into the direct cost section of the Cost Summary to follow since the developer's cost is definitively limited to this amount. This allowance includes site work also, which is compensated for in the Hollywood


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 76

--------------------------------------------------------------------------------

Video overall site costs. Thus, the following base cost figures are representative of Hollywood Video's building only.

    MVS BASE COST & ADJUSTMENTS

           =====================================================================
             1  BASE SQUARE FOOT COST                                    $53.67
           ---------------------------------------------------------------------
             2           SQUARE FOOT REFINEMENTS
           ---------------------------------------------------------------------
             3  Heating Cooling, ventilation                              $0.00
           ---------------------------------------------------------------------
             4  Elevator                                                  $0.00
           ---------------------------------------------------------------------
             5  Miscellaneous                                             $1.50
           ---------------------------------------------------------------------
             6  Total SF Refinements                                     $55.17
           ---------------------------------------------------------------------

                        HEIGHT & SIZE REFINEMENTS
           ---------------------------------------------------------------------
             7  Number of Stories Multiplier                               1.00
           ---------------------------------------------------------------------
             8  Height per story multiplier                                1.00
           ---------------------------------------------------------------------
             9  Floor area-perimeter multiplier                            1.04
           ---------------------------------------------------------------------
            10  Combined multipliers (7x8x9)                               1.04
           ---------------------------------------------------------------------

                           FINAL CALCULATIONS
           ---------------------------------------------------------------------
            11  Refined SF Cost (Line 6x10)                              $57.38
           ---------------------------------------------------------------------
            12  Current cost multiplier                                    1.04
           ---------------------------------------------------------------------
            13  Local multiplier                                           0.91
           ---------------------------------------------------------------------
            14  Final SF Cost (Line 11x12x13)                            $54.30
           =====================================================================

    SITE IMPROVEMENTS
     & OTHER HARD COSTS:            Site improvement cost and other hard costs
                                    related to the improvements must be added to the base structural cost estimate. The reader is directed to the Cost Summary exhibit at the end of this report section for a summary of these costs.

    INDIRECT COSTS:                 Indirect costs not included in the Marshall
                                    Valuation base costs include loan interest on land, lease-up costs and professional fees. Calculations for the loan interest on land and lease-up costs are presented below.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 77

--------------------------------------------------------------------------------

      LAND LOAN INTEREST CALCULATIONS:

                                    LAND VALUE ESTIMATE               $960,000
                                    CONSTRUCTION INTEREST RATE     x     9.50%
                                    CONSTRUCTION PERIOD (YEARS)    x      0.50
                                                                       -------
                                    LAND INTEREST                  =   $45,600

      LEASE-UP COST CALCULATIONS:

                                    COMMISSIONS
                                    Market Rent/SF                      $24.63
                                    Net Rentable Area (SF)         x     9,305
                                    Commission/SF                  x     $4.00
                                                                       -------
                                    COMMISSION COST, ROUNDED       =   $37,220
                                    PLUS: OTHER (MARKETING, ETC.)  +         0
                                                                       -------
                                    TOTAL LEASE-UP COSTS           =   $37,220

TOTAL REPLACEMENT COST NEW
(IMPROVEMENTS, PROFIT & LAND):      $2,254,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 78

COST APPROACH SUMMARY
================================================================================

DIRECT COSTS                                                     Marshall Valuat
                                                                  Cost Estimates
                                                                  --------------
Structural Improvements
Hollywood Video        7,500 SF @   $54.30 /SF  =                      $407,261
Jiffy Lube             1,817   @    Building Allowance                 $360,000

Site Improvements
Asphalt Paving        25,000 SF @    $2.00 /SF   =      $50,000
Fence                      0 LF @   $13.00 /LF   =            0
Signage & Lighting:                                      10,000
Landscaping                                               5,000
Site Work:                                               50,000
                      Subtotal Site Improvements:                       115,000
                                                                     ----------
                      Total Direct Costs:                              $882,261

INDIRECT COSTS

                    Land Loan Interest:                 $45,600
                    Lease-Up Costs:                      37,220
                    Additional Fees & Permits            50,000
                    Professional Fees:                   20,000
                                                        -------
                     Total Indirect Costs:                              152,820
                                                                     ----------
Total Direct and Indirect Costs:                                     $1,035,081

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd.    25%         258,770
                                                                     ----------
Total Cost New of Improvements and Profit:                           $1,293,851

Less: Accrued Depreciation                                                    0
                                                                     ----------
Depreciated Cost of Improvements:                                    $1,293,851

Plus: Estimated Land Value by Market Comparison:                        960,000
                                                                     ----------
Value Indicated by the Cost Approach:                                $2,253,851

                 STABILIZED VALUE ESTIMATE, ROUNDED                  $2,254,000
                 Less: Lease-Up Costs to Stabilization                 (360,000)
                                                                     ----------
                 COST APPROACH AS IS VALUE ESTIMATE:                 $1,894,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 79

                                                       SALES COMPARISON APPROACH
================================================================================

INTRODUCTION

      The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

      In applying the sales comparison approach, the appraiser must complete five steps:

      1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

      2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

      3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

      4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

      5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

      After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 80

--------------------------------------------------------------------------------


                                                  COMPARABLE IMPROVED SALES DATA
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 81

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

   Comp_Code:     191

Project Name:     Hollywood Video Lebanon

    Location:     East side of S. Cumberland Street, South of East
                  Adams Street, Lebanon, TN

      County:     Wilson

     Grantor:     NOM Lebanon, LP (Newton Oldacre McDonald)

     Grantee:     Ashley Wilde

PROPERTY DATA

Net Rentable Area (SF):    7,488

             Land Size:    0.83 Acres

   Land/Building Ratio:    4.83:1

            Year Built:    1997

             Occupancy:    100%

          Construction:    Prefabricated, modular wood frame with dryvit

             Condition:    Good

        Anchor Tenants:    Hollywood Video, single tenant


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 82

--------------------------------------------------------------------------------

Date of Sale:     04/04/97                  Book/Page:        450 / 964

Map(s):           81D-E-68M

Parcel(s):        1.02

TRANSACTION DATA

Actual Consideration:    $1,087,260             Cash Equivalent: $1,087,260

Financing:               All cash to seller

First Mortgage:          $0

Other Mortgages:         $0

Total Mortgages:         $0                         Actual Equity: $1,087,260

Verified By:             Gerry Woodruff, with seller


          OPERATING DATA:                TOTAL $         PER SF        % OF GAI

     Gross Annual Income:               $108,726         $14.52         100.00%
            Less Vacancy:                ($1,087)        ($0.15)         -1.00%
                                        --------         ------         ------
  Effective Gross Income:               $107,639         $14.37          99.00%
           Less Expenses:                ($1,825)        ($0.24)         -1.68%
                                        --------         ------         ------
    Net Operating Income:               $105,814         $14.13          97.32%
            Debt Service:                     $0          $0.00           0.00%
                                        --------         ------         ------
               Cash Flow:               $105,814         $14.13          97.32%


UNITS OF COMPARISON                     ACTUAL

                         GIM:           10.00
               Effective GIM:           10.10
                Overall Rate:           9.73%
             Equity Dividend:           9.73%
          Sales Price Per SF:         $145.20

COMMENTS:   The land was purchased in 1996 for $362,160 ($10.01/SF). The video store opened for business in early 1997. The lease term is 15 years with two 5 yr. options. The lease increases a minimum of 12% every 5 years. An 11.78% IRR was calculated based on the sale price and scheduled net operating income through the full 15 year lease term with a reversion of 11% and selling expense of 6%. The vacancy and expenses were not reported by the seller. Therefore, the vacancy and expenses are estimated


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 83

--------------------------------------------------------------------------------

            by the appraiser to be consistent with the subject's calculation for a NNN lease. Expense estimate includes 1% management and $0.10/SF reserves. The landlord was only responsible for roof and structural repairs.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 84

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

   Comp_Code:     181

Project Name:     Hollywood Video Clarksville

    Location:     S/s of Fort Campbell Blvd., East of the Bypass,
                  Clarksville, TN

      County:     Montgomery

     Grantor:     NOM Clarksville, LP (Newton Oldacre McDonald)

     Grantee:     Max Drimer

PROPERTY DATA

Net Rentable Area (SF):    7,488

             Land Size:    1.0 acre

   Land/Building Ratio:    5.81:1

            Year Built:    1996

             Occupancy:    100%

          Construction:    Prefabricated, modular wood frame with
                           dryvit

             Condition:    Good

        Anchor Tenants:    Hollywood Video, single tenant

Date of Sale:     04/15/97     Book/Page:    621 / 543


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 85

--------------------------------------------------------------------------------

Map(s):                   54E-F

Parcel(s):                8.25

TRANSACTION DATA

Actual Consideration:     $1,250,000            Cash Equivalent:  $1,250,000

Financing:                All cash to seller

First Mortgage:           $0

Other Mortgages:          $0

Total Mortgages:          $0                    Actual Equity: $11,250,000

Verified By:              Gerry Woodruff, with seller


           OPERATING DATA:            Total $         Per SF         % of GAI

      Gross Annual Income:           $125,500         $16.76          100.00%
             Less Vacancy:            ($1,255)        ($0.17)          -1.00%
                                     --------         ------          ------
   Effective Gross Income:           $124,245         $16.59           99.00%
            Less Expenses:            ($1,991)        ($0.27)          -1.59%
                                     --------         ------          ------
     Net Operating Income:           $122,254         $16.32           97.41%
             Debt Service:                 $0          $0.00            0.00%
                                     --------         ------          ------
                Cash Flow:           $122,254         $16.32           97.41%


UNITS OF COMPARISON                     Actual

                         GIM:            9.96
               Effective GIM:           10.06
                Overall Rate:           9.78%
             Equity Dividend:           9.78%
          Sales Price Per SF:         $166.93

COMMENTS:   The land was purchased in 1996 for $415,000 ($9.53/SF). The video store opened for business in late 1996. The lease term is fifteen years with options. The lease increases a minimum of 12% every 5 years. An 11.85% IRR was calculated based on the sale price and scheduled net operating income through the full 15 year lease term with a reversion of 11 % and selling expense of 6%. The vacancy and expenses were not reported by the seller. Therefore, the vacancy and expenses are estimated by the appraiser to be consistent with the subject's calculation for a NNN


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(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 86

--------------------------------------------------------------------------------

            lease. The expense estimate is based on 1% management fee and $0.10/SF reserves. The landlord was only responsible for roof and structural repairs.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 87

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

   Comp_Code:     228

Project Name:     Hollywood Video, Murfreesboro

    Location:     S/s of S. Northfield Boulevard, West of US-231

      County:     Rutherford

     Grantor:     NOM Murfreesboro LP

     Grantee:     Realty Income Corporation

PROPERTY DATA

Net Rentable Area (SF):    7,488

             Land Size:    1.10

   Land/Building Ratio:    7:1

            Year Built:    1997

             Occupancy:    100%

          Construction:    Pre fab on wood frame

             Condition:    Good

        Anchor Tenants:    Hollywood Video-single tenant

Date of Sale:      09/26/97    Book/Page:     606 / 805


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 88

--------------------------------------------------------------------------------

Map(s):        117-14

Parcel(s):     148

TRANSACTION DATA

Actual Consideration:     $1,287,495         Cash Equivalent: $1,326,120

Financing:                Cash to seller

First Mortgage:           N/A

Other Mortgages:          $0

Total Mortgages:          $0                    Actual Equity: $1,287,495

Verified By:              Gerry Woodruff


          OPERATING DATA:            TOTAL $          PER SF         % OF GAI

     Gross Annual Income:           $132,612          $17.71          100.00%
            Less Vacancy:            ($1,326)         ($0.18)          -1.00%
                                    --------          ------          ------
  Effective Gross Income:           $131,286          $17.53           99.00%
           Less Expenses:            ($2,062)         ($0.28)          -1.55%
                                    --------          ------          ------
    Net Operating Income:           $129,224          $17.25           97.45%
            Debt Service:                 $0           $0.00            0.00%
                                    --------          ------          ------
               Cash Flow:           $129,224          $17.25           97.45%


UNITS OF COMPARISON:                     ACTUAL               BASED ON CASH
                                                                 EQUIVALENT
                        GIM:               9.71                          10
              Effective GIM:               9.81                        10.1
               Overall Rate:             10.04%                       9.74%
            Equity Dividend:             10.04%                       9.74%
         Sales Price Per SF:            $171.94                     $177.10


COMMENTS:   The cash equivalent total reflects the addition sales of commission to the purchase price. The buyer acted as the broker and thus the transaction amount is net of the typical buyer commission expenses, typically 3%. The location of the property is rated high within the Murfreesboro Market with excellent demographics. A Blockbuster Video is positioned directly across Northfield Blvd. The lease term is 15 years with options. The lease increases a minimum of 12% every 5 years.


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(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 89

                                            RETAIL CENTER SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

   Comp_Code:     229

Project Name:     Hollywood Video, Columbia

    Location:     SWC of S. John Campbell Road and Hillary Drive, Columbia, TN

      County:     Maury

     Grantor:     NOM Columbia LP

     Grantee:     Realty Income Corporation

PROPERTY DATA

Net Rentable Area (SF):    7,488

             Land Size:    1.60

   Land/Building Ratio:    9.30:1

            Year Built:    1997

             Occupancy:    Good

          Construction:    Pre Fab dryvit on wood frame

             Condition:    100%

        Anchor Tenants:    Hollywood Video - Single Tenant

Date of Sale:      09/26/97    Book/Page:    1347 / 200


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(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 90

--------------------------------------------------------------------------------

Map(i):       113

Parcel(s):    22.01

TRANSACTION DATA

Actual Consideration:     $1,178,447            Cash Equivalent: $1,213,800

Financing:                Cash to seller

First Mortgage:           $0

Other Mortgages:          $0

Total Mortgages:          $0                    Actual Equity: $1,178,447

Verified By:              Gerry Woodruff


           OPERATING DATA:          TOTAL $           PER SF        % OF GAI

      Gross Annual Income:         $121,380           $16.21         100.00%
             Less Vacancy:          ($1,214)          ($0.16)         -1.00%
                                   --------           ------         ------
   Effective Gross Income:         $120,166           $16.05          99.00%
            Less Expenses:          ($1,950)          ($0.26)         -1.61%
                                   --------           ------         ------
     Net Operating Income:         $118,216           $15.79          97.39%
             Debt Service:               $0            $0.00           0.00%
                                   --------           ------         ------
                Cash Flow:         $118,216           $15.79          97.39%


UNITS OF COMPARISON                  ACTUAL               BASED ON CASH
                                                             EQUIVALENT
                      GIM:             9.71                          10
            Effective GIM:             9.81                        10.1
             Overall Rate:           10.03%                       9.74%
          Equity Dividend:           10.03%                       9.74%
       Sales Price Per SF:          $157.38                     $162.10

COMMENTS:   The cash equivalency total reflects an addition of sales commission to the purchase price. The buyer acted as broker and thus the typical 3% split was net of the transaction price. The lease term is 15 years with two options. The lease rate increases a minimum of 12% every 5 years. The location across from Columbia's Shopping Mall is a central commercial destination for much of the city.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 91

                                            RETAIL CENTER SALE COMPARABLE NO. 5:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

   Comp_Code:     230

Project Name:     Hollywood Video, Jackson, TN

    Location:     E/s North Highland Avenue, S. of Bon Air Circle,
                  Jackson, TN

      County:     Madison

     Grantor:     NOM Jackson

     Grantee:     Realty Income Corporation

PROPERTY DATA

Net Rentable Area (SF):    7,488

             Land Size:    .868

   Land/Building Ratio:    5:1

            Year Built:    1997

             Occupancy:    100%

          Construction:    Pre Fab dryvit on wood frame

             Condition:    Good

        Anchor Tenants:    Hollywood Video-single tenant

Date of Sale:     09/26/97    Book/Page:    578 / 46


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(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 92

--------------------------------------------------------------------------------

Map(s):       56-P

Parcel(s):    5

TRANSACTION DATA

Actual Consideration:     $1,223,733      Cash Equivalent:  $1,270,745

Financing:                Cash to seller

First Mortgage:           $0

Other Mortgages:          $0

Total Mortgages:          $0                    Actual Equity:  $1,233,733

Verified By:              Gerry Woodruff


           OPERATING DATA:          Total $          Per SF           % of GAI

      Gross Annual Income:         $129,542          $17.30            100.00%
             Less Vacancy:          ($1,295)         ($0.17)            -1.00%
                                   --------          ------            ------
   Effective Gross Income:         $128,247          $17.13             99.00%
            Less Expenses:          ($2,031)         ($0.27)            -1.57%
                                   --------          ------            ------
     Net Operating Income:         $126,216          $16.86             97.43%
             Debt Service:               $0           $0.00              0.00%
                                   --------          ------            ------
                Cash Flow:         $126,216          $16.86             97.43%


UNITS OF COMPARISON                 Actual            Based on Cash
                                                         Equivalent
                     GIM:             9.52                     9.81
           Effective GIM:             9.62                     9.91
            Overall Rate:           10.23%                    9.93%
         Equity Dividend:           10.23%                    9.93%
      Sales Price Per SF:          $164.76                  $169.70

COMMENTS:   The cash equivalent total reflects an addition of sales commission to the purchase price. The buyer acted as the broker and thus the transaction amount is net of typical commission expenses, typically
            3%. The lease increases a minimum of 12% every 5 years.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 93

                               COMPARABLE SALE MAP

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 94

                                            SALES COMPARISON APPROACH - ANALYSIS
================================================================================

COMPARABLE IMPROVED SALES SUMMARY

=============================================================================================================
Sale No.           Subject               1                2                  3               4              5
-------------------------------------------------------------------------------------------------------------
Name/Address                     Hollywood        Hollywood          Hollywood       Hollywood      Hollywood
                                     Video            Video             Video,          Video,         Video,
                                   Lebanon      Clarksville       Murfreesboro        Columbia        Jackson
-------------------------------------------------------------------------------------------------------------
Sale Date          Current        04/04/97         04/15/97           09/26/97        09/26/97       09/26/97
-------------------------------------------------------------------------------------------------------------
Year Built        Proposed            1997             1996               1997            1997           1997
-------------------------------------------------------------------------------------------------------------
Occupancy             100%            100%             100%               100%            100%           100%
-------------------------------------------------------------------------------------------------------------
Size(SF)             9,305           7,488            7,488              7,488           7,488          7,488
-------------------------------------------------------------------------------------------------------------
% Anchor              100%            100%             100%               100%            100%           100%
-------------------------------------------------------------------------------------------------------------
SP/SF                  N/A         $145.20          $166.93            $177.10         $162.10        $169.70
-------------------------------------------------------------------------------------------------------------
NOI/SF              $27.17          $14.13           $16.32             $17.25          $15.79         $16.86
-------------------------------------------------------------------------------------------------------------
GIM                    N/A           10.00             9.96              10.00           10.00           9.81
=============================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

INTRODUCTION

      A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. Due to the high income per square foot of the subject property, it was necessary to utilize a few older sales with generally similar income characteristics. The newer sales reflect similar risk properties as evidenced by the overall rates; however, they have lower income characteristics. The sales used herein represent the most comparable data available at the time of the report.

COMPARISON OF IMPORTANT FACTORS AFFECTING SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

SUBJECT:
      Primary Negative Factors:     None
      Primary Positive Factors:     Dense neighborhood location with two credit
                                    tenants; 15 to 20 year leases with
                                    escalations on the primary tenant; net
                                    income per square foot due to small size of Jiffy Lube, which is primarily a land lease


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 95

--------------------------------------------------------------------------------

      Comment: The appraisers could not identify any two tenant property sales that are similar to the subject relative to tenant credit, absolute net leases and term length. The primary tenant, both in income and size, is Hollywood Video. The Jiffy Lube lease will be guaranteed by or assigned to Jiffy Lube International instead of the franchisee. Thus, the credit of the Jiffy Lube lease will be similar to slightly superior to a Hollywood Video. Therefore, the appraisers have utilized Hollywood Video sales to compare to the subject.

SALE NO. 1 - HOLLYWOOD VIDEO LEBANON:
    Inferior Factors
     Compared to Subject:           Inferior location and NOI/SF
    Superior Factors
     Compared to Subject:           None
    Overall Comparison
     to Subject:                    Inferior before adjustments; similar after
                                    adjustments

SALE NO. 2 - HOLLYWOOD VIDEO CLARKSVILLE:
    Inferior Factors
     Compared to Subject:           Inferior location and NOI/SF
    Superior Factors
     Compared to Subject:           None
    Overall Comparison
     to Subject:                    Inferior before adjustments; similar after
                                    adjustments

SALE NO. 3 - HOLLYWOOD VIDEO, MURFREESBORO:
    Inferior Factors
     Compared to Subject:           Inferior location and NOI/SF
    Superior Factors
     Compared to Subject:           None
    Overall Comparison
     to Subject:                    Inferior before adjustments; similar after
                                    adjustments

SALE NO. 4 - HOLLYWOOD VIDEO, COLUMBIA:
    Inferior Factors
     Compared to Subject:           Inferior location and NOI/SF
    Superior Factors
     Compared to Subject:           None
    Overall Comparison
     to Subject:                    Inferior before adjustments; similar after
                                    adjustments

SALE NO. 5 - HOLLYWOOD VIDEO, JACKSON, TN:
    Inferior Factors
     Compared to Subject:           Inferior location and NOI/SF
    Superior Factors
     Compared to Subject:           None
    Overall Comparison
     to Subject:                    Inferior before adjustments; similar after
                                    adjustments

MOST COMPARABLE SALES:              Nos. 1 through 5


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 96

--------------------------------------------------------------------------------

      COMMENTS/ANALYSIS: The most significant factor for single and multi-tenant, long-term leases to credit tenants is the quality of the credit. Hollywood Video is a young company in a major growth cycle. After the credit rating, the most significant factors become items relative to the lease structure. All of the sales are Hollywood Videos with similar credit and lease structures. Thus, after adjustments for NOI/SF, all of the sales are considered similar to the subject.

SALE PRICE PER SQUARE FOOT METHOD

DESCRIPTION:                        The Price Per Square Foot indicator is a
                                    general common denominator which encompasses all influences without specifically identifying their impact. It is most affected by location, size, age/condition, and existing leases at above or below market levels, if a rental property. This indicator is derived by dividing the sales price by the net rentable area.

NOI/SF ADJUSTMENT TECHNIQUE:        A wide range produced by this method
                                    indicates that the comparable sales have varying income-producing capabilities attributable to differences in age, location, size and quality. In order to adjust for these differences, a multiplier is obtained by dividing the subject's NOI/SF by the NOI/SF of each comparable sale. The resulting multiplier is then applied to the sales price/SF of each comparable resulting in an indicated sale price/SF for the subject property. The following grid displays this technique.

NOI/SF ADJUSTMENT ANALYSIS

        SALE NO.     NOI/SF         SP/SF         MULTIPLIER       ADJ.SP/SF
        --------     ------         -----         ----------       ---------
           1         $14.13        $145.20          1.9227          $279.18
           4         $15.79        $162.10          1.7206          $278.91
           2         $16.32        $166.93          1.6647          $277.89
           5         $16.86        $169.70          1.6114          $273.45
           3         $17.25        $177.10          1.5750          $278.93
         Subj.       $27.17         ----             ----             ----

            Note: Above chart is sorted based on ascending NOI/SF's.

      COMMENTS/ANALYSIS: Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. The subject will have a superior build-out and design than comparables. Adjusted for income capabilities, the subject tends to fall within the range of $245.00 to $250.00. The calculations are presented as follows.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 97

--------------------------------------------------------------------------------

                            SP/SF METHOD CALCULATIONS

                                                 VALUE EST.,
                     SIZE         SP/SF EST.      ROUNDED

                   9,305  SF   x   $245.00   =   $2,280,000

                   9,305  SF   x   $250.00   =   $2,330,000

GROSS INCOME MULTIPLIER METHOD

DESCRIPTION:                        The Gross Income Multiplier illustrates the
                                    relationship between the sales price and the revenue stream of a property. Investments are often acquired on the basis of a multiple either of their current or potential income flow. Because this indicator is a good reflection of the motives of purchasers, it is considered to be a realistic assessment of market tendencies.

NOI/GROSS POTENTIAL INCOME
RATIO COMPARISON OF GIM'S:          GIM's are typically influenced by the
                                    relationship between the net operating
                                    income and gross potential income as
                                    measured by the net operating income to
                                    gross income ratio (NOI/GPI ratio). The
                                    sales with the most similar NOI/GPI ratios are typically considered to be the most comparable to the appraised property all other factors being equal. The following chart summarizes the comparison of the GIM's to the comparable sales' NOI/GPI ratio as well as comparing the NOI/GPI ratio of the comparable sales to the subject's NOI/GPI ratio.

                            NOI/GPI TO GIM COMPARISON

                 Sale No.         NOI/GPI %            GIM
                 --------         ---------            ---
                    1              97.32%             10.00
                    4              97.39%             10.00
                    2              97.41%              9.96
                    5              97.43%              9.81
                    3              97.45%             10.00
                  Subj.            97.65%              ----

           Note: Above chart is sorted based on ascending NOI/GPI's.

      COMMENT/ANALYSIS: All of the sales have highly similar NOI/GPI ratios as the subject and provide an extremely narrow range. Thus, the GIM range estimated for the subject is 9.75x to 10.00x after considering the factors noted above. The calculations for this method are presented below.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 98

--------------------------------------------------------------------------------

                                GIM CALCULATIONS

                                                    VALUE EST.,
                      GROSS INC.     GIM EST.        ROUNDED

                       $258,881   x    9.75    =    $2,520,000

                       $258,881   x   10.00    =    $2,590,000

SALES COMPARISON APPROACH - RECONCILIATION

                             SUMMARY OF VALUE RANGES

              METHOD            VALUE RANGE
                      -------------------------------
              SP/SF:   $2,280,000    to    $2,330,000

              GIM:     $2,520,000    to    $2,590,000

      COMMENT/ANALYSIS: The sales price per square foot technique required the most adjustments. Thus, the GIM technique is the most reliable. However, the sales price per square foot technique yields a highly similar value range as the GIM method.

      The value ranges previously derived represent an as stabilized value range for the subject.The As Is value estimate must recognize that the landlord must provide a $360,000 improvement allowance upon completion of Jiffy Lube. The following recognizes the deductions for the As Is market value estimate.

                            SALES COMPARISON APPROACH
                              AS IS VALUE ESTIMATE

            Current Stabilized Value Estimate              $2,600,000

            Less: Deferred Maintenance                              0

            Less: Lease-Up Costs to Stabilization            (360,000)
                                                           ----------
            Prospective As Complete Value Estimate         $2,240,000
                                                           ==========

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

SALES COMPARISON APPROACH VALUE ESTIMATE:    $2,240,000

       Implied SP/SF:                           $240.73

       Implied GIM:                                8.65


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 99

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

INTRODUCTION

      The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

      This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

      The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

         Quantity:                  Rental comparables have been gathered from
                                    similar properties to show current market rents.

         Quality: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

         Durability:                This is reflected in the vacancy of the
                                    area.

      In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

      The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 100

--------------------------------------------------------------------------------


                                                 COMPARABLE IMPROVED RENTAL DATA
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 101

                                                   RETAIL RENT COMPARABLE NO. 1:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

 Project Name:    Hollywood Video, Knoxville

     Location:    11134 Kingston Pike

       County:    Knox

PROPERTY DATA

Rentable Area (SF):        7,488

        Year Built:        1997

      Construction:        1-story wood frame, dryvit panel exterior

        Bay Depths:        72' x 142'

    Anchor Tenants:        Hollywood Video

RENTAL DATA

    Quoted Rate/SF:        $18.85

EXISTING RATE RANGE

    Anchor Tenants:        $18.85


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 102

--------------------------------------------------------------------------------

        Spec Space:     None

  Restaurant Space:     None

LEASE TERMS

       Lease Basis:     Absolute Net

Typical Lease Term:     15 years with two 5 year options

        CAM Charge:     Tenant pays direct

  Escalator Clause:     Minimum 12% every 5 years

        Finish-Out:     Build-to-suit (turnkey)

 Rental Concessions     None

Occupancy Rate:         100%                  Historical Occupancy Rate:  N/A

Verified By:            Lessor (Spartan Holdings)

Date:                   06/02/97                       Comp_Code:  311

COMMENTS:               Good location on a high traffic corridor on Kingston
                        Pike. The property rent basis is absolute net with $125,465.64 annual rent. Tenant pays insurance, taxes and common area maintenance directly. Landlord is responsible for structural maintenance only.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamp Appraisal Group, Inc.                              Page 103

                                                   RETAIL RENT COMPARABLE NO. 2:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

Project Name:     Hollywood Video, Murfreesboro

    Location:     S/s of S Northfield Boulevard, West of US-231

      County:     Rutherford

PROPERTY DATA

Rentable Area (SF):        7,488

        Year Built:        1996

      Construction:        1-story wood frame, dryvit panel exterior

        Bay Depths:        70'

    Anchor Tenants:        Hollywood Video

RENTAL DATA

    Quoted Rate/SF:        $17-41

EXISTING RATE RANGE

    Anchor Tenants:        $17.41


--------------------------------------------------------------------------------
(C)1997 Huber & Lamp Appraisal Group, Inc.                              Page 104

--------------------------------------------------------------------------------

        Spec Space:        None

  Restaurant Space:        None

LEASE TERMS

       Lease Basis:        Absolute Net

Typical Lease Term:        15 years with two 5 year options

        CAM Charge:        Tenant pays direct

  Escalator Clause:        Minimum 12% every 5 years

        Finish-Out:        Build-to-suit

 Rental Concessions        None

Occupancy Rate:    100%                   Historical Occupancy Rate:  N/A

Verified By:       Gerry Woodruff

Date:              12/10/96                        Comp_Code:  262

COMMENTS:         The property rent basis is absolute net. Tenant pays
                  insurance, taxes and common area maintenance directly.
                  Landlord is responsible for structural maintenance only. The location is a high traffic corridor convenient to local established neighborhoods. The site is presently under construction.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 105

                                                   RETAIL RENT COMPARABLE NO. 3:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

Project Name:     Hollywood Video, Clarksville/Wilma Rudolph

    Location:     W/s Wilma Rudolph Blvd., N of 101sst Airborne Division
                  Parkway, Clarksville

      County:     Montgomery

PROPERTY DATA

Rentable Area (SF):        7,488

        Year Built:        Proposed

      Construction:        1-story wood frame, dryvit panel exterior

        Bay Depths:        70'

    Anchor Tenants:        Hollywood Video

RENTAL DATA

    Quoted Rate/SF:        $18.79

EXISTING RATE RANGE

    Anchor Tenants:        $18.79


--------------------------------------------------------------------------------
(C)1997 Huber and Lamb Appraisal Group, Inc.                            Page 106

--------------------------------------------------------------------------------

        Spec Space:        None

  Restaurant Space:        None

LEASE TERMS

       Lease Basis:        Absolute Net

Typical Lease Term:        15 years with two 5 year options

        CAM Charge:        Tenant pays direct

  Escalator Clause:        Minimum 12% every 5 years

        Finish-Out:        Build-to-suit

 Rental Concessions        None

Occupancy Rate:     100%                  Historical Occupancy Rate:  N/A

Verified By:        Gerry Woodruff

Date:               11/05/97                             Comp_Code:  000

COMMENTS:         The property rent basis is absolute net. Tenant pays
                  insurance, taxes and common area maintenance directly.
                  Landlord is responsible for structural maintenance only. The location is a high traffic corridor convenient to local established neighborhoods. Construction has not begun, subject to financing.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 107

                                                   RETAIL RENT COMPARABLE NO. 4:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

Project Name:     Hollywood Video, Inglewood

    Location:     3407 Gallatin Pike; W/s of Gallatin Road at Greenfield Drive,
                  Nashville

      County:     Davidson

PROPERTY DATA

Rentable Area (SF):        7,488

        Year Built:        Proposed

      Construction:        1-story wood frame, dryvit panel exterior

        Bay Depths:        70'

    Anchor Tenants:        Hollywood Video

RENTAL DATA

    Quoted Rate/SF:        $19.06

EXISTING RATE RANGE

    Anchor Tenants:        $19.06


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 108

--------------------------------------------------------------------------------

        Spec Space:        None

  Restaurant Space:        None

LEASE TERMS

       Lease Basis:        Absolute Net

Typical Lease Term:        15 years with two 5 year options

        CAM Charge:        Tenant pays direct

  Escalator Clause:        Minimum 12% every 5 years

        Finish-Out:        Build-to-suit (turnkey)

 Rental Concessions        None

Occupancy Rate:    100%                        Historical Occupancy Rate:  N/A

Verified By:       Gerry Woodruff

Date:              11/05/97                                 Comp_Code:  000

COMMENTS:         The property rent basis is absolute net. Tenant pays
                  insurance, taxes and common area maintenance directly.
                  Landlord is responsible for structural maintenance only. The location is a high traffic corridor convenient to local established neighborhoods. The site is presently under construction.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 109

                                                   RETAIL RENT COMPARABLE NO. 5:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

Project Name:     Hollywood Video, Wolfcreek Mall area, Memphis

    Location:     SEC of US-64 and Wolfcreek Parkway, Memphis, TN

      County:     Shelby

PROPERTY DATA

Rentable Area (SF):        7,488

        Year Built:        1996-97

      Construction:        1-story wood frame, dryvit panel exterior

        Bay Depths:        72'

    Anchor Tenants:        Hollywood Video

RENTAL DATA

    Quoted Rate/SF:        $17.50

EXISTING RATE RANGE

    Anchor Tenants:        $17.50


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 110

--------------------------------------------------------------------------------

        Spec Space:        None

  Restaurant Space:        None

LEASE TERMS

       Lease Basis:        Absolute Net

Typical Lease Term:        15 years with options

        CAM Charge:        Tenant pays direct

  Escalator Clause:        Minimum 12% every 5 years

        Finish-Out:        Build-to-suit (turnkey)

 Rental Concessions        None

Occupancy Rate:     100%                        Historical Occupancy Rate:  N/A

Verified By:        Ken (901-795-0221)

Date:               05/22/97                                  Comp_Code:  279

COMMENTS:         The developer built-to-suit this property for Hollywood Video.
                  Base rent is $17.50/SF with 12% escalations every five years.
                  Excellent location near new Wolfcreek Mall development.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 111

                               COMPARABLE RENT MAP

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 112

                                              ANALYSIS OF POTENTIAL GROSS INCOME
================================================================================

                                SUBJECT RENT ROLL

================================================================================================
SUITE      TENANT          SIZE      LEASE     LEASE      LEASE     RENT/SF    LEASE     ANNUAL
  #                        (SF)      BEGIN      END       TERM                 TYPE       RENT
                                                          (YRS)
------------------------------------------------------------------------------------------------
  1        Hollywood      7,488       9/97     08/12       15       $22.42      Net    $167,881
           Video
------------------------------------------------------------------------------------------------
  2        Jiffy Lube     1,817       2/98      1/18       20       $50.08      Net     $91,000
------------------------------------------------------------------------------------------------
Total/Average             9,305    Square Feet                      $27.82             $258,881
================================================================================================

TENANCY:                            Multi-Tenant
SQUARE FEET OCCUPIED:               9,305 SF
SQUARE FEET VACANT - SHELL:         0 SF
SQUARE FEET VACANT -
 2ND GENERATION:                    0 SF
RENT TREND:                         Stable

HOLLYWOOD VIDEO:
Annual Rent Schedule
         Year 1-5 $167,881 annual rent; Thereafter, annual rent for any five year period in the Initial Term or any Option Period shall be increased by the lesser of either twelve percent (12%) or cumulative C.P.I.

Percentage Rent:                    None

BOSTON MARKET:
Annual Rent Schedule
         Year 1-20                  $91,000 annual rent
Percentage Rent:                    None

      COMMENTS: The Jiffy Lube lease is actually a ground lease which allows for a construction allowance of $360,000 for the construction of the building and a portion of the site. Although the lease is a ground lease, it obviously represents a rental rate per square foot of building area that a lessee would pay to rent a space of this type. Thus, the ground lease is treated as such in this report.

      In addition, the $50.08/SF lease rate appears extremely high. However, the Jiffy Lube only has 1,817 SF of building area on a portion of the site that can accommodate a building about as large as the Hollywood Video building. Thus, the building-to-land ratio is extremely low because of the special use building characteristics and cannot be compared to more traditional retail building rents/SF. Given the high total value of the land area required for the 1,817 SF building, the rent per square foot appears unreasonably high when in fact, an in-depth analysis indicates it is very reasonable. It is this very reason why the lease is more of a land lease than a building lease.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 113

--------------------------------------------------------------------------------

COMPARABLE RENTAL ANALYSIS/SUBJECT ESTIMATED MARKET RENTS

INTRODUCTION

      In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental data previously presented.

SUMMARY OF COMPARABLE IMPROVED RENTAL DATA - HOLLYWOOD VIDEO

===================================================================================================================
RENT NO.           SUBJECT             1               2                  3                 4                 5
-------------------------------------------------------------------------------------------------------------------
NAME/ADDRESS      Hollywood        Hollywood       Hollywood          Hollywood         Hollywood         Hollywood
                    Video           Video,           Video,            Video,             Video,            Video,
                                   Knoxville      Murfreesboro       Clarksville        Inglewood         Wolfcreek
                                                                                                             Mall
-------------------------------------------------------------------------------------------------------------------
SIZE(SF)              9,305            7,488             7,488             7,488             7,488            7,488
-------------------------------------------------------------------------------------------------------------------
YEAR BUILT         Proposed             1997              1996          Proposed          Proposed          1996-97
-------------------------------------------------------------------------------------------------------------------
OCCUPANCY              100%              100              100%              100%              100%             100%
-------------------------------------------------------------------------------------------------------------------
QUOTED                  N/A           $18.85            $17.41            $18.79            $19.06           $17.50
RATE/SF
-------------------------------------------------------------------------------------------------------------------
TENANT                  N/A     Absolute Net      Absolute Net      Absolute Net      Absolute Net     Absolute Net
EXPENSES
-------------------------------------------------------------------------------------------------------------------
CAM CHARGE              N/A      Tenant pays       Tenant pays       Tenant pays       Tenant pays      Tenant pays
                                      direct            direct            direct            direct           direct
-------------------------------------------------------------------------------------------------------------------
RENTAL                  N/A             None              None              None              None             None
CONCESSIONS
-------------------------------------------------------------------------------------------------------------------
EFFECTIVE                             $18.85            $17.41            $18.79            $19.06           $17.50
RATE/SF
===================================================================================================================

      All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

COMPARISON TO SUBJECT

SUBJECT:
     Primary Negative Factors:      None
     Primary Positive Factors:      Location in a high growth and relatively
                                    high household income area

      COMMENT: Location is the most significant factor in this analysis. The subject has a very strong location given traffic counts and household income. Based on 1995 federal tax- return


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

                                     ANALYSIS OF POTENTIAL GROSS INCOME, CONT'D.
--------------------------------------------------------------------------------

data, Williamson ranks 11th among 3,140 counties nationwide in personal income, with an average of $60,738. The county ranked 9th nationally in average wages and salaries in 1995, with an average salary of $47,460. In addition, the potential for increased competition is very limited given the lack of available land in this highly desirable commercial corridor. The effects of location are further supported by the Eckerd lease next door to the subject. The Eckerd lease is $25.54/SF as compared to a more typical $17.00/SF to $19.00/SF lease rate for similar drug stores.

      Finally, a general comparison of total land value indicates the subject has a superior location. The land prices for the comparable Hollywood Video rents were in the $360,000 to $400,000 range. The estimated market value of the subject site is $960,000. Allocating 50% to the subject Hollywood Video yields $480,000, which is 20% to 33% higher than the comparable Hollywood Videos land prices.

RENT NO. 1 - HOLLYWOOD VIDEO, KNOXVILLE:
   Inferior Factors
    Compared to Subject:            Date of lease; location
   Superior Factors
    Compared to Subject:            None
   Tenant Expenses:                 Similar
   Overall Comparison
    to Subject:                     Inferior

RENT N. 2 - HOLLYWOOD VIDEO, MURFREESBORO:
   Inferior Factors
    Compared to Subject:            Date of lease; location
   Superior Factors
    Compared to Subject:            None
   Tenant Expenses:                 Similar
   Overall Comparison
    to Subject:                     Inferior

RENT NO. 3 - HOLLYWOOD VIDEO, CLARKSVILLE/WILMA RUDOLPH:
   Inferior Factors
    Compared to Subject:            Location
   Superior Factors
    Compared to Subject:            None
   Tenant Expenses:                 Similar
   Overall Comparison
    to Subject:                     Inferior based on size

RENT NO. 4 - HOLLYWOOD VIDEO, INGLEWOOD:
   Inferior Factors
    Compared to Subject:            Location
   Superior Factors
    Compared to Subject:            None
   Overall Comparison
    to Subject:                     Inferior


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 115

--------------------------------------------------------------------------------

RENT NO. 5 - HOLLYWOOD VIDEO, WOLFCREEK MALL AREA, MEMPHIS:
   Inferior Factors
    Compared to Subject:            Location
   Superior Factors
    Compared to Subject:            None
   Overall Comparison
    to Subject:                     Inferior

MOST COMPARABLE RENTALS:            No. 1 & 3

      CONCLUSIONS/ANALYSIS: Most build-to-suit leases are derived on the basis of approved development costs, including the land, by the prospective tenant. As a result, the size of the building can have an impact on the rent based on economies of scale and land prices. In addition, the date the lease was initiated is a significant issue because of rising land and construction costs. The most recent leases are the Hollywood Video stores in Inglewood and Clarksville, Tennessee (Nos. 3 & 4). These sites are inferior locations as compared to the subject's Franklin location due to demographics, particularly household income.

      The unadjusted market data tends to support a $17.50/SF to $19.00/SF market rent for the subject Hollywood Video. As discussed earlier, the subject's land value is approximately 20% to 33% higher than the rent comparables. The following chart depicts the percentage difference between the rent comparable lease rates and the subject Hollywood Video lease rate.

           % DIFFERENCE - SUBJECT LEASE RATE VS COMPARABLE LEASE RATES

  ============================================================================
  Rent No.                   1           2           3            4          5
  ----------------------------------------------------------------------------
  Subject Lease Rate    $22.42      $22.42      $22.42       $22.42     $22.42
  ----------------------------------------------------------------------------
  Comps' Lease Rate     $18.85      $17.41      $18.79       $19.06     $17.50
                        ------      ------      ------       ------     ------
  ----------------------------------------------------------------------------
  $ Difference           $3.57       $5.01       $3.63        $3.36      $4.92
  ----------------------------------------------------------------------------
  % Difference          18.94%      28.78%      19.32%        17.63     28.11%
  ============================================================================

         LAND VALUE DIFFERENCE
          AS COMPARED TO SUBJECT:   Subject is 20% to 33% higher

      While other factors other than land value effect rent differences, the comparison of land values and lease rates helps explain why the subject's lease rate is significantly higher than the comparable rents. Considering this analysis combined with the comparison of the Eckerd lease next to the subject as compared to other drug store leases, the subject's current Hollywood Video lease rate appears reasonable.

         ESTIMATED MARKET RATE
                  HOLLYWOOD VIDEO:  $22.42+/-/SF

         EXPENSE RECOVERIES:
                  Analysis:         All of the comparable retail lease rates
                                    were based on an absolute net basis. The following Stabilized Operating Statement, which follows the Analysis of Expenses, is


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                                     ANALYSIS OF POTENTIAL GROSS INCOME, CONT'D.
--------------------------------------------------------------------------------

                                    based on the proposed lease rate with an absolute net lease basis.

ESTIMATED MARKET RENT - JIFFY LUBE GROUND LEASE

         RENT ANALYSIS:             The appraiser did not find any ground leases
                                    in the immediate neighborhood to utilize as a comparable rent. However, discussions with local brokers indicated that "pad site" land leases of comparable term are typically estimated based upon an 10% to 12% factor applied to the land value. This is supported by land leases reviewed by the appraiser over the past several years.

                                    In addition, the appraiser has had the
                                    opportunity to review several leases where it is stated that the rent attributed to extraordinary improvements or single building leases are derived by applying a 12% factor to the building improvement costs. This is a very standard factor for building costs.

                                    Utilizing these percent rent factors, a
                                    market rent range can be estimated for the Jiffy Lube lease. This method is considered appropriate because of the special use improvements. In addition, the lease is a modified ground lease in which the tenant is responsible for development of building improvements, but reimbursed a set total dollar amount upon completion. In this case, the building improvement allowance is $360,000. Based on a total site value estimate of $960,000, the allocated land value to Jiffy Lube (50%) equates to $480,000. The following chart presents the calculations for the potential rent range for the Jiffy Lube lease.


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

                                     ANALYSIS OF POTENTIAL GROSS INCOME, CONT'D.
--------------------------------------------------------------------------------

                         JIFFY LUBE MARKET RENT ESTIMATE

        @ 10% LAND RENT FACTOR
                                     Value       Rent Factor       Rent
                                     -----       -----------       ----
        Allocated Land Value        $480,000        10.0%        $48,000
        Building Allowance          $360,000        12.0%        $43,200
                                    --------        ----         -------
        Total                       $840,000        10.9%        $91,200

        @ 12% LAND RENT FACTOR


                                     Value       Rent Factor       Rent
                                     -----       -----------       ----
        Allocated Land Value        $480,000        12.0%        $57,600
        Building Allowance          $360,000        12.0%        $43,200
                                    --------        ----        --------
        Total                       $840,000        12.0%       $100,800

                                    The 10% land rent factor estimate of $91,200 is virtually the same as the actual lease rate. Thus, given the $360,000 building allowance, it appears the market rent for the Jiffy Lube portion of the subject is $91,200+/-.

EXPENSE RECOVERIES:                 Absolute Net

      The Stabilized Operating Statement, which follows the Analysis of Expenses, is based on the subject's actual lease rates and expense pass throughs.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 118

                                                            ANALYSIS OF EXPENSES
================================================================================

INTRODUCTION

      No historical data was available from the property since the property is proposed construction. The subject has an absolute net lease with the landlord only responsible for the structural walls and roof repairs. The tenant will pay and be billed directly for all other expenses. Therefore, the subject will have minimal expenses to the landlord. The following analysis addresses only those expenses that are the responsibility of the landlord.

VACANCY & COLLECTION LOSS
     EXPENSE DESCRIPTION:           Vacancy & collection loss is an allowance
                                    for reductions in potential income
                                    attributable to vacancies, tenant turnover and nonpayment of rent. The allowance is usually estimated as a percentage of potential gross income, which varies depending on the type and characteristics of the physical property, the quality of tenants, current and projected supply and demand, and general and local economic conditions. The percentage rate recognized reflects typical investor expectations over the specific holding period assumed or projected.

     SUBJECT DATA:
        TENANCY:                    Multi-tenant
        CURRENT OCCUPANCY:          100% (with preleased Jiffy Lube)

     ANALYSIS:                      Based on a review of the market data above
                                    as well as the subject's current vacancy, a vacancy and collection loss of 1% is believed to appropriately recognize potential collection loss over the holding period. In reality, the leases are a 15 year and a 20 year leases and there will be no tenant turnover. However, the treatment of the subject vacancy must be the same as the vacancy treatment of the sales in order to derive the same type of calculated net operating income for capitalization purposes. The comparable sales utilized a 1% vacancy.

ESTIMATED VACANCY &
     COLLECTION LOSS:               1%

MANAGEMENT:
     EXPENSE DESCRIPTION:           The subject must be considered as an
                                    investment under prudent management. A
                                    charge is made to reflect either the owner's input of time and attention or that of a professional agent. The expense would include the collection of rents, supervision of all maintenance, etc.

     ANALYSIS:                      The proforma annual management fee for the
                                    subject property is 1.0% of the Effective
                                    Gross Income. This reflects the owners time and expense for bookkeeping


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                                                   ANALYSIS OF EXPENSES, CONT'D.
--------------------------------------------------------------------------------

                                    and other minimal management duties since it is considered a long-term, absolute net lease.

     ESTIMATED MANAGEMENT:          1.0

RESERVES:
     EXPENSE DESCRIPTION:           A reserves or replacement allowance provides
                                    for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.

     ANALYSIS:                      The reserves expense estimate is based
                                    primarily on the typical expense recognized by buyers as compared to a calculated type estimate Based upon the age and condition of the property and typical buyer actions, the reserves expense estimate is $0.10/SF.

     ESTIMATED RESERVES:            $0.10/SF

ESTIMATED EXPENSE SUMMARY

     MANAGEMENT                                         1.0%    EGI   =   $2,563

     RESERVES:                                         $0.10    /SF   =     $931
                                                       -----                ----
     SUBTOTAL EXPENSES:                                $0.38    /SF   =   $3,493


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(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 120

--------------------------------------------------------------------------------

STABILIZED OPERATING STATEMENT
================================================================================

GROSS RENTAL INCOME POTENTIAL:

                                      Lease
                     Size (SF)         Rate
                     ---------         ----
Gross Rent Income       9,305   @   $27.82 /SF              =          $258,881
 (See Rent Roll for Rent Allocation)

Plus: Expense Recovery                                                        0
                                                                       --------
TOTAL GROSS ANNUAL INCOME:                                             $258,881

Less: Vacancy/Collection Loss           1%                               $2,589
                                                                       --------
EFFECTIVE GROSS INCOME                                                 $256,292

LESS EXPENSES

Management            1.0%  EGI  =  $2,563
Taxes:               $0.00  /SF  =      $0
Insurance:           $0.00  /SF  =      $0
CAM:                 $0.00  /SF  =      $0
Administration:      $0.00  /SF  =      $0
Reserves:            $0.10  /SF  =    $931
                     -----          ------
SUBTOTAL EXPENSES:   $0.38  /SF  =  $3,493                              ($3,493)
                                                                       --------
NET OPERATING INCOME:                                                  $252,799
                                                                       ========

NOI/SF:               $27.17
NOI/Gross Income      97.65%

                            CAPITALIZATION TECHNIQUE
           =====================================================
                       NOI     /   OAR     =      Value Estimate
                    $252,799   /  9.75%    =        $2,592,807

           CURRENT STABILIZED VALUE ESTIMATE        $2,590,000
           Less: Deferred Maintenance                        0
           Less: Lease-Up Costs to Stabilization      (360,000)
                                                    ----------
           AS IS VALUE ESTIMATE                     $2,230,000


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 121

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
================================================================================

INTRODUCTION

      Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparables. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

IMPROVED SALES' OVERALL RATE SUMMARY

==============================================================================================================
Sale No.             Subject              1                2                  3               4              5
--------------------------------------------------------------------------------------------------------------
Name/Address                      Hollywood       Hollywood         Hollywood        Hollywood       Hollywood
                                    Video           Video            Video,            Video,         Video,
                                   Lebanon       Clarksville      Murfreesboro        Columbia        Jackson
--------------------------------------------------------------------------------------------------------------
Sale Date            Current       04/04/97         04/15/97           09/26/97        09/26/97       09/26/97
--------------------------------------------------------------------------------------------------------------
Year Built          Proposed           1997             1996               1997            1997           1997
--------------------------------------------------------------------------------------------------------------
Occupancy               100%           100%             100%               100%            100%           100%
--------------------------------------------------------------------------------------------------------------
Size(SF)                9305           7488             7488               7488            7488           7488
--------------------------------------------------------------------------------------------------------------
% Credit/Anchor         100%           100%             100%               100%            100%           100%
--------------------------------------------------------------------------------------------------------------
Overall Rate             N/A          9.73%            9.78%              9.74%           9.74%          9.93%
==============================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

COMPARISON OF IMPORTANT FACTORS AFFECTING OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

      NOTE: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations


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

                                 ANALYSIS OF DIRECT CAPITALIZATION RATE, CONT'D.
--------------------------------------------------------------------------------

and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

SUBJECT:

    Primary Negative Factors:       None
    Primary Positive Factors:       Possibly location

MOST COMPARABLE:                    Sale Nos. 1 through 4

      COMMENT/ANALYSIS: All of the sales represent sales of Hollywood Video stores with similar lease structures as the subject. Four of the five sales reflect a range of 9.73% to 9.78%. Thus, the estimated overall rate for the subject is 9.75%.

CONCLUDED OAR:                      9.75%

ANALYSIS OF SUBJECT'S POTENTIAL MORTGAGE TERMS

PRELIMINARY ANALYSIS:               Several factors affect the potential real
                                    estate mortgage terms of any given property.
                                    These factors include, credit worthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans. The appraisers have had discussions with local mortgage brokers about long-term financing terms and bank loan officers about short term financing.

  LONG-TERM FINANCING:              Institutional lenders are typically
                                    establishing interest rates on the basis of 175 to 225 basis points above the comparable term U.S. Treasury Bond with a 7 to 10 year term, 20 to 25 year amortization and 70% to 75% loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.

  BANK SHORT-TERM
     FINANCING:                     Banks are typically utilizing the prime rate
                                    as the index for loans. Mortgage interest rates are typically 150+/-basis points above the prime rate. The mortgage terms are preferably a three year call based on a 20 to 25 year amortization and 70% to 75%
                                    loan-to-value ratio; however, banks will provide a five year term in some situations.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 123

--------------------------------------------------------------------------------

    SUMMARY OF SUBJECT'S POTENTIAL MORTGAGE TERMS

             MORTGAGE TYPE:         Long-term;

               ANALYSIS:            This appraisal contemplates a typical
                                    long-term loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

             U.S. TREASURY BOND
               10 YEAR RATE(1):     6.00%
             LOAN TERM:             10 years
             AMORTIZATION:          20 years
             LOAN-TO-VALUE RATIO:   75%
             APPROX. INTEREST RATE: 8.00%

DEBT COVERAGE RATIO (DCR) ANALYSIS: A TEST OF REASONABLENESS

                                          DIRECT CAP        FINAL REPORT
                                               VALUE               VALUE

DIRECT CAPITALIZATION VALUE               $2,230,000          $2,230,000
LOAN AMOUNT @ L-TO-V OF        75%        $1,672,500          $1,672,500
MONTHLY PAYMENT                              $13,989             $13,989

ESTIMATED NOI                               $252,799            $252,799
DIVIDED BY ANNUAL PAYMENT                   $167,874            $167,874
                                          ----------          ----------
IMPLIED DEBT COVERAGE RATIO                     1.51                1.51

      COMMENT/ANALYSIS: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.


----------
      (1) Note: The rate is an approximation on a rounded basis due to the weekly change in the rate.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 124

                                                INCOME CAPITALIZATION APPROACH -
                                                                  RECONCILIATION
================================================================================

INTRODUCTION

      The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

PROSPECTIVE VALUE UPON COMPLETION SUMMARY

DIRECT CAPITALIZATION        $2,590,000

      The Direct Capitalization Method utilized stabilized gross income based on contracted lease income. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach. After estimating a stabilized value estimate as of the prospective date of completion, appropriate deductions for lease-up were applied to derive the prospective value upon completion.

DISCOUNTED CASH FLOW         OMITTED

      The Discounted Cash Flow model takes into account the actual cash flows that will result from the current and forecasted leases as well as the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. This technique is particularly useful in valuing investment grade, multi-tenant, and/or properties with below stabilized occupancies. The discounted cash flow analysis is less reliable for owner-occupied properties and small income properties which are typically purchased by less sophisticated buyers. In addition, discounted cash flow analyses for long-term lease properties similar to the subject are not generally utilized, except as a very general cross check. Therefore, this technique has been omitted in this analysis, particularly given the reliable sale data from which to derive an overall rate.

RECONCILIATION - UPON COMPLETION

VALUE ESTIMATE SUMMARY BY METHOD:
       DIRECT CAPITALIZATION:                     $2,590,000
       DISCOUNTED CASH FLOW ANALYSIS:             OMITTED

      The subject's investment grade quality is good with the most probable buyer being a sophisticated regional or national investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, total consideration is given the direct capitalization approach


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 125

                                                  INCOME CAPITALIZATION APPROACH
                                                         RECONCILIATION, CONT'D.
--------------------------------------------------------------------------------

      Therefore, the estimated prospective value upon completion of the subject property by the income capitalization approach, as of February 1, 1998, as follows:

VALUE INDICATED BY THE INCOME CAPITALIZATION APPROACH             $2,590,000

        Implied OAR:            9.75%

AS IS VALUE ESTIMATE

      The As Is value estimate must recognize that the landlord must provide a $360,000 improvement allowance upon completion of Jiffy Lube. The following recognizes the deductions for the As Is market value estimate.

                         INCOME CAPITALIZATION APPROACH
                              AS IS VALUE ESTIMATE

          Current Stabilized Value Estimate                  $2,590,000
          Less: Deferred Maintenance                                  0
          Less: Lease-Up Costs to Stabilization                (360,000)
                                                             ----------
          As Is Value Estimate                               $2,230,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 126

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
================================================================================

INTRODUCTION:

      The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, all three approaches rely heavily upon supporting data from the marketplace.

AS IS MARKET VALUE

COST APPROACH:                      $1,894,000

GENERAL DESCRIPTION:                The cost approach is most applicable when a
                                    property is new or proposed and represents the highest and best use of the site. Land values are documented in the marketplace and cost estimates are readily supported. The inherent weakness of this approach is that it gives no consideration to the income-producing capability of a property.

ANALYSIS:                           Since the subject is proposed construction
                                    and market conditions are currently
                                    favorable, this is a reasonable method of valuation. However, it is utilized more as a test of feasibility for the subject because it does not reflect the actions of buyers/investors in the market.

WEIGHTED CONSIDERATION:             Limited

SALES COMPARISON APPROACH:          $2,240,000

GENERAL DESCRIPTION:                The sales comparison approach is utilized in
                                    the valuation of the subject. The appraisal utilizes the best available and verifiable
                                    Retail property sales located in the
                                    Nashville area comparable to the subject property. This approach utilized two methods to estimate a value range for the subject -
                                    1) sales price per square foot and 2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

ANALYSIS:                           A sufficient quantity and quality of
                                    comparable sales was available to compare to the subject. Given the similar investment quality and type of buyer of the comparable sales, this approach is considered a very reliable value indicator for the subject.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 127

--------------------------------------------------------------------------------

WEIGHTED CONSIDERATION:             Significant

INCOME CAPITALIZATION
 APPROACH:                          $2,230,000

GENERAL DESCRIPTION:                The income capitalization approach involved
                                    the analysis of the existing rent as
                                    compared with market rent for the subject space. Additionally, a stabilized operating statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

ANALYSIS:                           A sufficient quantity and quality of
                                    comparable rental and sale data was
                                    available to compare to the subject. Since the subject's most probable buyer is a regional or national investor, this approach is considered highly reflective of the actions and investment criteria for the potential investor in the subject property.

WEIGHTED CONSIDERATION:             Significant

SUMMARY OF VALUE INDICATIONS

         COST APPROACH                                        $1,894,000
         SALES COMPARISON APPROACH                            $2,240,000
         INCOME CAPITALIZATION APPROACH                       $2,230,000

CONCLUSIONS OF PROSPECTIVE VALUE UPON COMPLETION

      In view of the previous analyses, the most weight has been placed on the sales comparison approach and income capitalization approach with limited weight being placed on the cost approach in the valuation of the subject property. The cost approach value indication is supportive of the other two approaches and supports the feasibility of the development. Thus, the As Is market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, as of November 20, 1997, is estimated to be:

                 TWO MILLION TWO HUNDRED THIRTY THOUSAND DOLLARS
                                  ($2,230,000)

PROSPECTIVE VALUE UPON COMPLETION

      Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of February 1, 1998 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the prospective value upon completion of the Leased Fee interest in the subject property is:

                    TWO MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($2,600,000)


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 128

                                                          CERTIFICATION OF VALUE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. We have made a personal inspection of the property that is the subject of this report.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11. The market and prospective values of the Leased Fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, are estimated to be:

         As Is:               $2,230,000     Effective Date: November 20, 1997
         Prospective Value
          Upon Completion:    $2,600,000     Effective Date: February 1, 1998


/s/ James E. Lamb

James E. Lamb, MAI
State Certified General Real Estate Appraiser
Licensee #CG-557


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(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 129

                                                                 INTRODUCTION TO
                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

INTRODUCTION

      This analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.

      In addition to the appraisal of the subject previous market value estimate, the client has requested a value estimate assuming the subject property is part of a defined portfolio sale of 18 retail properties included in the client's loan package. Since all 18 properties are in the client's loan package, the portfolio valuation assumption requested is reasonable, particularly in assisting the client in the underwriting process. A summary of the 18 properties is provided as an exhibit to this report section.

      The reader should note that Huber & Lamb has only completed appraisals on seven of the properties, which include the following:

      1.   Brownsville Plaza
      2.   Hollywood Video, Paducah, KY
      3.   Delchamps Plaza
      4.   Chicot Crossing
      5.   One Main Place
      6.   Eckerds, Franklin, TN
      7.   Hollywood Video/Jiffy Lube, Franklin, TN

      The appraiser has been provided the rentrolls for the remaining 11 properties. Since the appraiser has not appraised or inspected the remaining 11 properties, it must be assumed that these 11 properties are at least the same general quality of investment as the six properties appraised by Huber & Lamb. We have had discussions with the appraiser of the remaining 11 properties, which tends to support this assumption.

      The only reliable technique and approach to value is considered to be the direct capitalization approach of the income capitalization approach to value. This is the only approach that can adequately address the financial issues involved in the specialized value requested.

FACTORS EFFECTING PORTFOLIO VALUATIONS

      The appraisers have had numerous conversations with institutional lenders, brokers and retail investors to determine if a portfolio purchase could have an effect on individual property overall rates as compared to the individual, non-portfolio sales of similar properties. The question presented to each was "Does a portfolio purchase have an effect on the overall rate as compared to individual property transactions?" The surveyed individuals included the following:


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 131

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

Institutional Lenders:                  Prudential Insurance, Vice President of
                                        Comptrollers and Valuation, Newark, NJ
                                        office

                                        New York Life, Regional Appraiser -
                                        Southeast Region

Broker: Cushman & Wakefield, Atlanta - broker specializing in shopping center sales and portfolio transactions

Investor:                               Highwoods REIT, Vice President -
                                        primarily office and industrial investor in the southeast region of the US

                                        Itochu International, New York Office
                                        Vice President - Japanese investor
                                        representative and consultant with
                                        significant background in portfolio
                                        investments and consultations

      The following summary of general factors effecting portfolio valuations represent the general consensus of the people surveyed.

      1.    Geographic Dispersion

            Portfolios with properties in the same geographical region are preferred. However, for retail portfolios, dispersion in various locations within the region is preferred to spread out the potential risks of swings in local economies and retail markets.

      2.    Quality of Properties in the Portfolio

            The people surveyed indicated this factor can have a significant effect on the portfolio valuation. If all properties are low quality, riskier properties, the portfolio overall rates could very well be higher than the overall rate for individual property sales. However, if the quality of properties is good (i.e., well anchored centers with 10+ year remaining terms, age, location within their markets), the portfolio overall rate will be positively effected as compared to the overall rate for individual property sales.

      3.    Total Dollar of Portfolio Investment

            Assuming favorable geographic dispersion and quality of properties, the total dollar amount of the portfolio investment must be large enough to attract investors that would be willing to pay a premium for overall investment. Those surveyed respondents that indicated a dollar amount indicated the total portfolio investment would probably have to exceed $25 million.

      All of the respondents generally indicated that their opinions are based on the current market conditions. One gave the example that the same scenario approximately five years ago, during a real estate recession, would probably yield a discount on value (i.e., a higher overall rate). However, current and recent market conditions over the past two years have been very strong.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 132

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

      SUBJECT PORTFOLIO CONCLUSIONS: The general portfolio was described to each person surveyed including type of shopping center, general locations, percentage of anchor, remaining term of anchors and potential minimum of total dollar investment for the 18 property portfolio. All of the persons surveyed indicated that based on the information provided, the subject portfolio appears to be a good quality investment portfolio based on the primary criteria previously described.

SURVEYED RESPONDENTS INDICATION OF PORTFOLIO EFFECT ON THE OAR

      The respondents all tended to agree that, based upon the description of the subject portfolio, the overall rate of a portfolio purchase should have a positive effect as compared to the individual property overall rates. The institutional lender respondents tended to be more vague in their responses. The two respondents that appeared to have the most experience in this matter and provided more detailed responses were the Cushman & Wakefield broker and the Itochu investor/consultant. The most active portfolio buyers are currently Real Estate Investment Trusts (REITs); however, other national investor types such as pension funds, life companies and foreign investors are also active in portfolio purchases. The following summarizes their individual assessments.

CUSHMAN & WAKEFIELD BROKER:             The broker discussed potential effects
                                        on the overall rate in a broad and
                                        somewhat vague ranges. He indicated this was intentional because so many factors must be considered. One important factor is the motivation of the buyer.

                                        The broker indicated very generally that a portfolio purchase can definitely have a 25 basis point positive effect (i.e., reduction) on overall rates. If the portfolio ranks well in the quality of properties category previously discussed, it is the brokers opinion that the reduction in overall rate range is 50 basis points to about 100 basis points.

ITOCHU INVESTOR/CONSULTANT:             A true portfolio analysis truly
                                        consolidates the cash flows of all
                                        properties in the portfolio into one
                                        cash flow analysis. The consolidated
                                        cash flow analysis should probably yield an annual cash flow appreciation of 2% to 4%. This will accommodate the analysis of a true internal rate of return for the overall portfolio in total.

                                        The investor would be looking for a true internal rate of return of approximately 20% to 25%. Based on the description of the subject portfolio, a 20% internal rate of return would be the most probable targeted rate. The analysis should be based upon a hypothetical "loan" at an interest rate reflective of alternative cost of funds. This could be either 130+/- basis points above 10 year treasuries or 175+/- basis points above LIBOR.


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

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

                                        Based on the respondents experience,
                                        this will probably have an approximate
                                        50+/- to 100+/- basis point reduction in the overall rate as compared to individual property overall rates.

                                        Since the appraisers did not appraise
                                        all 18 properties in the subject
                                        portfolio, we have applied these
                                        criteria to the individual subject
                                        property cash flow. The implied
                                        alternative cost of funds, or
                                        hypothetical interest rate range equates to 7% to 7.5% and the hypothetical loan was derived based upon a 1.15 debt coverage ratio. This discounted cash flow analysis values under these two scenarios ranged from 8.58% to 8.92%. This compares to the original individual property sale valuation overall rate of 9.75%. Thus, a 100 basis point reduction appears to be justified.

CONCLUSION

      Obviously, it is difficult to utilize matched pairs comparison to determine the effect of portfolio investments on the overall rate because it can be highly subjective what the overall rate should have been assuming properties sold on an individual basis. Therefore, the appraiser had to rely on the opinions of real estate professionals experienced in this type of transaction. All persons surveyed suggested that a portfolio similar in quality to the subject portfolio should generate a lower overall rate than the overall rate assuming the properties sold individually. The two most reliable sources tended to suggest ranges of a 50+ to 100+/- basis point lower overall rate on a portfolio sale. Only one source provided a solid mathematical calculation to estimate the overall rate range. Based on the previous analysis, the most probable effect on the subject's overall rate is a 100 basis point reduction of the original individual property sale valuation overall rate of 9.75%, or 8.75%.

      The Stabilized Operating Statement net operating income utilized in the following calculation is the same as the original net operating income presented earlier in this report.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 134

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

                          ESTIMATED SUBJECT AS IS VALUE
                            ASSUMING A PORTFOLIO SALE

         ==========================================================
             NOI        /        OAR          =      Value Estimate
         ----------------------------------------------------------
           $252,799     /        8.75%        =        $2,889,128
         ----------------------------------------------------------

         ----------------------------------------------------------
          Portfolio Sale Value Estimate                $2,890,000
         ----------------------------------------------------------
          Less: Deferred Maintenance                            0
         ----------------------------------------------------------
          Less: Lease-Up Costs to Stabilization          (360,000)
         ----------------------------------------------------------
          As Is Portfolio Sale Value Estimate          $2,530,000
         ==========================================================

FINAL CONCLUSIONS OF ASSUMED PORTFOLIO SALE VALUE

      In view of the previous analyses, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, and particularly assuming the subject is part of a sale of the defined portfolio of properties, as of November 20, 1997, is estimated to be $2,530,000.

      SPECIAL LIMITING CONDITION: The reader is reminded that the a true portfolio valuation typically derives a value estimate based on the combined cash flows of all properties within the portfolio. The total value estimate is sometimes allocated to individual properties within the portfolio and sometimes not allocated. As a result, portfolio valuation can have varying effects on individual property values within the portfolio to a minor degree in a positive or negative direction. The estimated subject portfolio sale value represents the most probable overall effect on the subject property value, within reasonable parameters, and in conjunction with the overall portfolio, given the information available and stated herein.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 135

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

NOM SHOPPING CENTER PORTFOLIO SUMMARY

                                                                                                            Years
Name             Location         Size (GLA)    Anchor         Anchor Size (GLA)  % Anchor  Expiration  Remaining
----             --------         ----------    ------         -----------------  --------  ----------  ---------
Brownsville
 Place           Brownsville, TN      76,762    Wal-Mart                  54,962     71.6%     4/17/10         13    54962

Greenbrier
 Station         Anniston, AL         62,540    Winn Dixie                44,900     71.8%     1/28/17         20
                                                Revco Drugs                9,240     14.8%     1/31/12         15
                                                                         -------    -----
                                                Total Anchor              54,140     86.6%                           54140

59 West          Bessemer, AL         95,591    Winn Dixie                44,090     46.1%    07/31/16
                                                Drugs For Less            18,000     18.8%     8/31/11
                                                                         -------    -----
                                                Total Anchor              62,090     65.0%                           62090

Clanton
 Marketplace     Clanton, AL          57,150    Winn Dixie                35,000     61.2%     3/10/13         16
                                                Harco Drugs                8,450     14.8%     3/20/06          9
                                                                         -------    -----
                                                Total Anchor              43,450     76.0%                           43450

Betts Crossing   Opelika, AL          58,400    Winn Dixie                44,000     75.3%     12/1/16         19    44000

Opp
 Marketplace     Opp, AL              25,350    B.C. Moore                16,900     66.7%      8/2/06          9
                                                Harco                      8,450     33.3%    11/15/08         11
                                                                         -------    -----
                                                Total Anchor              25,350    100.0%                           25350

Russell
 Crossing        Phenix City, GA      72,312    Winn Dixie                45,500     62.9%     12/7/08         11
                                                Big B Drugs                9,000     12.4%    11/28/03          6
                                                                         -------    -----
                                                                          54,500     75.4%                           54500

Parker
 Shopping
 Center          Pensacola, FL        68,680    Winn Dixie                44,000     64.1%     6/25/17         20
                                                Scotty's                  19,880     28.9%     2/28/06          9
                                                                         -------    -----
                                                                          63,880     93.0%                           63880

The Y            Panama City,         64,848    Winn Dixie                46,422     71.6%    11/30/14         17
                                                Eckerd Drugs              10,354     16.0%     7/28/09         12
                                                                         -------    -----
                                                                          56,776     87.6%                           56776

29 North         Pensacola            58,040    Winn Dixie                44,000     75.8%    11/30/17         20
                                                Big B                      9,240     15.9%    11/30/12         15
                                                                         -------    -----
                                                                          53,240     91.7%                           53240

Nine Mile
 Plaza           Pensacola           191,787    Winn Dixie                46,372     24.2%    08/29/06          9
                                                Eckerds                    8,640      4.5%    09/30/05          8
                                                TJX                       78,000     40.7%    10/31/12         15
                                                                         -------    -----
                                                                         133,012     69.4%                           133012

Hollywood
 Video           Paducah, KY           7,488    Hollywood Video            7,488    100.0%    09/26/12         15

Mandeville
 Marketplace     Mandeville, LA       77,785    Winn Dixie                53,986     69.4%     9/30/16         19
                                                FNBC                      10,500     13.5%     9/11/03          6
                                                                         -------    -----
                                                                          64,485     82.9%                           64486

Delchamps
 Plaza           Long Beach, MS       62,859    Delchamps                 35,059     55.8%     7/31/09         12
                                                Big B Drugs                9,000     14.3%     7/31/99          2
                                                                         -------    -----
                                                                          44,059     70.1%                           44059

Chicot
 Crossing        Pascagoula, MS      122,360    Winn Dixie                47,300     38.7%     3/24/16         19
                                                Harco                     10,125      8.3%     1/31/11         14
                                                Goody's                   27,435     22.4%     3/31/06          9
                                                                         -------    -----
                                                                          84,860     69.4%                           84860

One Main Place   Pascagoula, MS       68,566    Brunos (Food World)       47,802     69.7%     4/30/13         16
                                                Big B/Revco               10,064     14.7%     8/31/05          8
                                                                         -------    -----
                                                                          57,866     84.4%                           57866

Hollywood
 Video/Jiffy
 Lu              Franklin, TN          9,305    Hollywood Video            7,488     80.5%     8/31/12         15
                                                Jiffy Lube                 1,817     19.5%     8/31/05         20
                                                                         -------    -----
                                                                           9,305    100.0%                            9305

Eckerd           Franklin, TN         10,908    Eckerd                    10,908    100.0%    11/30/17         20    10908
                                   ---------                             -------    -----
Total Portfolio
 GLA                               1,190,731                             916,884     77.0%                     13  916,884

No. of
 Properties                               18


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 136

                                         CERTIFICATION OF VALUE - PORTFOLIO SALE
================================================================================

We certify that, to the best of our knowledge and belief, . . .

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11.   AS IS MARKET VALUE OF PROPERTY ASSUMING PORTFOLIO SALE

      The market value of the Leased Fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming the subject is part of the defined 18 property portfolio sale, as of November 20, 1997 is estimated to be:

                TWO MILLION FIVE HUNDRED THIRTY THOUSAND DOLLARS
                                  ($2,530,000)


/s/ James E. Lamb

James E. Lamb, MAI
Review Appraiser
State Certified General Real Estate Appraiser
Licensee #CG-557 (Tennessee)


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

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

EDUCATION

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

PROFESSIONAL AFFILIATIONS

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

STATE CERTIFICATIONS

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

ACCREDITED APPRAISAL COURSES
    THE APPRAISAL INSTITUTE:

     Course    101     Introduction to Appraising Real Property
     Course    1A-1    Real Estate Appraisal Principles
     Course    1A-2    Basic Valuation Procedures
     Course    1B-A    Capitalization Theory and Techniques, Part A
     Course    1B-B    Capitalization Theory and Techniques, Part B
     Course    2-1     Case Studies In Real Estate Valuation
     Course    2-2     Valuation Analysis and Report Writing
     Course            Standard of Professional Practice, Part A
     Course            Standard of Professional Practice, Part B
     Seminar           Hazardous Materials in Real Property
     Seminar           Persuasive Styles in Narrative Report Writing
     Seminar           Advanced Income Capitalization Overview

    OTHER

     Real Estate Principles
     Real Estate Finance
     Commercial and Investment Real Estate
     Project Seminar

PROFESSIONAL EXCHANGE TO FOREIGN COUNTRIES

Participated as a delegate of People to People International's Citizen Ambassador Program - Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.


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

                                                       Summary of Qualifications
                                                              JAMES E. LAMB, MAI
--------------------------------------------------------------------------------

PROFESSIONAL EXPERIENCE

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

EXPERT WITNESS

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

EMPLOYMENT HISTORY

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by Crosson Dannis, Inc., a Dallas, Texas appraisal firm, from March 1983 through June 1987 as a staff appraiser.


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

                                                                         ADDENDA
================================================================================

CONTENTS

Exhibit 1                    Jiffy Lube Lease
Exhibit 2                    Insurance Valuation


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 140

                                                                       EXHIBIT 1
                                                                JIFFY LUBE LEASE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

                        LAND AND BUILDING LEASE AGREEMENT

      This Lease Agreement (the "Lease Agreement") is made as of this 21st day of October, 1997, by and between NEWTON OLDACRE MCDONALD, LLC (hereinafter called "Landlord"), and CINCINNATI LUBES, INC., a Florida corporation (hereinafter called "Tenant").

      In consideration of the foregoing and of the covenants, conditions, representations, and warranties set forth herein, Landlord and Tenant do understand, covenant and agree as follows:

1. LEASED PREMISES. Landlord hereby leases and demises to Tenant, and Tenant hereby takes and hires from Landlord, upon the terms and conditions set forth herein, that certain 1,817 square feet of real property, and any improvements to be constructed thereon (the "Improvements"), located in Woodlands Commercial Subdivision, Franklin, Tennessee (the "Development"), and abutting that certain 7,500 square foot building, now occupied by Hollywood Video, as shown on attached Exhibit A (collectively, the "Premises").

      Tenant and its employees, agents and invitees are also granted the right to the non-exclusive use of such roadways, parking areas, equipment, signs, special services, and other areas and services for the common and joint use of Tenant, Landlord and any other tenants leasing space in the Development (the "Common Areas"). Landlord shall be responsible for maintenance of the Common Areas.

2. TERM. The term of this Lease (the "Term") shall commence the earlier to occur of (i) opening for business of Tenant's quick lubrication center on the Premises, or (ii) thirty (30) days after the issuance of a Certificate of occupancy (the "Commencement Date"). The initial Lease term shall expire twenty
(20) Lease Years after the Commencement Date unless sooner terminated as provided herein.

      The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date if the Commencement Date shall occur on the first day of a calendar month; if not, then the first Lease Year shall commence upon the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first day of the first Lease Year.

3. RENEWALS. Provided Tenant shall not then be in default hereunder, Tenant shall have the option to extend the Term for four (4) additional five-year periods ("Renewal Periods"), upon the same terms and conditions set forth herein. Tenant shall exercise such renewal options by notifying Landlord of such intent not less than ninety (90) days prior to the end of the Term or the then current Renewal Period.

4. RENT. Beginning on the Commencement Date, Tenant agrees to pay rent for the Premises (the "Rent"), in the amount of Ninety-One Thousand an No/100 Dollars ($91,000.00) per annum, payable in twelve equal monthly installments of Seven Thousand Five Hundred Eighty-Three and 34/100 Dollars ($7,583.34) each. Rent shall be due and payable on the first day of every calendar month for the then current month. In the event that the Commencement Date shall be on a day other than the first day of the month, then the first and last rental payments, if applicable, shall be adjusted for the proportionate fraction of the entire month

5. CONDITIONS. The following are conditions precedent to this Lease becoming effective, which Tenant has ninety (90) days from the date hereof to satisfy:

            (a) That all applicable laws and regulations including zoning regulations will allow the construction and operation of Tenant's oil change/lubrication service center;

            (b) That the results of such soil boring percolation, or environmental contamination tests as may be conducted by Tenant on the Premises are acceptable to Tenant. If such tests show conditions unsatisfactory to Tenant, Landlord shall have the option but not the obligation to cure such condition. In the event Landlord shall elect to cure such condition he shall notify Tenant within ten (10) days from receipt of Tenant's test results and shall thereafter act diligently to cure the condition. Tenant may retest the soil within ten (10) days of Landlord's cure of unsatisfactory conditions. In the event the retest shows conditions unsatisfactory to Tenant, Landlord shall have the option but not the obligation to have the Premises retested by a third engineer who shall be designated by Landlord's engineer and Tenant's engineer jointly and whose decision shall be binding on the Landlord and the Tenant. The cost of the third test shall be borne by Landlord. Tenant shall have the right to enter on the Premises to conduct soil tests, which shall not constitute commencement of construction. Tenant shall indemnify Landlord against any injury to any person or property caused by the conduct of Tenant's tests;

            (c) That all necessary building permits are obtained in accordance with Tenant's plans and specifications;

            (d) That curb cuts satisfactory to Tenant can be obtained;

            (e) That the Premises are approved for development by Tenant's Franchisor, Jiffy Lube International, Inc.;

            (f) That any environmental requirements assessments imposed by any state, federal, or local government are, in Tenant's reasonable opinion, acceptable;

            (g) That all utilities for Tenant's full use and enjoyment of the Premises including water, sewer and/or septic system, electric, gas and telephone are available at the property line of the Premises or Landlord will cause them to be available at the property line. Tenant shall pay utility hookup and installation charges but only if the charges, in Tenant's reasonable discretion, are reasonable;

            (h) That the results of a title report, commitment or policy furnished show good title in Landlord and no condition, restriction, lien, encumbrance, easement, covenant or defect (hereinafter collectively called "Defects") which, in Tenant's reasonable opinion, would adversely affect Tenant's use and enjoyment of the Premises. If the title report discloses any defects, Landlord shall have sixty (60) days, after receipt of notice of the defect from Tenant, to cure defects. If the defects are not cured Tenant may elect to declare the Lease null and void, as indicated below; and

            (i) That a survey obtained by Tenant discloses that (A) no easement, restriction set back lines, encroachments or other matters which would adversely affect Tenant's intended use and enjoyment of the Premises; and
      (B) the location, area, dimensions and shape of the Premises are as represented by Landlord.

      Subject to Landlord's right to cure defaults as set forth in herein, if any of the foregoing conditions are not met within one hundred and twenty (120) days from the date hereof, this Lease shall be null and void and shall have no further force or effect and neither party shall have any liability to the other for the termination of the Lease. Provided if Tenant elects to waive any such foregoing condition, this Lease shall continue as written.

6. CONSTRUCTION OF SERVICE FACILITY. Tenant shall develop or cause to be developed building plans and specifications (collectively the "Plans") for the construction of a standard Jiffy Lube Service Facility within thirty (30) days from the date hereof. Tenant shall deliver the building plans and specifications to Landlord for written approval, which approval shall not be unreasonably withheld or delayed. If Landlord has not responded to Tenant regarding the approval of the Plans within five (5) business days following receipt by Landlord, the Plans shall be deemed approved.

      Upon approval by Landlord, two original sets of Plans shall be initialed and delivered to each party. Landlord hereby agrees that Tenant may erect the Jiffy Lube Facility substantially in accordance with the Plans, and such construction shall caused to be in a good and workmanlike manner. All trade fixtures, tanks, machinery, equipment and all other personal property kept or installed upon the Premises shall be the personal property of the Tenant, and shall not be deemed attached to or become part of the realty.

      In connection with the construction of the Jiffy Lube Facility, Tenant may use, move, remove or alter any building, structure, sign, tank, curbing, pavement, driveway, or other improvement, as necessary to construct the facility, provided that Tenant repairs any damage caused to existing improvements. Upon execution of this Lease, Tenant and Landlord shall promptly and diligently, proceed to obtain all necessary governmental permits and approvals for the construction and development contemplated in this Lease.

7. CONSTRUCTION COSTS. Upon issuance of the Certificate of Occupancy for the Jiffy Lube Facility, Landlord shall pay to Tenant the sum of $360,000.00 as an agreed upon amount of reimbursement for the cost of constructing the facility. If Landlord fails to pay this amount within five (5) business days after notice of the issuance of the Certificate of Occupancy, the Rent shall be reduced to One Dollar ($1.00) annually until such time as the amount is paid in full to Tenant. Tenant shall be responsible for the costs of construction of the Jiffy Lube Facility, which shall include (i) the actual cost of construction of the Jiffy Lube Facility, (ii) the cost of all site work, and (iii) the soft costs, which shall be defined as the cost of all necessary permits, construction insurance, soil and subsurface, engineering, surveys, title insurance and related fees, reasonable real estate brokerage fees, utility connection fees, delivery charges, appraisals, architectural fees blueprints, and "tap-on" fees for utility services for the Premises. Landlord shall be responsible bringing utilities to the Premises, including any costs associated therewith.

8. SURRENDER OF LEASED PREMISES. Tenant shall, at the expiration or termination of the Lease, leave, surrender and vacate the Premises free of Tenant's property, in good order and repair and broom clean, ordinary wear and tear and insured casualty loss (as described herein), excepted. At the expiration or termination of the Lease, Tenant shall have no obligation to remove any alterations made to the Premises.

      Any holding over by Tenant after this Lease has expired shall be considered an extension of this Lease on a month-to-month basis only. During such holding over, Tenant shall pay rent monthly at 1.5 times that portion of the Rent which was payable under this Lease during the last month of the preceding Term or Renewal Period.

9. USE. Tenant may use Premises for any lawful purposes, provided that Tenant shall not substantially alter the building or the Premises without Landlord's written consent which shall not be unreasonably withheld or delayed.

10. MAINTENANCE AND REPAIR. Tenant, at its expense, shall be responsible for the maintenance and repair of the interior portions of the Premises, the parking lot, the exterior plate glass, as well as repair and maintenance of the plumbing, HVAC system, and such other fixtures used in connection with the operation of a business on the Premises. Landlord shall maintain and keep in good repair the foundation, roof, exterior walls and other structural portions of the Premises.

      Tenant shall be solely responsible for and shall promptly pay all charges for all utilities and services used by Tenant in the Premises. Landlord has the right to enter the Premises periodically, at any reasonable time during normal business hours, to inspect the condition of the Premises.

11. ALTERATIONS. Tenant may from time to time make certain alterations in the Premises in order to renovate the Improvements or to accommodate changes in the arrangements of its fixtures, display or merchandise and/or equipment, decor, and methods of operation. In this regard, Tenant shall have the right to remodel the Premises, as Tenant deems appropriate, including but not limited to relocation or removal of interior partitions, relocation or extension of electrical wiring or fixtures, replacement of floor coverings, painting, and other such alterations, additions, or modifications; provided, however, that:

            (a) Such alterations shall conform to applicable building laws and rules or regulations of those governmental authorities having jurisdiction thereof;

            (b) Landlord's prior written consent, which shall not be unreasonably withheld, shall be obtained by Tenant before Tenant enlarges the size of the building on the Premises or makes any alteration which would likely affect the structural integrity of the building;

            (c) All such work shall be performed at Tenant's sole cost and expense in a good and workmanlike manner;

            (d) When returned to Landlord, the Premises shall be free of any liens arising from such work conducted by Tenant; and

            (e) Tenant agrees to pay promptly when due the entire costs of Tenant's alterations, to defend, indemnify and save Landlord harmless from and against all injury, loss, claims, or damage to any person or property occasioned by or growing out of such work. If any claim for a lien arises against the Premises by reason of work undertaken by Tenant, and such claim is not discharged, bonded or otherwise satisfied by Tenant within sixty (60) days after Tenant is made aware of such lien(s), Landlord may pay such claim and proceed to obtain the discharge and release thereof, together with all court costs and all attorney's fees immediately upon demand.Nothing contained in this Lease is intended to, nor shall be construed by anyone to, permit the creation of any lien against Landlord's interest in the Premises.

12. FIXTURES. All fixtures, machinery and equipment of whatsoever nature placed or installed on the Premises by the Tenant at its expense shall remain its personal property and Tenant shall have the right (but is under no obligation) to remove such personal property at any time; provided however, Tenant indemnifies and holds Landlord harmless from and against all damages to the Premises resulting from such removal.

13. INSURANCE. Tenant shall maintain insurance with respect to the Premises against loss or damage by fire and other casualties covered by the standard extended coverage endorsement to the full replacement value of the Improvements thereon, exclusive of foundations and excavations. Such insurance shall be procured from a responsible and financially sound insurance company or companies reasonably, satisfactory to Landlord, and may, in whole or in part, be carried as part of a blanket policy or policies covering other property insured by Tenant. Such insurance policy shall name Landlord as an additional insured. In the event of loss under any such policies, the insurance proceeds shall be held in trust by Tenant for the reconstruction and repair of the Premises in accordance with Section 11 herein.

      Tenant shall, at Tenant's sole cost and expense, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the

Premises. Such insurance shall afford combined single limit liability protection in an amount not less than One Million Dollars ($1,000,000.00) and Landlord shall be named in such liability policy as an additional insured. Insurance to be carried by Tenant hereunder may be in the form of blanket insurance policies covering similar locations insured by Tenant. Such liability insurance shall be procured from a responsible and financially sound insurance company or companies reasonably satisfactory to Landlord.

      Evidence of all such insurance shall be provided to Landlord and all such policies shall provide that no cancellation shall be effective until at least thirty (30) days after receipt by Landlord and by Tenant of written notice thereof.

14. DESTRUCTION. If the Premises or any portion thereof shall be damaged or destroyed by fire or other insurable casualty, Tenant shall (except as provided below) promptly, at its sole cost and expense, remove any resulting debris and make such repairs, restoration, or rebuilding to the extent that is necessary to provide the Tenant with equal utility, design and construction to that which existed prior to such damage or destruction and this Lease shall remain in full force and effect.

      If during the last two (2) years of the Term or last two years of a Renewal Period, the Lease Premises are damaged or destroyed to the extent of more than fifty percent (50%) of then current replacement cost thereof, Tenant shall have the right and option to terminate this Lease by giving Landlord notice of such election within thirty (30) days after such damage or destruction has taken place, and if such notice is given, then this Lease shall terminate as of the date Tenant vacates the Premises, which date shall be no later than thirty (30) days after the giving of such notice. Upon the termination of the Lease by Tenant in accordance with the provisions of this Section, all right, title and interest of Tenant in and to any insurance proceeds shall be promptly assigned by written instrument to Landlord and any insurance proceeds, less and except insurance proceeds for Tenant's personalty, inventory or business interruption, shall be promptly paid to Landlord.

15. CONDEMNATION. It is understood and agreed that if the whole of the Premises shall be taken for any public or quasi-public use under any statute, by right of eminent domain, or by private purchase by any public authority in lieu of the exercise the right of eminent domain, or if any part of the Premises is so taken and the part not so taken is insufficient for the reasonable operation of Tenant's business, in the reasonable opinion of Tenant, then in either of such events, this Lease shall cease and expire on the date when possession shall be taken of the Premises or part thereof and all rents, taxes, and other charges shall be prorated and paid to such date.

      In the event that only a part of the Premises is so taken and the part not so taken shall be sufficient for the reasonable operation of the Tenant's business, this Lease shall remain unaffected except:

            (a) The Tenant shall be entitled to a prorated reduction in the rent to be paid hereunder after the date of such taking, based on the proportion which the space so taken bears to the space originally demised, provided that consideration shall be given to the respective values of the space taken and the space not taken; and

            (b) The Tenant shall promptly after such partial taking, and at the Tenant's sole cost and expense, restore that part of the Improvements not so taken to as near its former conditions as the circumstances will permit and the Landlord shall contribute to the cost thereof the net award actually received by the Landlord, after payment of reasonable expenses of collection, including reasonable attorney's fees, which shall be specifically attributed to the improvements by the condemnation court, or if not so attributed, as shall be agreed upon by Landlord and Tenant,

      In case of any such taking, whether all or any part of the Premises, regardless of whether this Lease survives, the entire award shall belong solely to the Landlord, and the Tenant hereby assigns such award to the Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for lose of business or for the taking of Tenant's fixtures, land or personal property within the Premises paid for by Tenant and the value of any improvements made by Tenant and for relocation expenses it a separate award for such items is available to Tenant. Tenant shall be entitled to make claim in its own name to the condemning authority for the value of said fixtures and personal property and loss of business. If Tenant is precluded from a separate recovery for the value of fixtures, personal property, improvements and loss of business, then Landlord shall contribute to Tenant a proportionate share of Landlord's condemnation award attributable thereto.

16. CHANGE OF OWNERSHIP. No change of ownership or right to receive rent or assignment of this Lease or rent hereunder shall be binding upon Tenant unless and until Tenant has been furnished with a certified, executed or photographic copy of the instrument evidencing such change or assignment or other proof thereof satisfactory to Tenant. If the change of ownership occurs through the death of a person or persons entitled to receive rent hereunder, Tenant may continue to pay rent as provided in this Lease or may withhold and accrue rent until Tenant has been furnished with evidence satisfactory to Tenant of the persons entitled to receive such rent.

17. SUBORDINATION AND NON-DISTURBANCE AND ATTORNMENT. This Lease and all of the rights of Tenant hereunder are and shall be subject and subordinate to the lien of any and all mortgages, deeds to secure debts or other security instruments hereinafter placed on the Premises or any part thereof (except the Tenant's property, including trade fixtures), and to any and all renewals, modifications, consolidations, replacements, extensions, or substitutions of any such instruments (all of which are hereinafter termed the "Mortgage" or "Mortgages"); provided however, each or all of such Mortgages shall contain a provision, or a separate instrument shall be executed by the holder of any Mortgage, to the effect that so long as Tenant is not in default under this Lease or any renewal thereof, no foreclosure of the lien of said Mortgage or any other proceeding in respect thereof shall impair or otherwise adversely affect any interest or rights whatsoever of the Tenant under said Lease, with the condition that Tenant reaffirms the Lease Agreement at the time of foreclosure and attorns to the rights of the new title holder.

      Such subordination shall be automatic without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement, consistent with this provision, is required by a holder of a Mortgage, Tenant agrees to execute and deliver the same.

18. TAXES. Tenants shall pay all of the real and personal property taxes levied or assessed against the Premises, and all Improvements for any and all periods during the Term and the Renewal Periods, if any, and also its pro rata share of all such taxes levied or assessed thereon for any period, part of which is included in the Term or any Renewal Period. If by law any such tax may, at the option of the taxpayer, be paid in installments (whether or not interest may accrue on the unpaid balance of such tax), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such tax) in installments over the longest period allowed by law.

      Landlord agrees that Tenant shall have the right, at Tenant's cost and expense, to contest the legality or validity of any of the taxes which are to be paid by Tenant pursuant to the foregoing provisions, Tenant shall nevertheless pay and continue to pay, as the same become due and payable, such impositions under protest, and Tenant shall be entitled to any and all refund(s) of taxes obtained through such contest, Landlord shall, at Tenant's request, execute or join in executing documents necessary in connection with any such contest, but at no cost or expense to Landlord. Landlord agrees to forward to Tenant in a timely manner the periodic statement for taxes contemplated by this Section, or to join in those formalities necessary to ensure that such statements are sent directly to Tenant. In the event that taxes applicable to the Premises may not be readily identified and separated as such from the taxes assessed on real property of which the Premises are part, then Tenant shall pay its pro rata share of the taxes assessed against the Premises, based on the ratio of the square footage of the Premises to the total square footage of the other real property included in the tax bill.

19. QUIET ENJOYMENT. Landlord represents and agrees that Landlord has lawful title, free and clear of any liens, encumbrances, tenancies and restrictions of any kind and has the right to make this Lease for the term aforesaid and Landlord will provide Tenant with reasonably acceptable evidence thereof prior to the time at which Tenant takes possession of the Premises. Landlord covenants that if Tenant shall timely pay the rental and perform all the covenants and provisions of this Lease to be performed by Tenant, the Tenant shall peaceably and quietly occupy and enjoy the full possession of the Premises during the Term and the Renewal Period, if applicable, without molestation or hindrance by the Landlord or any person(s) claiming under or through the Landlord.

      Landlord represents that at delivery of possession of the Premises to Tenant, Landlord, to the best of its knowledge, is not aware of any lack of compliance with statutes, rules and regulations of governmental authorities having jurisdiction with respect to the Premises. Landlord's liabilities, duties and obligations under the Lease shall be only for the period during which it shall be the owner of the Premises.

20. ENVIRONMENTAL. Landlord represents and warrants that neither the Premises nor Landlord (as with respect to its ownership of the Premises), are in violation of or subject to any existing, pending or, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (such laws as they now exist or are hereafter enacted and/or amended are hereinafter sometimes collectively called "Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), all applicable state and local statutes and any and all regulations, rules and ordinances promulgated pursuant thereto, as each of said laws and regulations may be amended from time to time.

      Tenant represents and warrants to Landlord that, Tenant will operate the Premises in accordance with the Environmental Laws, and agrees to promptly notify Landlord if Tenant becomes aware of any facts, conditions or circumstances, or any investigation or inquiry arising pursuant to any Environmental Laws. Tenant further represents and warrants to Landlord that Tenant will obtain any and all permits, licenses or similar authorizations necessary to construct, occupy, operate, or use any buildings, improvements, fixtures or equipment in connection with any of the Premises (including any improvements constructed or to be constructed) by reason of Environmental Laws; and Tenant agrees that it will not in its use of the Premises dispose of or release oil or petroleum products, toxic or hazardous substances or solid wastes (in amounts, states or concentrations prohibited or restricted) on the Premises (the terms "hazardous substance" and "released" shall have the meaning specified in CERCLA, and the terms "solid waste" and "disposal," "dispose" or "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, or if the laws of the State of Tennessee define such terms more broadly, then the broader meanings shall apply herein).

      Landlord and Tenant agree to indemnify each other and hold each other harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorney's fees, consultant, and expert fees) arising from the other party's breach of the provisions of this Section.

21. RIGHT OF FIRST REFUSAL. If at any time during the Term, or any extensions hereof, the Landlord shall receive a bona fide offer to purchase the Premises or Lease the Premises at the expiration of the Term and any extensions, then Landlord shall send the Tenant a copy of the proposed contract or lease and notify the Tenant of the intention of the Landlord to accept the same. The Tenant shall have the right for twenty (20) days from receipt of such notice to accept the terms of said contract or lease in writing and within thirty (30) days thereafter to purchase or lease the Leased Premises for the price and on the terms specified in said contract or lease. If the Tenant shall so elect within the said period, the Landlord may then sell or lease the Premises to the proposed grantee or Tenant on the same price and terms set forth in the contract or lease sent to the Tenant.

      In the event Tenant fails to exercise the foregoing right of first refusal in connection with the proposed sale or lease, than such right shall be extinguished upon the consummation of said sale or lease; however, if such sale or lease is not consummated, this right of first refusal shall remain in effect. Any sale of the Premises to a third party in accordance with the terms of this Section shall in no way be deemed to limit the term of this Lease, as extended, or Tenant's Purchase Option referred herein.

22. SIGNS. It is understood and agreed that Landlord shall, subject to the requirements of the appropriate governmental authorities, permit Tenant to erect on the Premises, at Tenant's expense. It is the responsibility of Tenant to investigate the rules and regulations of any and all appropriate governmental authorities governing sign size and location and to obtain any necessary approval. The ability to obtain approval of a free standing or other sign by appropriate governmental authorities will not be deemed a condition to this Lease and the failure to obtain same shall in no event be a basis for termination hereof.

23. ASSIGNMENT/SUBLET. Tenant may sublet the Premises or assign its interest in this Lease provided Landlord is given reasonable assurance of such assignee's or sublessee's financial ability to meet its obligations under this Lease or a sublease, as reasonable determined by Landlord. In such event, Tenant shall remain liable for performing all of tenant's obligations under this Lease, and shall retain any rent from assignee or sublessee in excess of the Rent due hereunder. in the event of a default of an assignee or subtenant, Tenant shall have the right to reoccupy the Premises. Without limiting the generality of the foregoing, Landlord acknowledges that Tenant is a franchisee of Jiffy Lube International, Inc. and upon Tenant's request, Landlord agrees to execute and deliver a contingent assignment and assumption agreement substantially in the form attached hereto as Exhibit B.

24. RIGHT OF FIRST REFUSAL. If at any time during the term of this Lease, or any extensions hereof, the Landlord shall receive a bona fide offer to purchase the Premises or Lease the Premises at the expiration of the term and any extensions, then Landlord shall send the Tenant a copy of the proposed contract or lease and notify the Tenant of the intention of the Landlord to accept the same. The Tenant shall have the right for twenty (20) days from receipt of such notice to accept the terms of said contract or lease in writing and within thirty (30) days thereafter to purchase or lease the Premises for the price and on the terms specified in said contract or lease. If the Tenant shall so elect within the said period, the Landlord may then sell or lease the Premises to the proposed grantee or Tenant on the same price and terms set forth in the contract or lease sent to the Tenant.

      In the event Tenant fails to exercise the foregoing right of first refusal in connection with the proposed sale or lease, then such right shall be extinguished upon the consummation of said sale or lease; however, if such sale or lease is not consummated, this right of first refusal shall remain in effect. Any sale of the Premises to a third party in accordance with the terms of this Section shall in no way be deemed to limit the term of this Lease, as extended.

25. CHATTEL MORTGAGES. Upon request of Tenant or Tenant's assignees or any subtenant, Landlord shall execute and deliver any consent or waiver forms submitted by any vendors, chattel mortgagees or owners of any trade fixtures, machinery, equipment, furniture or other personal property of any kind and description kept or installed on the Premises by Tenant or any assigns or subtenant setting forth the fact that Landlord waives, in favor of such vendor, chattel mortgagee, or any owner, any lien, claim, interest or other right therein superior to that of such vendor, chattel mortgagee, or owner. Landlord shall further acknowledge that property covered by such consent or waiver forms is personal property and is not to become a part of the realty no matter how affixed thereto and that such property may be removed from the Premises by the vendor, chattel mortgagee, or owner at any time upon default by the Tenant or any assigns or subtenant under the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of Landlord.

26. LEASEHOLD MORTGAGES. Tenant and every successor and assign of Tenant is hereby given the right by Landlord in addition to any other rights herein granted, without Landlord's prior written consent, to mortgage (including conveyance by deed of trust) its interests in this Lease, under one or more leasehold mortgages and assign this Lease, upon the condition that all rights acquired under such mortgages shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given so to mortgage such interest in this Lease, except as expressly provided herein.

      If Tenant and/or Tenant's successors and assigns shall mortgage this leasehold, and if the holder of such mortgage shall, within thirty (30) days of execution send to Landlord a true copy thereof together with written notice specifying the name and address of the mortgagee and the pertinent recording date with respect to such mortgage, Landlord agrees that so long as any such leasehold mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply:

            (a) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the leasehold mortgagee,

            (b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the holder of such leasehold mortgage. The leasehold mortgagee shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such leasehold mortgagee as it the same had been done by Tenant.

            (c) Anything herein contained notwithstanding, while such leasehold mortgage remains unsatisfied of record, or until written notice of satisfaction is given by the holder to Landlord, if any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of ten (10) days from the date of service of notice of termination upon such leasehold mortgagee, such leasehold mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all rent and other payments herein provided for, and then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease, if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

            (d) If Landlord shall elect to terminate this Lease by reason of default of Tenant, the leasehold mortgagee shall not only have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in its notice of termination, for a period of not more than six (6) months, provided that such leasehold mortgagee shall cure or cause to be cured any then existing money defaults and meanwhile pay the rent and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed, other than past non-monetary defaults, and provided further that the leasehold mortgagee shall forthwith take steps to acquire or sell Tenant's interest in this Lease Agreement by foreclosure of the mortgage or otherwise and shall prosecute the same to completion with all due diligence. If at the and of said six
      (6) month period the leasehold mortgagee shall be actively engaged in steps to acquire or sell Tenant's interest herein, the time of said mortgagee to comply with the provisions of this Section shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity. The provisions of this Section shall not be construed to limit or impair Landlord's right to exercise any remedies it may have as the beneficiary of a leasehold mortgage on the Premises.

            (e) Landlord agrees that the name of the leasehold mortgagee may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease, if set forth herein, and that the leasehold mortgage or collateral document shall so provide,

27. DEFAULT BY TENANT. Each of the following shall comprise a Tenant's default hereunder:

            (a) If Tenant shall fail to make punctual payment of any rent payable under this Lease when and as the same shall become due and payable, and such failure shall continue for a period of fifteen (15) days following written notice of such default by Landlord to Tenant; provided that Landlord shall not be required to give such notice more than twice a year; or

            (b) If Tenant shall fail in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Lease other than that referred to in the foregoing subsection (a) above, and such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or in the case of a default or a contingency which cannot with due diligence be cured within such period of thirty (30) days, Tenant fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

            (c) If Tenant shall file a voluntary petition in bankruptcy or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state, or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant or of all or any substantially all of its properties or of the Premises; or

            (d) If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution, or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state, or other statute or law, such proceeding shall not have been dismissed, or if within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, or liquidator of Tenant or of all or any substantial part of its properties or of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated,

28. LANDLORD'S REMEDIES. Upon the occurrence of a material default by Tenant, Landlord shall have the option to terminate this Lease, and take possession upon completion of any necessary court proceedings for eviction or ejectment. The parties agree that the pursuit of any of remedies contained herein shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. In addition, forbearance by Landlord to enforce one or more of the remedies provided herein upon a Tenant's Default shall not be deemed or construed to constitute a waiver of such default.

29. LANDLORD'S DEFAULT. If any default by Landlord under the terms of this Lease are not cured by Landlord within sixty (60) days after written notice thereof from Tenant, Tenant may cure the same for the account of Landlord and the amount of any sums reasonably paid by Tenant for such purpose shall promptly be paid by Landlord to Tenant; provided however, if such default materially interferes with Tenant's operation of its business on the Premises, Landlord agrees to cure such default as soon as possible, and if not cured within ten (10) days, Tenant may cure such default. Defaults which cannot be cured within sixty (60) days (or ten
(10) for defaults materially interfering with business operations) are subject to the exercise of due diligence as contained in Subsection 23 (b) herein. Notwithstanding any provision contained in this Section or elsewhere in this Lease, this Lease and the obligation of Tenant to pay rent hereunder and perform all other covenants and agreements hereunder to be performed on the part of Tenant shall in no manner be affected, impaired or excused because Landlord defaults in the performance of any of its covenant or agreements hereunder. Provided, however, Landlord's defaults do not materially impair Tenant's right of possession and interests pursuant to this Lease Agreement.

30. WAIVER OF SUBROGATION. If permitted under the parties' respective insurance policies, Landlord and Tenant agree that neither party shall be liable to the other for any loss or damage which is covered by insurance carried by either party, and hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties.

31. WAIVER. No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver of the same or of any other condition or covenant of this Lease Agreement.

32. ESTOPPEL CERTIFICATE. any time and from time to time, the parties agree within ten (10) days following request in writing from the other party, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), the dates to which the rent and other charges have been paid.

33. BROKERS. Richard Connora is the sole real estate broker involved in the transaction contemplated by this Lease. As between Landlord and Tenant, Landlord in responsible for paying any and all commissions due to this broker. Tenant hereby indemnities and holds harmless Landlord from and against any and all liability and cost which Landlord may surfer in connection with any and all real estate brokers claiming by, through or under Tenant, seeking any commission fee or payment in connection with this Lease. Landlord hereby indemnifies and holds harmless Tenant from and against any and all liabilities and cost which Tenant may suffer in connection with real estate brokers claiming by, through or under Landlord, seeking any commission, fee or payment in connection with the Lease or any rights flowing therefrom.

34. NOTICES. All notices and demands required or permitted to be given by either party to the other under this Lease shall be in writing, sent certified mail, return receipt requested, postage prepaid, or by Federal Express or other reputable overnight courier service, or by hand delivery and shall be deemed to have been received upon hand delivery, or one (1) business day following deposit with Federal Express or other reputable overnight courier service, or four (4) days following deposit in the U.S. Mail if sent by certified mail to the address shown below or to such other address as either party may designate by notice to the other.

       Landlord's Address for Notice:
       Newton Oldacre McDonald, LLC
       Suite 200
       200 31(st) Avenue North
       Nashville, Tennessee 37203
       Attn: Mark McDonald

       Tenant's Address for Notice:

       Cincinnati Lubes, Inc.
       790 Pershing Road
       Raleigh, North Carolina 27608
       Attn: Stephen P. Conway

35. PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. This Lease may be amended or added to only by an agreement in writing signed by the parties hereto or their respective successors in interest,

36. JOINT VENTURE OR PARTNERSHIP. Nothing contained in this Lease shall be construed to be or create a Partnership or joint venture between the parties hereto.

37. COVENANT NOT TO COMPETE. During the term hereof, Landlord shall not, except with the prior written consent of Tenant, directly or indirectly engage in, or acquire any financial or beneficial interest in, or grant a lease to any persons to engage in an automotive oil change or lubrication service establishment of any type within a radius of ten (10) miles from the Premises. The foregoing restrictions and limitations shall, if Landlord is a corporation or a partnership, apply to all activities of officers, directors, subsidiaries, partners and affiliates of Landlord, Upon Tenant's request, Landlord agrees to execute and have recorded any necessary document Tenant may prepare to effectuate the foregoing covenant.

38. SEVERABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

39. RECORDING. At the request of either party hereto, both parties shall execute a short form memorandum of this Lease for recording in the county registry. The cost of recording such memorandum, including any transfer or recording, shall be paid by the party requesting such recording.

40. GOVERNING LAW. This Lease shall be governed by the laws of the State in which the Premises are located.

41. TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

42. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

43. CAPTIONS. The Section captions are used only as a matter of convenience and are not to be considered a part of this agreement as such.

44. FORCE MAJEURE. In the event the Landlord or Tenant shall be delayed, hindered in or prevented from performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

      IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be executed as of the day and year first above written.

                                      LANDLORD:

                                      NEWTON OLDACRE MCDONALD, LLC


                                      By:__________________________
                                         Manager

                                      TENANT:

                                      CINCINNATI LUBES, INC.


                                      By: /s/ R. Lewis Stanford
                                          --------------------------
                                          R. Lewis Stanford,
                                          Vice President

                                   Exhibit A

                                    Site Map

                               [GRAPHIC OMITTED]

                                   Exhibit B

Store No.:
Real Estate No.:
Property:

                 CONTINGENT ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS CONTINGENT ASSIGNMENT AND ASSUMPTION AGREEMENT, is made as of ___________ ,1996 by and between ________________________. ("Assignor"), Jiffy
Lube International of Maryland, Inc., a Maryland corporation ("Assignee") and _____________, ("Lessor") .

      FIRST, Assignor is a tenant of certain property generally known by the address set forth above, pursuant to a Lease dated __________ ,1996, by and between Lessor and Assignor (the "Lease").

      SECOND, Assignor has a franchise to operate a Jiffy Lube(V service center on the leased property pursuant to a Franchise Agreement (the "Franchise Agreement") dated March 28, 1996 by and between Assignor and Jiffy Lube International, Inc. ("JLI").

NOW, THEREFORE, for consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                                   WITNESSETH

1. ASSIGNMENT

1.1 Assignor shall, and does hereby, assign its rights and delegate its duties under the Lease to Assignee according to the terms and conditions set forth in this upon the happening of any of the following events:

            (a) Default by Assignor under the terms of the Lease, which default is not cured by Assignor within the time provided in the Lease.

            (b) Default by Assignor under the terms of the Franchise Agreement, which default is not cured by Assignor within the time provided in the Franchise Agreement.

            (c) Voluntary institution of an insolvency or bankruptcy proceedings as a debtor or insolvent on the part of Assignor or involuntary insolvency or bankruptcy proceedings brought against Assignor which are not dismissed within 60 days of their being filed.

1.2 This assignment shall be effective as of the date (the "Effective Date") on which Lessor receives notice from Assignee that:

            (a) Assignee will cure all previously noticed defaults of Assignor under the Lease and that Assignee will, and does by such notice, assume all of the Assignor's rights and obligations under the Lease, or

            (b) An event described in section 1.1 of this Agreement has occurred and that Assignee will, and does by such notice, assume all of the Assignor's rights and obligations under the Lease.

2. ASSIGNOR'S DEFAULT UNDER THE LEASE

Lessor agrees that during the term of the Lease, it will give Assignee Written notice of all defaults of Assignor. Lessor further agrees to give Assignee ten days, or the period provided to the Assignor in the Lease (whichever is longer) ("Assignor's Cure Period") within which to cure such a default. If Assignee spends money to cure such a default, Assignor shall promptly reimburse Assignee for the cost incurred by Assignee in connection with such performance, together with interest thereon at the rate of two (2%) per month, or the highest rate allowed by law. Nothing in this Agreement shall obligate Assignee to cure any such default unless Assignee elects to assume the Lease. Lessor agrees not to terminate the Lease as to Assignee before the end of the Assignee's Cure Period.

3. LESSOR'S CONSENT

Lessor hereby consents to the terms and provisions of this Agreement and to the assignment of the Lease to the Assignee.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ASSIGNEE:                                      ASSIGNOR:


------------------------                  ------------------------

By:_____________________                  By:_____________________


LESSOR:


------------------------

By:_____________________

                                                                       EXHIBIT 2
                                                             INSURANCE VALUATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

INSURANCE VALUATION

      The insurance valuation utilizes the basic cost estimates presented in the Cost Approach. However, certain cost items must be excluded as well as the land value estimate.

COST ITEMS EXCLUDED

1. Basement Excavation
2. Foundations Below Ground
3. Piping Below Ground
4. Architects' Fees

Source:  Marshall Valuation Service, Marshall & Swift
         Section 96, Pages 1-2

DEPRECIATION ITEMS EXCLUDED

      Given the nature and purpose of the valuation, any external obsolescence is excluded as a depreciation item. In addition, functional incurable resulting from basic design parameters such as the site plan/layout of the improvements is excluded. However, functional incurable obsolescence from certain cost components may be included. All other forms of depreciation are included.

      The cost summary for insurance valuation purposes is presented on the following page.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

INSURANCE VALUATION - COST APPROACH SUMMARY

Property:         Hollywood Video/Jiffy Lube
Address:          1120 Murfreesboro Road
City:             Frankin
State:            Tennessee

================================================================================

DIRECT COSTS                                               Marshall Valuation
                                                           Cost Estimates
                                                           --------------
Structural Improvements
Hollywood Video       7,500 SF @       $54.30 /SF  =             $407,261
Jiffy Lube            1,817 SF @ Building All /SF  =             $360,000

Site Improvements
Asphalt Paving       25,000 SF @        $2.00 /SF  =  $50,000
Fence                     0 LF @       $13.00 /LF  =        0
Signage & Lighting:                                    10,000
Landscaping:                                            5,000
Site Work                                              50,000
                                                     --------
                     Subtotal Site Improvements:                  115,000
                                                               ----------

                     Total Direct Costs:                         $882,261

INDIRECT COSTS

                     Land Loan Interest:              $45,600
                     Lease-Up Costs:                   37,220
                     Additional Fees & Permits         50,000
                     Professional Fees:                20,000
                                                     --------
                     TOTAL INDIRECT COSTS:                        152,820
                                                               ----------

Total Direct and Indirect Costs:                               $1,035,081

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd.   0%           0
                                                               ----------
Total Cost New of Improvements and Profit:                     $1,035,081

Less: Accrued Depreciation (Note Recognized In Insurable Value)         0
                                                               ----------
DEPRECIATED COST OF IMPROVEMENTS:                              $1,035,081

LESS: INSURANCE EXCLUSIONS
Basement Excavation(*)                  0.0%               $0
Foundations Below Ground(*)             3.4%          $35,193
Architects' Fees(**)                    5.7%          $59,000
Site Work & Improvements                             $115,000
                                                     --------
  Total Insurance Exclusions                                     (209,192)
                                                               ----------
Insurance Valuation by Cost Approach                             $825,888

                    INSURANCE VALUE ESTIMATE, ROUNDED            $826,000


(*)  Source: Marshall Valuation Service, Section 96
(**) Source: Marshall Valuation Service, Section 99